      As filed with the Securities and Exchange Commission on April ____, 1996.

                      Registration Statement No. 33-___________

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                   ------------------------------------------------

                                       FORM S-4

                                REGISTRATION STATEMENT

                                        UNDER

                              THE SECURITIES ACT OF 1933

                   ------------------------------------------------

                             FIRST MERCHANTS CORPORATION
                (Exact name of registrant as specified in its charter)


             INDIANA                                            35-1544218
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)
                                         6712
               (Primary Standard Industrial Classification Code Number)

                               200 East Jackson Street
                                Muncie, Indiana  47305
                                    (317) 747-1500
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   ------------------------------------------------

Larry R. Helms                            With a copy to:
Senior Vice-President                       David R. Prechtel, Esq.
First Merchants Corporation                 Bingham Summers Welsh & Spilman
200 East Jackson Street                     2700 Market Tower
Muncie, Indiana 47305                       10 West Market Street
(317) 747-1500                              Indianapolis, Indiana  46204
                                            (317) 635-8900

(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

    Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                           CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
    Title of each class       Amount               Proposed                Proposed           Amount of
      of securities            to be           maximum offering       maximum aggregate     registration
    to be registered        registered        price per unit (1)     offering price (1)        fee
- ------------------------------------------------------------------------------------------------------------
      Common Stock,            Up to
     no par value          942,685 shares            $ N/A               $15,741,284          $5,427.59

(1) Estimated solely for the purpose of calculating the registration fee and calculated as of December 31, 1995 in accordance with Rule 457(f)(2) on the basis of the book value of the securities to be exchanged for the common stock to be issued by the registrant.

                   ------------------------------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                                 Page 1 of 148 Pages

                            Exhibit Index is on Page 140

                             FIRST MERCHANTS CORPORATION

                                CROSS-REFERENCE SHEET

                                         FOR

                  REGISTRATION STATEMENT ON FORM S-4 AND PROSPECTUS


         Items of Form S-4             Headings in Prospectus
         -----------------             ----------------------

1.       Forepart of Registration      Forepart of Registration Statement;
         Statement and Outside Front   Outside Front Cover Page
         Cover Page of Prospectus

2.       Inside Front and Outside      Inside Front and Outside Back
         Back Cover Pages of           Cover Pages of Prospectus
         Prospectus

3.       Risk Factors, Ratio of        Summary; Summary of Selected Financial
         Earnings to Fixed Charges     Data; Comparative Per Share Data
         and Other Information

4.       Terms of the Transaction      Summary; General Information; Proposed
                                       Merger; Federal Income Tax Consequences;
                                       Comparative Per Share Data; Comparison
                                       of Common Stock

5.       Pro Forma Financial           Pro Forma Condensed Combined Financial
         Information                   Information

6.       Material Contacts with the    Not Applicable
         Company Being Acquired

7.       Additional Information        Not Applicable
         Required for Reoffering by
         Persons and Parties Deemed
         to be Underwriters

8.       Interests of Named Experts    Legal Opinions; Experts
         and Counsel

9.       Disclosure of Commission      Not Applicable
         Position on Indemnification
         for Securities Act
         Liabilities

10.      Information with Respect to   Summary of Selected Financial Data;
         S-3 Registrants               Comparative Per Share Data; Pro Forma
                                       Condensed Combined Financial Information

11.      Incorporation of Certain      Incorporation of Certain Documents by
         Information by Reference      Reference

12.      Information with Respect to   Not Applicable
         S-2 or S-3 Registrants

13.      Incorporation of Certain      Not Applicable
         Information by Reference

14.      Information with Respect to   Not Applicable
         Registrants Other Than S-3
         or S-2 Registrants

15.      Information with Respect to   Not Applicable
         S-3 Companies

16.      Information with Respect to   Not Applicable
         S-2 or S-3 Companies

17.      Information with Respect to   Summary of Selected Financial Data;
         Companies Other Than S-3 or   Description of Union National; Union
         S-2 Companies                 National's Management's Discussion &
                                       Analysis of Financial Condition &
                                       Results of Operations; Regulation and
                                       Supervision of First Merchants, Union
                                       National and Subsidiaries; Comparative
                                       Per Share Data; Index to Financial
                                       Statements

         Items of Form S-4             Headings in Prospectus
         -----------------             ----------------------

18.      Information if Proxies,       General Information; Proposed Merger;
         Consents or Authorizations    Description of First Merchants;
         are to be Solicited           Description of Union National

19.      Information if Proxies,       Not Applicable
         Consents or Authorizations
         are not to be Solicited or
         in an Exchange Offer

                                UNION NATIONAL BANCORP
                                    107 West Union
                                    P. O. Box 217
                               Liberty, Indiana  47353

                             NOTICE OF SPECIAL MEETING OF
                               SHAREHOLDERS TO BE HELD
                                   __________, 1996

To the Shareholders of
Union National Bancorp

       Notice is hereby given that, pursuant to the call of the Board of Directors, a Special Meeting of the Shareholders of Union National Bancorp ("Union National"), will be held on _______ ___, 1996, at ______ __.m. local time, at the main office of The Union County National Bank of Liberty ("Bank") located at 107 West Union, Liberty, Indiana 47353.

       The purposes of the Special Meeting are:

       1. To consider and vote upon the transactions contemplated by the Agreement of Reorganization and Merger dated January 24, 1996 between First Merchants Corporation and Union National, pursuant to which Union National will be merged with and into First Merchants Corporation and the Bank will become a wholly-owned subsidiary of First Merchants Corporation, as described in the accompanying Proxy Statement-Prospectus; and

       2. To transact such other business as may properly be presented at the Special Meeting.

       Only shareholders of record at the close of business on _________ ___, 1996 will be entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

       Shareholders of Union National are entitled to assert dissenters' rights of appraisal in connection with the proposed merger under Chapter 44 of the Indiana Business Corporation Law, a copy of which is attached as Appendix B to the accompanying Proxy Statement-Prospectus.

_________ ___, 1996           By Order of the Board of Directors

                              Ted J. Montgomery, President

              YOUR VOTE IS IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY.

             THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST TWO-THIRDS (2/3)
                     OF THE OUTSTANDING SHARES OF COMMON STOCK OF
                       UNION NATIONAL IS REQUIRED FOR APPROVAL
                    OF THE AGREEMENT OF REORGANIZATION AND MERGER.

               IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE
                  MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND
                 RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                      PROSPECTUS
                                          OF
                             FIRST MERCHANTS CORPORATION
                                         AND
                                   PROXY STATEMENT
                                          OF
                                UNION NATIONAL BANCORP



                                     COMMON STOCK

       This Proxy Statement-Prospectus serves as a Prospectus with respect to a maximum of 942,685 shares of common stock, no par value, of First Merchants Corporation ("First Merchants") being offered to shareholders of Union National Bancorp ("Union National") in connection with the proposed merger ("Merger") of Union National with and into First Merchants. It also constitutes the Proxy Statement of Union National to be used in connection with the Special Meeting of Shareholders to be held on ________ ___, 1996, for the purpose of voting on the Merger.

       On the effective date of the Merger, Union National will merge with and into First Merchants and each share of Union National common stock shall be converted into the right to receive four and 86/100 (4.86) shares of First Merchants common stock. First Merchants will pay cash for any fractional share interests resulting from the exchange ratio.

       The Merger is subject to the approval of the shareholders of Union National, receipt of required regulatory approvals and certain other conditions set forth in the Agreement of Reorganization and Merger (the "Agreement") dated January 24, 1996, by and between First Merchants and Union National, a copy of which is attached hereto as Appendix A. The Board of Directors of Union National received the written opinion of Alex Sheshunoff & Co. Investment Banking, dated February 29, 1996, that the terms of the Merger are fair from a financial point of view to Union National shareholders.

                   ------------------------------------------------

                            THESE SECURITIES HAVE NOT BEEN
                      APPROVED OR DISAPPROVED BY THE SECURITIES
                         AND EXCHANGE COMMISSION, NOR HAS THE
                        COMMISSION PASSED UPON THE ACCURACY OR
                   ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   ------------------------------------------------


         The date of this Proxy Statement-Prospectus is _________ ___, 1996.

                                AVAILABLE INFORMATION


    First Merchants is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. First Merchants' common stock is quoted on the NASDAQ National Market System and such documents may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    First Merchants has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the shares of First Merchants common stock to be issued in connection with the Merger. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement, including the exhibits filed as a part thereof, which can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at the addresses set forth above.

    All information contained in this Proxy Statement-Prospectus with respect to Union National and The Union County National Bank of Liberty ("Bank") has been supplied by Union National and Bank, respectively, and all information contained in this Proxy Statement-Prospectus with respect to First Merchants has been supplied by First Merchants.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING UNINCORPORATED EXHIBITS) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROXY STATEMENT-PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO LARRY R. HELMS, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, FIRST MERCHANTS CORPORATION, 200 EAST JACKSON STREET, MUNCIE, INDIANA 47305 (317) 747-1500. IN ORDER TO ASSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY ____________________, 1996.

    The following documents previously filed by First Merchants with the Commission pursuant to the Exchange Act are incorporated herein by reference:

       1. First Merchants' Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

       All documents subsequently filed by First Merchants pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date on which the Special Meeting is held shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the date of filing such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

       NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, NOR THE SOLICITATION OF A

PROXY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS, NOR ANY DISTRIBUTION OF THE SECURITIES COVERED HEREBY AT ANY TIME SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FIRST MERCHANTS OR UNION NATIONAL SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SUMMARY OF SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . .

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

PROPOSED MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Description of the Merger. . . . . . . . . . . . . . . . . . . . . . . .
      Background and Reasons for the Merger. . . . . . . . . . . . . . . . . .
      Opinion of Investment Banker . . . . . . . . . . . . . . . . . . . . . .
      Recommendation of the Board of Directors . . . . . . . . . . . . . . . .
      Exchange of Union National Common Stock. . . . . . . . . . . . . . . . .
      Rights of Dissenting Shareholders. . . . . . . . . . . . . . . . . . . .
      Resale of First Merchants Common Stock by Union National Affiliates. . .
      Conditions to Consummation . . . . . . . . . . . . . . . . . . . . . . .
      Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Restrictions Affecting Union National. . . . . . . . . . . . . . . . . .
      Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .
      Effective Date of the Merger . . . . . . . . . . . . . . . . . . . . . .
      Management After the Merger. . . . . . . . . . . . . . . . . . . . . . .

FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . . . .

COMPARATIVE PER SHARE DATA . . . . . . . . . . . . . . . . . . . . . . . . . .
      Nature of Trading Market . . . . . . . . . . . . . . . . . . . . . . . .
      Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Existing and Pro Forma Per Share Information . . . . . . . . . . . . . .

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION . . . . . . . . . . . . . .

DESCRIPTION OF FIRST MERCHANTS . . . . . . . . . . . . . . . . . . . . . . . .
      Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Acquisition Policy and Pending Transactions. . . . . . . . . . . . . . .
      Incorporation of Certain Information by Reference. . . . . . . . . . . .

DESCRIPTION OF UNION NATIONAL. . . . . . . . . . . . . . . . . . . . . . . . .
      Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Security Ownership of Certain Beneficial Owners and Management . . . . .
      Certain Relationships and Related Transactions . . . . . . . . . . . . .

UNION NATIONAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
      CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . .

                                                                            PAGE
                                                                            ----

REGULATION AND SUPERVISION OF FIRST MERCHANTS,
UNION NATIONAL AND SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . .
      Bank Holding Company Regulation. . . . . . . . . . . . . . . . . . . . .
      Capital Adequacy Guidelines for Bank Holding Companies . . . . . . . . .
      Bank Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Bank Capital Requirements. . . . . . . . . . . . . . . . . . . . . . . .
      Branches and Affiliates. . . . . . . . . . . . . . . . . . . . . . . . .
      FDICIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Deposit Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Recent Legislation . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Additional Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .

COMPARISON OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . .
      Authorized But Unissued Shares . . . . . . . . . . . . . . . . . . . . .
      Preemptive Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Dividend Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Assessment and Redemption. . . . . . . . . . . . . . . . . . . . . . . .
      Anti-Takeover Provisions . . . . . . . . . . . . . . . . . . . . . . . .
      Director Liability . . . . . . . . . . . . . . . . . . . . . . . . . . .

LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . F-1

APPENDICES
      A.  Agreement of Reorganization and Merger . . . . . . . . . . . . . A-1
      B.  Indiana Business Corporation Law, Chapter 44
          (Dissenters' Rights of Appraisal). . . . . . . . . . . . . . . . B-1
      C.  Fairness Opinion of Alex Sheshunoff & Co. Investment Banking . . C-1

                                       SUMMARY


       The following is a brief summary of certain information contained elsewhere in this Proxy Statement-Prospectus and was prepared to assist shareholders in their review of the Proxy Statement-Prospectus. This summary does not purport to be complete and is qualified in all respects by reference to the full text of this Proxy Statement-Prospectus and the appendices hereto.


THE SHAREHOLDERS MEETING:

Date, Time and Place              __________ ____, 1996, at _____ o'clock
                                  __.m., local time, at the main office of The
                                  Union County National Bank of Liberty
                                  ("Bank"), 107 West Union, Liberty, Indiana
                                  47353.

Purpose of the Meeting            To consider and vote upon the Agreement of
                                  Reorganization and Merger (the "Agreement"), dated January 24, 1996 by and between First
                                  Merchants Corporation ("First Merchants") and
                                  Union National Bancorp ("Union National"), pursuant to which Union National will merge
                                  (the "Merger") with and into First Merchants and the Bank will become a wholly-owned subsidiary of First Merchants. A copy of the Agreement is attached to this Proxy Statement
                                  Prospectus as Appendix A.  See "NOTICE OF
                                  SPECIAL MEETING OF SHAREHOLDERS" and the discussions under the captions "GENERAL
                                  INFORMATION" and "PROPOSED MERGER."

Required Shareholder Vote         Approval of the Agreement by the affirmative
                                  vote, in person or by proxy, of the holders of at least two-thirds (2/3) of the outstanding shares of Union National common stock is required under Union National's
                                  Articles of Incorporation.  Executive
                                  officers and members of the Board of
                                  Directors of Union National control in the aggregate, directly and indirectly, approximately 46% of the outstanding shares of Union National common stock. Each member of the Union National Board of Directors has agreed to cause or use his reasonable efforts to cause the shares of Union National common stock beneficially owned by him to be voted in favor of the Merger. As of March 31, 1996, the members of the Union National Board of Directors beneficially owned 83,911 or approximately 43% of the shares of Union
                                  National common stock outstanding.  See
                                  "GENERAL INFORMATION," "PROPOSED MERGER--
                                  Conditions to Consummation," "PROPOSED
                                  MERGER--Recommendation of the Board of
                                  Directors," and "DESCRIPTION OF UNION
                                  NATIONAL--Security Ownership of Management."

Shares Outstanding and            As of _______ ___, 1996, Union National had
Entitled to Vote                  193,968 shares of common stock issued and
                                  outstanding. Union National shareholders of record at the close of business on ______ ___, 1996 are entitled to notice of, and to vote at, the Special Meeting of Shareholders. See
                                  "GENERAL INFORMATION."

Proxies Proxies are revocable at any time before they are exercised. See "GENERAL INFORMATION."

THE PARTIES TO THE                First Merchants is a multi-bank holding
TRANSACTION:                      company organized under the laws of the State
                                  of Indiana and headquartered in Muncie,
                                  Indiana. First Merchants has three banking subsidiaries, First Merchants Bank, National
                                  Association ("First Merchants Bank"), First
                                  United Bank and Pendleton Banking Company.
                                  First Merchants' principal executive offices are located at 200 East Jackson Street, Box
                                  792, Muncie, Indiana 47305 and its telephone number is (317) 747-1500. See "DESCRIPTION
                                  OF FIRST MERCHANTS."

                                  First Merchants has entered into a definitive agreement to acquire Randolph County Bancorp and its wholly-owned subsidiary, The Randolph County Bank. See "DESCRIPTION OF FIRST MERCHANTS--Acquisition Policy and Pending Affiliations."

                                  Union National is a one bank holding company organized under the laws of the State of Indiana. The Bank is a wholly-owned subsidiary of Union National. Union National's principal executive offices are located at 107 West Union, P. O. Box 217, Liberty, Indiana 47353 and its telephone number is (317) 458-5131. See "DESCRIPTION OF UNION NATIONAL."


THE MERGER:

Description of the                On the effective date of the Merger, Union
Merger                            National will merge with
                                  and into First Merchants and the separate corporate existence of Union National will cease. As a result of the Merger, the Bank will become a wholly-owned subsidiary of First Merchants. First Merchants is accounting for the Merger as a pooling of interests transaction. See "PROPOSED
                                  MERGER--Description of the Merger."

Exchange of Union National        On the effective date of the Merger, each
                                  outstanding share Common StockUnion National common stock will be converted into the right to receive four and 86/100 (4.86) shares of First Merchants common stock. Cash will be paid for fractional shares of First Merchants common stock resulting from the exchange ratio. See "PROPOSED MERGER--Exchange of
                                  Union National Common Stock" and Appendix A to this Proxy Statement-Prospectus.

Recommendation of the             The Union National Board of Directors has
Board of Directors                unanimously approved the Agreement and
                                  unanimously recommends that Union National shareholders approve the Agreement. Each member of the Union National Board of Directors has agreed to cause or use his reasonable efforts to cause the shares of Union National common stock beneficially owned by him to be voted in favor of the Merger. As of March 31, 1996, the members of the Union National Board of Directors beneficially owned 83,911 or approximately
                                  43% of the shares of Union National common stock outstanding. See "PROPOSED MERGER --
                                  Recommendation of the Board of Directors."

Reasons for the                   The Merger will provide the customers and
Merger                            communities that the Bank serves with
                                  enhanced borrowing opportunities, additional resources and banking expertise and the opportunity to receive new and expanded financial products and services. Union
                                  National shareholders who receive First
                                  Merchants common stock under the Agreement may benefit from ownership in a company whose common stock is traded in the over-the-counter market and reported on the NASDAQ National
                                  Market System, as there presently exists no active trading market for shares of Union
                                  National common stock.  See "PROPOSED MERGER--
                                  Background and Reasons for the Merger."

Opinion of Investment             The Board of Directors of Union National has
Banker                            received the written opinion of Alex
                                  Sheshunoff & Co. Investment Banking, dated
                                  February 29, 1996, that the terms of the Merger are fair from a financial point of view to the shareholders of Union National.
                                  See "PROPOSED MERGER--Opinion of Investment
                                  Banker" and Appendix C to this Proxy
                                  Statement-Prospectus.

Conditions to the                 Consummation of the Merger is subject to
Merger                            certain conditions which
                                  include, among others, the approval of the Agreement by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Union National common stock, the receipt of required regulatory approvals, the receipt of a letter from First
                                  Merchants' independent public accountants as to its ability to account for the Merger as a pooling of interests, and the receipt of an opinion of counsel with respect to certain federal income tax matters. See "PROPOSED
                                  MERGER--Conditions to Consummation."

Termination of the                The Agreement may be terminated before the
Merger                            Merger becomes effective upon the occurrence
                                  of certain events, including, among others, a material misrepresentation in or a breach of the Agreement by First Merchants or Union
                                  National, a material adverse change in the financial condition of First Merchants or Union National since September 30, 1995, the failure of the Merger to qualify as a tax-free reorganization, the failure of the Merger to qualify for pooling of interests accounting treatment, the Merger not having been consummated by December 31, 1996, the acquisition by a third party of First
                                  Merchants or any of its subsidiaries, or the issuance or redemption by First Merchants of shares of its capital stock in certain types of transactions which dilute the projected earnings per share or book value per share attributable to the shares to be received by Union National shareholders in the Merger.
                                  See "PROPOSED MERGER -- Termination."

Effective Date of the             First Merchants and Union National anticipate
Merger                            that the Merger will be completed during the
                                  ______________ quarter of 1996.  See
                                  "PROPOSED MERGER--Effective Date of the
                                  Merger."

Management and Operations         As a result of the Merger, Union National's
After the Merger                  corporate existence will
                                  cease.  Accordingly, the directors and
                                  officers of Union National will not serve in such capacities after the effective date of the Merger. The directors and officers of the Bank serving on the effective date of the Merger will continue in their respective positions after consummation of the Merger, subject to the Bank's Articles of Incorporation and By-Laws. Bank directors who desire to continue to serve in that capacity shall do so for at least the remainder of the one (1)-year terms to which they have been elected. In accordance with the Agreement and in connection with the first annual meeting of the shareholders of First Merchants after the Merger, First
                                  Merchants shall cause all necessary corporate action to be taken to cause two (2) of the current members of the Board of Directors of Union National to be nominated for election as members of First Merchants' Board of Directors for three (3)-year terms. See
                                  "PROPOSED MERGER-- Management After the
                                  Merger" and "DESCRIPTION OF UNION
                                  NATIONAL--Management."

Federal Income Tax                In general, no gain or loss, for federal
Consequences to Union             income tax purposes, will be recognized by
National Shareholders             Union National shareholders upon distribution
                                  to them of shares of First Merchants common stock. Gain or loss, for federal income tax purposes, will be recognized, however, with respect to cash payments made to shareholders of Union National who perfect their dissenters' rights or who receive cash in lieu of fractional share interests resulting from the exchange ratio. Shareholders are urged to consult with their tax advisors with respect to the tax consequences of the Merger to them. See "FEDERAL INCOME TAX
                                  CONSEQUENCES."

Dissenters' Rights                Shareholders of Union National have
                                  dissenters' rights of appraisal established by Indiana law entitling them to receive cash for their shares of Union National common stock. In general, to exercise these rights, a shareholder must (1) deliver to Union
                                  National before the vote on the Agreement is taken a written notice of the shareholder's intent to demand payment in cash for the shares of Union National common stock owned by the shareholder if the Merger is effectuated; (2) not vote in favor of the Agreement; and (3) strictly follow all other requirements of Indiana law. See "PROPOSED
                                  MERGER--Rights of Dissenting Shareholders" and Appendix B to this Proxy
                                  Statement-Prospectus.

Resale of First                   Certain resale restrictions apply to the sale
Merchants Common Stock            or transfer of the shares of First Merchants
                                  common stock issued to directors, executive officers and 10% shareholders of Union
                                  National in exchange for their shares of Union National common stock. See "PROPOSED
                                  MERGER--Resale of First Merchants Common
                                  Stock by Union National Affiliates."

Comparative Shareholder           The rights of shareholders of First Merchants
Rights                            and Union National differ in some respects.
                                  Upon completion of the Merger, Union National
                                  shareholders who receive First Merchants
                                  common stock will take such stock subject to
                                  its terms and conditions.  The Articles of
                                  Incorporation of First Merchants contain
                                  certain anti-takeover measures which may
                                  discourage or render more
                                  difficult a subsequent takeover of First
                                  Merchants by another corporation.   See
                                  "COMPARISON OF COMMON STOCK."

Trading Market for                There is currently no established trading
Common Stock                      market for shares of Union National common
                                  stock. Shares of First Merchants common stock are traded in the over-the-counter market and are reported on the NASDAQ
                                  National Market System.  The closing price of
                                  First Merchants common stock as reported by the NASDAQ National Market System was $26.25 per share on January 23, 1996, the business day before the Merger was publicly announced, and was $______ per share on _______ ___,
                                  1996.  See "COMPARATIVE PER SHARE DATA."

                 SUMMARY OF SELECTED FINANCIAL DATA - FIRST MERCHANTS

       The following summary sets forth selected consolidated financial information regarding First Merchants. This information should be read in conjunction with the financial statements and notes appearing elsewhere within this Proxy Statement-Prospectus.

                                                     Twelve Months Ended December 31,
                                                     --------------------------------
                                         1995         1994         1993         1992          1991
                                         ----         ----         ----         ----          ----
                                              (Dollars in Thousands, Except Per Share Amounts)
RESULTS OF OPERATIONS

  Net Interest Income
  (Fully Taxable Equivalent Basis)    $ 29,245     $ 28,282     $ 26,806     $ 26,400      $ 23,277

  Net Interest Income                   27,881       26,983       25,508       25,210        21,957

  Provision for Loan Losses                640          782        1,014        1,357         1,401

  Net Interest Income After
  Provision for Loan Losses             27,241       26,201       24,494       23,853        20,556

  Total Other Income                     6,907        6,298        6,588        5,576         5,229

  Total Other Expenses                  18,842       18,434       18,214       17,603        15,792

  Income Before Income Tax
  Expense and Change in
  Accounting Method                     15,306       14,065       12,868       11,826         9,993

  Net Income                             9,858        9,158        8,699        7,785         6,759

PER SHARE DATA (1)

  Income Before Change in
  Accounting Methods                     $1.95        $1.80        $1.65        $1.53         $1.39

  Net Income                              1.95         1.80         1.70         1.53          1.39

  Cash Dividends Paid                      .77          .71          .63          .57           .53

  December 31 Book Value                 15.92        14.07        13.53        12.53         11.57

  December 31 Market Value
  (Bid Price)                            25.75        20.83        19.33        19.00         12.45

AVERAGE BALANCES

  Total Assets                        $665,347     $634,868     $626,398     $603,067      $560,412

  Total Loans                          413,940      388,639      357,028      329,750       300,276

  Total Deposits                       538,539      514,029      517,826      501,526       441,302

  Total Stockholders' Equity            76,001       70,104       66,887       61,246        54,473

YEAR-END BALANCES

  Total Assets                        $707,859     $644,606     $626,113     $616,859      $596,573

  Total Loans                          419,730      401,605      376,872      350,308       323,382

  Total Deposits                       588,156      529,830      506,302      511,971       484,824

  Total Stockholders' Equity            80,473       71,018       68,804       63,935        58,472


                                       vi


                                                       Twelve Months Ended December 31,
                                                       --------------------------------
                                           1995         1994         1993         1992          1991
                                           ----         ----         ----         ----          ----
FINANCIAL RATIOS

  Return on Average Assets                1.48%        1.44%        1.39%        1.29%         1.21%

  Return on Average
  Stockholders' Equity                   12.97        13.06        13.01        12.71         12.41

  Average Earning Assets
  to Total Assets                        94.65        94.05        93.71        93.93         93.82

  Allowance for Loan Losses
  as % of Total Loans                     1.18         1.24         1.27         1.24          1.20

  Dividend Payout Ratio                  39.49        39.44        37.06        37.25         38.13

  Average Stockholders' Equity
  to Average Assets                      11.42        11.04        10.68        10.16          9.72

  Tax Equivalent Yield on
  Earning Assets                          8.15         7.44         7.38         8.31          9.48

  Cost of Supporting Liabilities          3.51         2.70         2.81         3.65          5.05

  Net Interest Margin on Earning
  Assets                                  4.64         4.74         4.57         4.66          4.43

_______________________

(1) Per share amounts have been adjusted to give retroactive effect to First Merchants' October, 1995 three-for-two stock split and January, 1993 three-for-two stock split.

Amounts include First United Bank subsequent to its acquisition on July 31, 1991.

                 SUMMARY OF SELECTED FINANCIAL DATA - UNION NATIONAL

    The following summary sets forth selected consolidated financial information regarding Union National. This information should be read in conjunction with the financial statements and notes appearing elsewhere within this Proxy Statement-Prospectus.

                                                       Twelve Months Ended December 31,
                                                       --------------------------------
                                           1995         1994         1993         1992          1991
                                           ----         ----         ----         ----          ----
                                              (Dollars in Thousands, Except Per Share Amounts)
RESULTS OF OPERATIONS

  Net Interest Income
  (Fully Taxable Equivalent Basis)    $  4,988     $  4,818     $  4,779     $  4,502      $  3,870

  Net Interest Income                    4,562        4,357        4,343        4,122         3,523

  Provision for Loan Losses                340          300          400          564           472

  Net Interest Income After
  Provision for Loan Losses              4,222        4,057        3,943        3,558         3,051

  Total Other Income                       463          379          343          320           234

  Total Other Expenses                   2,617        2,584        2,490        2,314         2,019

  Income Before Income Tax
  Expense and Change in
  Accounting Method                      2,068        1,852        1,796        1,186           960

  Net Income                             1,523        1,403        1,352        1,186           960

PER SHARE DATA

  Income Before Change in
  Accounting Methods                  $   7.85     $   7.22     $   6.96     $   6.13      $   4.96

  Net Income                              7.85         7.22         7.32         6.13          4.96

  Cash Dividends Paid                     1.40         1.20         1.10         1.00           .90

  December 31 Book Value                 81.15        69.01        65.11        58.90         53.77

AVERAGE BALANCES

  Total Assets                        $153,042     $139,618     $129,979     $120,913      $109,496

  Total Loans                           86,567       82,442       75,384       65,334        54,666

  Total Deposits                       126,956      115,409      108,221      102,166        93,631

  Federal Home Loan Bank Advances        8,000        7,692        5,833        3,583           878

  Total Stockholders' Equity            14,390       13,184       12,022       10,897        10,025

YEAR-END BALANCES

  Total Assets                        $161,078     $145,115     $135,942     $124,331      $114,630

  Total Loans                           89,850       83,258       78,480       70,246        58,496

  Total Deposits                       132,339      121,398      110,798      104,666        97,608

  Federal Home Loan Bank Advances        8,000        8,000        6,000        4,000         2,000

  Total Stockholders' Equity            15,741       13,409       12,652       11,400        10,407


                                      viii


                                                       Twelve Months Ended December 31,
                                                       --------------------------------
                                           1995         1994         1993         1992          1991
                                           ----         ----         ----         ----          ----
FINANCIAL RATIOS

  Return on Average Assets               1.00%        1.00%        1.04%         .98%          .88%

  Return on Average
  Stockholders' Equity                   10.58        10.64        11.25        10.88          9.58

  Average Earning Assets
  to Total Assets                        97.05        97.16        96.13        95.88         94.84

  Allowance for Loan Losses
  as % of Total Loans                     1.27         1.34         1.40         1.53          1.50

  Dividend Payout Ratio                  17.83        16.62        15.03        16.31         18.15
  Average Stockholders' Equity
  to Average Assets                       9.40         9.44         9.25         9.01          9.16

  Tax Equivalent Yield on
  Earning Assets                          8.01         7.56         7.84         8.79          9.93

  Cost of Supporting Liabilities          4.61         3.97         4.02         4.91          6.21

  Net Interest Margin on Earning
  Assets                                  3.40         3.59         3.82         3.88          3.72

PROSPECTUS OF                                                 PROXY STATEMENT OF
FIRST MERCHANTS CORPORATION                               UNION NATIONAL BANCORP


                ------------------------------------------------
                          SPECIAL MEETING OF SHAREHOLDERS OF
                                UNION NATIONAL BANCORP
                           TO BE HELD ON             , 1996
                                      ------------

                ------------------------------------------------



                                 GENERAL INFORMATION


    This Proxy Statement-Prospectus is furnished to the shareholders of Union National Bancorp ("Union National") in connection with the solicitation by the Board of Directors of Union National of proxies for use at the Special Meeting of Shareholders to be held on _________________, _____________ ___,
1996, at _______ o'clock __.m., local time, at the main office of The Union County National Bank of Liberty (the "Bank"), 107 West Union, Liberty, Indiana 47353. This Proxy Statement-Prospectus is first being mailed to Union National shareholders on _________ ___, 1996.

    The purpose of the Special Meeting is to consider and vote upon an Agreement of Reorganization and Merger (the "Agreement"), dated January 24, 1996, by and between First Merchants Corporation ("First Merchants") and Union National. Pursuant to the Agreement, Union National will merge with and into First Merchants (the "Merger") and the Bank will become a wholly-owned subsidiary of First Merchants.

    Approval of the Agreement by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Union National common stock is required. Only holders of record of Union National common stock at the close of business on _________ ___, 1996, the record date, are entitled to notice of, and to vote at, the Special Meeting. Union National had 193,968 shares of no par value common stock issued and outstanding on the record date, which shares were held of record by approximately 149 shareholders. For each matter to be voted on at the Special Meeting, each share of Union National common stock is entitled to one vote.

    The cost of soliciting proxies will be borne by Union National. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by directors, officers, and certain employees of Union National, who will not be specially compensated for such soliciting.

    The shares represented by proxies properly signed and returned will be voted at the Special Meeting as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted FOR approval of the Agreement described in this Proxy Statement-Prospectus and in accordance with the judgment of the persons named as proxies in the proxy with respect to any other matter which may properly come before the Special Meeting. See "PROPOSED MERGER--Rights of Dissenting Shareholders." Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of a proxy will not affect a shareholder's right to vote in person if he or she attends the Special Meeting. Revocation may be made by a later dated proxy delivered to Union National; by written notice sent to the Secretary of Union National Bancorp at 107 West Union, P. O. Box 217, Liberty, Indiana 47353; or by personal oral or written request at the Special Meeting. To be effective, any revocation must be received before the proxy is exercised.


                                   PROPOSED MERGER

    The following summary of certain aspects of the Agreement does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, which is attached to this Proxy Statement-Prospectus as Appendix A and is incorporated into this Proxy Statement-Prospectus by reference.

DESCRIPTION OF THE MERGER

    Under the terms of the Agreement, Union National will merge with and into First Merchants and the separate corporate existence of Union National will cease. As a result, the Bank will become a wholly-owned subsidiary of First Merchants. It is the present intention of First Merchants to continue to operate the Bank as a subsidiary after the effective date of the Merger. The Merger will be accounted for as a pooling of interests transaction.

    As of December 31, 1995, Union National had consolidated assets of approximately $161.0 million, consolidated deposits of approximately
$132.3 million, consolidated shareholders' equity of approximately $15.7 million and consolidated net income for the year then ended of approximately $1.5 million. Based on the pro forma financial information included elsewhere in this Proxy Statement-Prospectus and assuming that the Merger had been consummated on December 31, 1995, Union National represented as of such date 18.5% of the consolidated assets of First Merchants, 18.4% of consolidated deposits, 16.4% of consolidated shareholders' equity and, for the year then ended, 13.4% of consolidated net income. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

BACKGROUND AND REASONS FOR THE MERGER

    Union National's Board of Directors continually assesses the future of the banking industry and Union National's position in the industry as part of the Board's strategic planning function. In developing Union National's direction, management has traditionally held to the Board caveat that any strategic plan must allow for the ongoing independence of Union National. The Board's view of the many changes in the financial services industry in recent years led it to broaden the scope of the parameters to be considered in developing strategies for the future. This broader interpretation of the future of Union National and the Bank led to expansion in counties outside of Union County, shifts in the mix of assets and liabilities, investments in new technology and services, investment in future expansion in Ohio, and finally, in 1994, consideration of the impact on Union National's competitiveness and on shareholder value of affiliation with a larger institution.

    In 1994, the Board of Directors of Union National charged the Executive Committee with the responsibility to review these issues and to present alternatives that would enhance shareholder value while improving competitiveness and maintaining the basic culture of the institution. A subcommittee of the Executive Committee was formed and reported to the Board in September of 1995. The report identified as especially significant (i) the future value of Union National shares given current market strategies relative to the future value of other banks; (ii) barriers to growth; (iii) technology and the relative ability of the Bank to stay competitive; and (iv) bank regulation as an impediment to profitability. Among the barriers to growth cited were: increased competition from non-bank providers of financial services; difficulties in sustaining share value by continued use of current strategies and technology; and how, as a practical matter, Union National could not expect to grow by acquisition. Targeted institutions' owners often expect to receive a multiple of 1.5 or more times book value; such an acquisition would be unacceptably dilutive to Union National's shareholders. Further, Union National shares would not be a very attractive medium of exchange because of lack of liquidity associated with ownership of such shares.

    Technology was identified as a major factor, moving the delivery of financial services in new directions. Technological advances in financial products and services as well as in internal bank systems can usually be exploited more efficiently by a larger institution. Trends cast doubt upon the continued availability and affordability of state-of-the-art technology to institutions like the Bank. Somewhat similarly, the regulatory burden of operating a bank imposes a special hardship on a community bank that is not operating at a scale to permit it to efficiently spread the costs of development and implementation of compliance systems across a large base of earning assets.

    At its meeting in October of 1995, the Union National Board reached a consensus that in considering the strategic directions open to Union National, the Board first and foremost would be guided by the goal of optimizing shareholder value, both long-term and short-term, while maintaining the obligations Union National and the Bank had to their communities, their employees, and the concept of community banking. The process continued of developing and articulating the characteristics that were most important in considering any affiliation prospect. Ultimately the Board established nine principles in assessing any merger partner, as follows:

         1. A stock-for-stock merger is preferred because it enables Union National shareholders to receive new shares without realizing any gain immediately taxable to them. The value of the stock received must be fair, with fairness to Union National shareholders independently reviewed and confirmed. See "PROPOSED MERGER -- Opinion of Investment Banker" and Appendix C.

         2.   The shares received in any merger should be marketable.

         3. The dividend history of the merger partner should be such that, if continued, would result in Union National shareholders receiving higher levels of dividends.

         4. Employees should receive reasonable assurances to retain their current employment while having career opportunities enhanced.

         5. The merger partner should have achieved or be capable of achieving the size to more efficiently manage compliance and regulatory costs; exploit new technology; acquire non-bank financial assets as appropriate; provide enhanced liquidity in its stock; and offer a more complete array of quality financial products and services.

         6. The merger partner should be small enough that Union National shareholders will have relevance to the resulting organization so that the merger would be in the nature of a partnership.

         7. The merger partner should not have a track record of dilutive mergers.

         8. The merger partner should have a strong strategic focus, have the ability to achieve continuity of management, and have adequate depth of management.

         9. The merger partner should be committed to the concept of community banking and should have a track record supporting that commitment.

    From its general familiarity with the Bank's markets and from other investigations conducted as to other geographical areas in which prospective merger partners might be operating, the Board of Directors realized that the universe of prospective merger partners who met most of the above criteria was small. During the few months around the time of the October, 1995, Board meeting, private and informal discussions were held with representatives of First Merchants. Over time, Union National management confirmed that First Merchants met all of the criteria.

    At its November meeting, the Union National Board of Directors considered the interest of First Merchants in becoming Union National's merger partner.
The Board analyzed the opportunities presented by First Merchants, utilizing the above criteria, and concluded that First Merchants was such a desirable prospective merger partner, and that it was so unlikely that any other prospect could compare as favorably, that Union National should attempt to negotiate a definitive agreement with First Merchants, with such a definitive agreement to be presented to the Board for it to accept or reject. The negotiating and drafting process commenced and continued into December and January.

    The terms of the Agreement were agreed upon in arm's length negotiations conducted between the respective managements of Union National and First Merchants. The factors considered by the Board of Directors of Union National prior to entering into the Agreement, in addition to (and somewhat overlapping with) the nine criteria above, included, but were not limited to, the amount and form of consideration offered by First Merchants for the shares of Union National common stock; the financial condition, recent results of operations and prospects of Union National and First Merchants; the strength of the management of First Merchants; the historic prices for shares of Union National and First Merchants common stock; and the future prospects of Union National in light of increased deregulation and competition within the financial services industry. Union National shareholders will benefit from ownership of a larger financial institution and from ownership of common stock which is traded on the NASDAQ National Market System. Further, the Board of Directors of Union National relied upon the opinion of Alex Sheshunoff & Co. Investment Banking that the Merger is fair from a financial point of view to the shareholders of Union National. See "PROPOSED MERGER -- Opinion of Investment Banker" and Appendix C. All of the foregoing factors were integral components in the determination of the consideration to be exchanged for each share of Union National common stock.

    At its January meeting, the Union National Board of Directors discussed in detail the then-latest draft of the Agreement. Having concluded that affiliating with First Merchants and executing and delivering an appropriate definitive agreement were in the best interests of Union National and its shareholders, and having reviewed the then-latest draft thereof, the Union National Board of Directors unanimously authorized and directed Ted J. Montgomery, as President of Union National, to execute and deliver a definitive agreement for and on behalf of Union National after certain points, identified in the meeting, were finalized and reflected in the agreement. Mr. Montgomery did so on January 24, 1996.


OPINION OF INVESTMENT BANKER

    The Board of Directors of Union National retained Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") to render an opinion concerning the fairness, from a financial point of view, of the Merger to the shareholders of Union National. Sheshunoff is an investment banking firm which is regularly engaged in the valuation of commercial banks and their securities in connection with mergers and acquisitions. Union National selected Sheshunoff upon the basis of its reputation and experience in evaluating the management, operations and financial condition of banks and bank holding companies.

    Sheshunoff has rendered a written opinion, dated February 29, 1996, that the Merger, pursuant to which shares of Union National common stock will be converted into and exchanged for the right to receive shares of First Merchants common stock and/or cash in accordance with the Agreement, is fair to the shareholders of Union National from a financial point of view. The procedures and methodology followed by Sheshunoff in rendering its opinion are discussed in its opinion, a copy of which is attached to this Proxy Statement-Prospectus as Appendix C. As compensation for its services in rendering the fairness opinion, Union National has agreed to pay Sheshunoff a fee in the amount of $15,000.00 and to reimburse Sheshunoff for all reasonably incurred out-of-pocket expenses. Sheshunoff has been paid the full amount of this fee. In addition, Union National has agreed to indemnify Sheshunoff from liability in connection with the transaction, including liabilities under applicable Federal securities laws and reasonable legal fees and expenses incurred in defending any such claims.

    Neither First Merchants nor Union National have had any material or compensable relationship with Sheshunoff, its affiliates, and/or unaffiliated representatives during the past two years and none is anticipated in the future.


RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF UNION NATIONAL HAS CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE AGREEMENT.

    Each member of the Board of Directors of Union National has entered into an agreement with First Merchants to cause all shares of Union National owned by him and shares as to which he has voting control to be voted in favor of the Merger and to use his reasonable efforts to cause all shares of Union National beneficially owned by him as to which he does not have voting control to be voted in favor of the Merger. The members of the Board of Directors of Union National beneficially own 83,911 or approximately 43% of the shares of Union National outstanding on March 31, 1996.

EXCHANGE OF UNION NATIONAL COMMON STOCK

    Under the terms of the Agreement, as of the effective date of the Merger, each outstanding share of Union National common stock, other than shares as to which dissenters' rights have been exercised, will be converted into the right to receive four and 86/100 (4.86) shares of First Merchants common stock.

    No fractional shares of First Merchants common stock will be issued to shareholders of Union National in connection with the Merger. Each shareholder who otherwise would be entitled to a fractional interest in a First Merchants share as a result of the exchange ratio will, upon surrender of all of the shareholder's certificates representing Union National shares of common stock, promptly receive an amount of cash equal to the fraction of the average of the closing price of First Merchants common stock as reported on NASDAQ in the over-the-counter market for the five trading days immediately preceding the effective date of the Merger.

    After the effective date of the Merger, stock certificates previously representing Union National common stock will represent only the right to receive shares of First Merchants common stock and cash for any fractional shares, or, in the case of dissenters, the right to receive cash. Prior to the surrender of Union National stock certificates for exchange subsequent to the effective date, the holders of such shares entitled to receive shares of First Merchants common stock and cash for fractional shares will not be entitled to receive payment of dividends or other distributions declared on such shares of First Merchants common stock. Upon exchange of such certificates, however, any accumulated dividends or other distributions previously declared and withheld on the shares of First Merchants common stock will be paid, without interest. On the effective date of the Merger, the stock transfer books of Union National will be closed and no transfer of shares of Union National common stock will thereafter be made. If, after the effective date, certificates representing shares of Union National common stock are presented for registration or transfer, they will be cancelled and exchanged for shares of common stock and/or cash, as applicable.

    Distribution of stock certificates representing shares of First Merchants common stock and cash payments for fractional shares will be made to each former shareholder of Union National within ten days of the shareholder's delivery, after the effective date of the Merger, of his or her certificates representing Union National common stock to First Merchants Bank, which will act as conversion agent in the Merger. Instructions as to delivery of stock certificates will be sent to each shareholder shortly after the effective date of the Merger.

RIGHTS OF DISSENTING SHAREHOLDERS

    The Indiana Business Corporation Law ("IBCL") provides shareholders of merging corporations with certain dissenters' rights. The dissenters' rights of Union National shareholders are set forth in Chapter 44 of the IBCL, a copy of which is attached to this Proxy Statement-Prospectus as Appendix B.
Shareholders will not be entitled to dissenters' rights absent strict compliance with the procedures of Indiana law.

    Chapter 44 of the IBCL provides that shareholders of Union National have the right to demand payment in cash for the fair value of their shares of Union National common stock immediately before the Merger becomes effective, excluding any appreciation or depreciation in value in anticipation of the Merger, unless a court determines that such exclusion would be inequitable. To claim this right, the shareholder must first:

         (a) deliver to Union National before the vote is taken, written notice of the shareholder's intent to demand payment in cash for the shareholder's shares if the Merger is effectuated, AND

         (b)  not vote in favor of the Merger in person or by proxy.

Dissenting shareholders may send their written notice to Ted J. Montgomery, President, Union National Bancorp, 107 West Union, P. O. Box 217, Liberty, Indiana 47353.

    If the Merger is approved by the shareholders, First Merchants or Union National will send a notice of dissenters' rights to those shareholders satisfying the above conditions within 10 days after shareholder approval has occurred. The notice will state the procedures the dissenting shareholder thereafter must follow to exercise dissenters' rights in accordance with Indiana law.

    A Union National shareholder who is sent such a notice must then (a) demand payment for the shareholder's shares of Union National common stock, (b) certify whether beneficial ownership of the Union National shares was acquired before the date set forth in such notice, and (c) deposit the shareholder's certificates representing shares of Union National common stock in accordance with the terms of such notice. A Union National shareholder who does not demand payment or deposit the shareholder's certificates representing shares of Union National common stock as required and within applicable time periods is considered to have voted the shareholder's shares of Union National common stock in favor of the Merger and is not entitled to receive payment for the shareholder's shares under Chapter 44 of the IBCL.


    A SHAREHOLDER WHO DOES NOT COMPLY WITH THE PRELIMINARY CONDITIONS DESCRIBED ABOVE WILL BE CONSIDERED NOT TO BE ENTITLED TO RIGHTS UNDER CHAPTER 44 OF THE IBCL. SHAREHOLDERS WHO EXECUTE AND RETURN THE ENCLOSED PROXY BUT DO NOT SPECIFY A CHOICE ON THE MERGER PROPOSAL WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AND ACCORDINGLY TO HAVE WAIVED THEIR DISSENTERS' RIGHTS, UNLESS THE SHAREHOLDER REVOKES THE PROXY PRIOR TO ITS BEING VOTED.

    Upon consummation of the Merger, First Merchants will pay each dissenting shareholder who has complied with all statutory requirements and Union National's notice, and who was the beneficial owner of Union National common stock prior to January 24, 1996 (the date the Merger proposal was first publicly announced), First Merchants' estimate of the fair value of the shares as of the time immediately prior to the Merger, excluding any appreciation in value in anticipation of the Merger. For those dissenters who became beneficial owners of shares on or after January 24, 1996, First Merchants may withhold payment of the fair value of the shares until the dissenter agrees to accept the amount in full satisfaction of the dissenter's demand or until First Merchants is otherwise directed by a court of competent jurisdiction.

    Dissenters who comply with certain procedures can object to the fair value established by First Merchants by stating their estimate of the fair value and demand payment of the additional amount claimed as fair value within thirty (30) days after First Merchants made or offered payment to the dissenter. First Merchants can elect to agree to the dissenter's fair value demand or can commence an action in the Union County Circuit Court for a judicial determination of the fair value. The Court may appoint appraisers to determine the fair value. The costs of the proceeding, including compensation and expenses of the appraisers, counsel for the parties and experts, will be assessed against all parties to the action in such amounts as the Court finds equitable. Each dissenter made a party to the action will be entitled to receive the amount, if any, by which the Court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by First Merchants.

    THE FOREGOING SUMMARY OF THE RIGHTS OF DISSENTING SHAREHOLDERS ADDRESSES ALL MATERIAL FEATURES OF THE APPLICABLE INDIANA DISSENTERS' RIGHTS STATUTE BUT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE STATUTORY PROVISIONS ATTACHED HERETO AS APPENDIX B.

    A SHAREHOLDER'S FAILURE TO COMPLY WITH THE STATUTORY REQUIREMENTS FOR EXERCISING DISSENTERS' RIGHTS WILL RESULT IN A LOSS OF SUCH RIGHTS AND SHAREHOLDERS WHO MAY WISH TO EXERCISE DISSENTERS' RIGHTS SHOULD CONSIDER SEEKING LEGAL COUNSEL.

RESALE OF FIRST MERCHANTS COMMON STOCK BY UNION NATIONAL AFFILIATES

    No restrictions on the sale or transfer of the shares of First Merchants common stock issued pursuant to the Merger will be imposed solely as a result of the Merger, other than restrictions on the transfer of such shares issued to any shareholder who may be deemed to be an "affiliate" of Union National for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"). Directors, executive officers and 10% shareholders are generally deemed to be affiliates for purposes of Rule 145.

    The Agreement provides that Union National will provide First Merchants with a list identifying each affiliate of Union National. The Agreement also requires that each Union National affiliate deliver to First Merchants, prior to the effective date of the Merger, a written agreement to the effect that such affiliate will not sell, pledge, transfer or otherwise dispose or reduce such affiliate's market risk with respect to the First Merchants common stock to be received by such affiliate (a) during the period 30 days prior to the effective date, (b) until such time as financial results covering at least 30 days of combined operations of Union National and First Merchants have been published within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies and (c) unless done pursuant to an effective registration statement under the Securities Act or pursuant to Rule 145 or another exemption from the registration requirements under the Securities Act. The certificates representing First Merchants common stock issued to Union National affiliates in the Merger may contain a legend indicating these resale restrictions.

    As this is a general statement of certain restrictions regarding the sale or transfer of the shares of First Merchants common stock to be issued in the Merger, those shareholders of Union National who may be affiliates of Union National should confer with their legal counsel regarding the resale restrictions that may apply to them.

CONDITIONS TO CONSUMMATION

    Consummation of the Merger is conditioned upon, among other things, the approval of the Agreement by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of common stock of Union National as required under the Articles of Incorporation of Union National; registration of the shares of First Merchants common stock with the Securities and Exchange Commission and the receipt of all state securities and blue sky approvals and authorizations required for the offer and sale of the shares of First Merchants common stock to Union National shareholders in accordance with the Agreement; the receipt of all regulatory approvals required for the Merger; the receipt of an opinion of counsel with respect to certain federal income tax matters; the receipt by First Merchants of a letter from its independent public accountants confirming its ability to account for the Merger as a pooling of interests; and the receipt by First Merchants of certain undertakings from affiliates of Union National. Further, consummation is conditioned upon the receipt by First Merchants and Union National of certain officers' certificates and legal opinions, the accuracy on the effective date of the Merger of representations and warranties contained in the Agreement and the fulfillment of certain covenants set forth in the Agreement. The conditions to consummation of the transaction, which are more fully enumerated in the Agreement, which is fully set forth as Appendix A to this Proxy Statement-Prospectus, are requirements not subject to unilateral waiver, and those conditions not mandated by law may be altered only by the written consent of the parties to the Agreement. See "PROPOSED MERGER -- Resale of First Merchants Common Stock by Union National Affiliates," "PROPOSED MERGER
- -- Regulatory Approvals" and "FEDERAL INCOME TAX CONSEQUENCES" and also Appendix A.

TERMINATION

    The Agreement may be terminated before the Merger becomes effective if either party makes a material misrepresentation in or materially breaches the Agreement; if either party reasonably determines that consummation of the Merger is inadvisable due to the commencement or threat of material litigation or legal proceedings against one of the parties; if a material adverse change occurs in the consolidated financial condition or business of First Merchants or Union National since September 30, 1995; if the Merger will not constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended; if the Merger cannot be accounted for as a pooling of interests; if certain information provided pursuant to the Agreement by Union National to First Merchants prior to consummation of the Merger has had or may have a material adverse effect on the financial condition or business of Union National or the Bank; if consummation of the Merger has not occurred by December 31, 1996; if First Merchants or any of its subsidiaries are acquired by a third party; or if First Merchants issues or redeems shares of its capital stock in certain types of transactions which dilute the projected earnings per share or book value per share attributable to the shares to be received by Union National shareholders in the Merger. Upon termination for any of these reasons, the Agreement will be void and of no further force or effect.

    In addition, the Agreement may also be terminated by Union National if the Board of Directors of Union National deems that the appropriate discharge of its fiduciary duties requires it to do so as a result of its receipt of an unsolicited acquisition proposal. First Merchants may also terminate the Agreement if it receives written notice from Union National of its intent to furnish information to or enter into negotiations or discussions with a third party in connection with an acquisition proposal, if Union National fails to give First Merchants written notice of any such intention, or if Union National's Board of Directors fails to make, withdraws or modifies its recommendation to Union National shareholders to vote in favor of the Merger.
In the event of the termination of the Agreement for any of the reasons set forth in this paragraph, Union National is required to pay First Merchants $500,000 as liquidated damages to reimburse First Merchants for the considerable time and expense invested and to be invested by First Merchants in furtherance of the Merger.

RESTRICTIONS AFFECTING UNION NATIONAL

    The Agreement contains certain restrictions regarding the conduct of business of Union National and the Bank pending consummation of the Merger. Among other items, neither Union National nor the Bank may, without the prior written consent of First Merchants, materially change its capital structure or declare or pay any dividends or make any other distribution to its shareholders, except for the payment by Union National of quarterly dividends on its shares of common stock in March, June, September and December of 1996, which dividends shall not exceed $0.35, $0.35, $0.40 and $0.40 per share, respectively. Union National may not pay any such dividend with respect to the fiscal quarter in which the Merger becomes effective and in which Union National shareholders will become entitled to receive dividends on the shares of First Merchants common stock into which the shares of Union National are to be converted. The Bank is permitted under the Agreement to pay dividends in the ordinary course of business.

REGULATORY APPROVALS

    The Merger is subject to the prior approval requirements of the Indiana Financial Institutions Act and the Bank Holding Company Act of 1956. Applications thereunder have been filed with the Indiana Department of Financial Institutions ("Indiana Department") and with the Board of Governors of the Federal Reserve System ("Federal Reserve"). In reviewing the Indiana Department application, the Indiana Department considers various factors including the managerial and financial resources of First Merchants, whether First Merchants' subsidiaries, First Merchants Bank, First United Bank and Pendleton Banking Company, have met, and propose to continue to meet, the credit needs of their communities, and whether the interests of depositors, creditors, and the public generally are jeopardized by the transaction. In reviewing the Federal Reserve application, the Federal Reserve takes into consideration various factors including the financial and managerial resources and future prospects of First Merchants and its subsidiaries, as well as the competitive effects of the acquisition and the convenience and needs of the community served by the Bank. The Federal Reserve may not approve a transaction if it finds that the effect of the transaction substantially lessens competition, tends to create a monopoly or results in a restraint of trade, unless the Federal Reserve finds that the anti-competitive effects of the proposed transaction are outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

    After approval of the Federal Reserve is received, the Merger cannot be consummated for 30 days, the first 20 days of which the United States Department of Justice has the authority to challenge the Merger on antitrust grounds.

    The approvals of the Indiana Department and the Federal Reserve are not to be interpreted as the opinion of those regulatory authorities that the Merger is favorable to the shareholders of Union National from a financial point of view or that those regulatory authorities have considered the adequacy of the terms of the Merger. The approvals in no way constitute an endorsement or a recommendation of the Merger by the Indiana Department or the Federal Reserve.

EFFECTIVE DATE OF THE MERGER

    The Merger will become effective in the month in which the last required approval to consummate the Merger is received or, if later, in which any applicable waiting period following an approval expires. First Merchants and Union National currently anticipate that the effective date of the Merger will occur during the ________________ quarter of 1996.

MANAGEMENT AFTER THE MERGER

    First Merchants will be the surviving corporation in the Merger and Union National's separate corporate existence will cease. Accordingly, the directors and officers of Union National will no longer serve in such capacities after the effective date of the Merger.

    The officers and directors of the Bank immediately prior to the Merger will continue to be the officers and directors of the Bank following the Merger subject to the provisions of the Bank's Articles of Incorporation and By-Laws. Bank directors who desire to continue to serve in that capacity shall do so for at least the remainder of the one (1)-year terms to which they have been elected.

    In accordance with the Agreement and in connection with the first annual meeting of the shareholders of First Merchants after the Merger, First Merchants shall cause all necessary corporate action to be taken to cause two (2) of the current members of the Board of Directors of Union National to be nominated for election as members of First Merchants' Board of Directors for three (3)-year terms.

                           FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes certain federal income tax aspects of the Merger. The discussion does not purport to cover all federal income tax consequences relating to the Merger and does not contain any information with respect to state, local or other tax laws.

    Assuming that (i) the Merger of Union National with and into First
Merchants qualifies as a statutory merger under state law; (ii) the Merger constitutes a reorganization within the meaning of Section 368 (a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) after the transaction, First Merchants, as successor of Union National, will hold substantially all of its assets; and (iv) in the transaction, the Union National shareholders will exchange an amount of stock constituting control of Union National for First Merchants common stock; the following is a summary of the federal income tax consequences which will result:

    (1) No gain or loss will be recognized by Union National shareholders upon exchange of all of their Union National common stock for First Merchants common stock pursuant to the Merger, except to the extent of any cash received in lieu of receipt of a fractional share of First Merchants common stock.

    (2) The basis of the First Merchants common stock received (including any fractional share interests deemed received) by Union National shareholders who exchange all of their Union National common stock for First Merchants common stock will be the same as the basis of the Union National common stock surrendered in exchange therefor.

    (3) The holding period of the First Merchants common stock received (including any fractional share interests deemed received) by Union National shareholders who exchange all of their Union National common stock for First Merchants common stock will include the period during which the Union National common stock was held, provided the Union National common stock was held as a capital asset on the date of the exchange.

    (4) Where a cash payment is received by a Union National shareholder in lieu of fractional shares of First Merchants common stock, the cash payment will be treated as a distribution in redemption of the fractional share interest by First Merchants, subject to the provisions and limitations of Section 302 of the Code. Where such exchange qualifies under Section 302(a) of the Code, such shareholder will recognize a capital gain or loss provided that the Union National common stock was held as a capital asset on the date of the Merger.

    (5) Any Union National shareholder who perfects dissenter's rights and receives solely cash in exchange for such shareholder's Union National common stock shall be treated as having received such cash as a distribution in redemption of the Union National common stock subject to the provisions and limitations of Section 302 of the Code. Where, as a result of such distribution, such Union National shareholder owns no First Merchants common stock, either directly or through the application of the constructive ownership rules of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and the cash will be treated as a distribution in full payment and exchange for Union National common stock as provided in Section 302(a) of the Code. Gain or loss will be realized and recognized to such Union National shareholder in an amount equal to the difference between the redemption price and the adjusted basis of the Union National common stock surrendered in exchange therefor.

    (6) No gain or loss will be recognized by Union National or First Merchants in connection with the transaction.

    (7) The basis of the assets of Union National acquired by First Merchants in the Merger will be the same as the basis of such assets in the hands of Union National immediately prior to the Merger.

    Receipt of an opinion of tax counsel (the "Tax Opinion") with respect to the above is a condition precedent to consummation of the Merger. The Tax Opinion will be based upon representations made by the managements of First Merchants and Union National.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON THE CODE, TREASURY REGULATIONS, CASE LAW AND INTERNAL REVENUE SERVICE RULINGS AS IN EFFECT ON THE DATE HEREOF WITHOUT CONSIDERATION OF THE FACTS AND CIRCUMSTANCES OF ANY PARTICULAR SITUATION OF ANY UNION NATIONAL SHAREHOLDER. THIS DISCUSSION ASSUMES THAT UNION NATIONAL SHAREHOLDERS HOLD THEIR UNION NATIONAL COMMON STOCK AS CAPITAL ASSETS WITHIN THE MEANING OF SECTION 1221 OF THE CODE. SPECIAL TAX CONSIDERATIONS NOT DISCUSSED HEREIN MAY BE APPLICABLE TO PARTICULAR CLASSES OF TAXPAYERS, SUCH AS BROKER-DEALERS, OR TO ANY SHAREHOLDER WHO ACQUIRED UNION NATIONAL COMMON STOCK THROUGH THE EXERCISE OF ANY EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF EXISTING AND PROPOSED FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              COMPARATIVE PER SHARE DATA

NATURE OF TRADING MARKET

    Shares of First Merchants common stock are traded in the over-the-counter market and share prices are reported by the NASDAQ National Market System under the symbol FRME. On January 23, 1996, the business day immediately preceding the public announcement of the Merger, the closing price of First Merchants common stock reported by the NASDAQ National Market System was $26.25 per share. On _________ ___, 1996, the closing price of First Merchants common stock reported by the NASDAQ National Market System was $_______ per share. The following table sets forth, for the periods indicated, the high and low closing prices per share of First Merchants common stock as reported by the NASDAQ National Market System. Prices reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.
All prices have been adjusted to give effect to stock dividends and stock splits.


        1994                        HIGH               LOW
        ----                        ----               ---
First Quarter                    $20.33            $19.00

Second Quarter                    19.67             18.67

Third Quarter                     22.50             19.00

Fourth Quarter                    22.33             20.33

        1995
        ----

First Quarter                     22.17             20.83

Second Quarter                    23.50             21.33

Third Quarter                     26.50             22.67

Fourth Quarter                    26.75             25.75

        1996
        ----

First Quarter                     27.50             25.00

Second Quarter
   (through __________ __, 1996)


     There is no established public trading market for shares of Union National common stock. Most trades are isolated and occur after private negotiations, with the result that management of Union National is not directly informed of trades or prices. The best information available to Union National management indicates that in 1994, 1995 and 1996, the following number of shares of Union National common stock were traded in the number of transactions and for prices to be within the ranges set forth below:


                                                                 Sales Price
                              Number of                          -----------
                              Shares          Number of
Year                          Traded          Transactions       High      Low
- ----                          ------          ------------       ----      ---
1994                           2825               6               75       75

1995                            834               2               80       80

1996
 (through ________ __, 1996)      0               0               --       --


    Management of Union National has not verified the accuracy of the above prices. Further, the prices may not be a reliable indicator of the price at which more than a limited number of shares of Union National common stock would trade and there may have been additional shares of Union National common stock traded at higher or lower prices of which Union National management is unaware. The last trade of Union National common stock, of which Union National management is aware, occurred on or about July 17, 1995 and involved the sale of 500 shares at a price which, to the best of Union National management's knowledge, was approximately $80 per share.

    As of March 31, 1996, there were approximately 1,127 holders of First Merchants common stock and approximately 149 holders of Union National common stock, not including individual participants in security position listings.

DIVIDENDS

    The following table sets forth the per share cash dividends declared on shares of First Merchants common stock and Union National common stock since January 1, 1994. All dividends have been adjusted to give effect to stock dividends and stock splits.


                           First Merchants                Union National
                           Common Stock (1)                Common Stock
                           ----------------               --------------
   1994
   ----
First Quarter                  $0.17                           $0.30

Second Quarter                  0.17                            0.30

Third Quarter                   0.19                            0.30

Fourth Quarter                  0.19                            0.30

   1995
   ----

First Quarter                   0.19                            0.35

Second Quarter                  0.19                            0.35

Third Quarter                   0.20                            0.35

Fourth Quarter                  0.20                            0.35


                                          11


                           First Merchants                Union National
                           Common Stock (1)                Common Stock
                           ----------------               --------------

   1996
   ----

First Quarter                   0.20                            0.35

Second Quarter
(through _______ __, 1996)


(1) There can be no assurance as to the amount of future dividends that may be declared or paid on shares of First Merchants common stock since dividend policies are subject to the discretion of the Board of Directors of First Merchants, general business conditions and dividends paid to First Merchants by its affiliate banks. For certain restrictions on the payment of dividends on shares of First Merchants common stock, see "COMPARISON OF COMMON STOCK--Dividend Rights."

(2) During 1994 and 1995, Union National has declared and paid dividends on a quarterly basis. In accordance with the Agreement, Union National is permitted to pay dividends on its common stock in March, June, September and December of 1996, which dividends shall not exceed $0.35, $0.35, $0.40 and $0.40 per share, respectively, provided that Union National may not pay any such dividend during the fiscal quarter in which the Merger becomes effective and in which Union National shareholders become entitled to receive dividends on the shares of First Merchants common stock into which their shares of Union National common stock are to be converted.

EXISTING AND PRO FORMA PER SHARE INFORMATION

    The following table sets forth certain historical, pro forma and equivalent per share information, giving effect to the Merger and to the pending merger with Randolph County Bancorp ("Randolph County"). The data is based on historical financial statements and the pro forma financial information included herein.

                                  AS REPORTED
                                  -----------

                                                                 Book Value at
First Merchants           Net Income (5)     Cash Dividends       Period End
- ---------------           --------------     --------------       ----------
Year Ended December 31,

    1995                       $1.95              $0.77             $15.92

    1994                        1.80               0.71              14.07

    1993                        1.65               0.63              13.53

Union National
- --------------

Year Ended December 31,

    1995                       $7.85              $1.40             $81.15

    1994                        7.22               1.20              69.01

    1993                        6.96               1.10              65.11




                                                           Net Income
                                                           ----------
                              FIRST MERCHANTS    UNION NATIONAL    FIRST MERCHANTS      UNION NATIONAL
                               PRO FORMA (1)     EQUIVALENT (1)      PRO FORMA (2)      EQUIVALENT (2)

Year Ended December 31
    1995                       $1.90              $9.23              $1.84                  $8.94

    1994                        1.75               8.51               1.72                   8.36

    1993                        1.62               7.87               1.64                   7.97

                                                        Cash Dividends
                                                        --------------
                              FIRST MERCHANTS    UNION NATIONAL    FIRST MERCHANTS      UNION NATIONAL
                               PRO FORMA (1)     EQUIVALENT (1)      PRO FORMA (2)      EQUIVALENT (2)

Year Ended December 31

    1995                       $0.77              $3.74              $0.77                  $3.74

    1994                        0.71               3.45               0.71                   3.45

    1993                        0.63               3.06               0.63                   3.06

                                                            Book Value
                                                            ----------
                              FIRST MERCHANTS    UNION NATIONAL    FIRST MERCHANTS      UNION NATIONAL
                               PRO FORMA (1)     EQUIVALENT (1)      PRO FORMA (2)      EQUIVALENT (2)

As of December 31, 1995       $16.04             $77.95             $16.00                 $77.80

                                                      Market Value of Common Stock
                                                      ----------------------------
                                               FIRST MERCHANTS    UNION NATIONAL       UNION NATIONAL
                                                                  HISTORICAL (4)         EQUIVALENT

January 23, 1996 (3)                             $26.25             $81.15                $127.58


(1) Considers the pending merger with Union National. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

(2) Considers the pending merger with Union National, as well as the pending merger with Randolph County. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

(3) Represents the last business day prior to the public announcement of the proposed merger with Union National.

(4) Based upon the per share book value of Union National common stock as of December 31, 1995.

(5) Net income excludes the cumulative effect of change in accounting for income taxes.

                  PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


The following unaudited pro forma combined condensed balance sheet as of December 31, 1995, and the pro forma combined condensed statements of income for each of the years in the three-year period ended December 31, 1995, give effect to the Merger based on the historical consolidated financial statements of First Merchants and its subsidiaries and the historical consolidated financial statements of Union National and its subsidiary under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

The pro forma financial statements have been prepared by the managements of First Merchants and Union National based upon their respective financial statements. These pro forma statements, which include results of operations as if the Merger had been consummated at the beginning of each period presented, may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of First Merchants and Union National incorporated by reference herein.

The following pro forma combined condensed balance sheet and condensed statements of income include:

         (a)  First Merchant's historical consolidated financial information.

         (b)  Union National's historical consolidated financial information.

         (c) The combined statements of First Merchants and Union National, which have been designated herein as "First Merchants/Union National Pro Forma Combined."

         (d) Randolph County's historical consolidated financial information, which has been designated herein as "Randolph County." First Merchants has entered into a definitive agreement, dated January 17, 1996 to acquire, for shares of First Merchants common stock, all of the issued and outstanding common stock of Randolph County. The proposed transaction would be accounted for as a pooling of interests; accordingly, historical financial data for Randolph County is included for all periods presented. There can be no assurance at this stage of the process that the transaction will be completed. See "DESCRIPTION OF FIRST MERCHANTS -- Acquisition Policy and Pending Transactions."

         (e) The combined statements of First Merchants, Union National and Randolph County which have been designated herein as "Pro Forma Combined."


                      PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  December 31, 1995
                                     (Unaudited)
                                    (In thousands)



                                       (a)           (b)             (c)           (d)                         (e)
                                                                  Pro Forma   First Merchants/              Pro Forma
                                                                 Adjustments   Union National              Adjustments
                                      First         Union         Increase       Pro Forma     Randolph      Increase      Pro Forma
                                    Merchants      National      (Decrease)      Combined       County      (Decrease)     Combined
                                  --------------------------------------------------------------------------------------------------
Assets:
Cash and due from banks             $ 31,432      $  3,461                       $ 34,893      $  4,080                    $ 38,973
Federal funds sold                    37,500                                       37,500         1,400                      38,900
Interest- bearing deposits               155                                          155           104                         259

Investment securities:
 Available for sale                  143,120        60,789                        203,909        22,029                     225,938
 Held to maturity                     58,214         2,464                         60,678                                    60,678
                                  --------------------------------------------------------------------------------------------------
      Total investment securities    201,334        63,253                        264,587        22,029                     286,616

Mortgage loans held for sale             736                                          736                                       736

Loans                                418,994        89,850                        508,844        43,494                     552,338
  Allowance for loan losses          (4,957)       (1,144)                        (6,101)         (594)                     (6,695)
                                  --------------------------------------------------------------------------------------------------
  Net loans                          414,037        88,706                        502,743        42,900                     545,643
Premises and equipment                10,476         3,027                         13,503         1,331                      14,834
Goodwill                               1,845                                        1,845                                     1,845
Other assets                          10,344         2,631                         12,975         1,375                      14,350
                                  --------------------------------------------------------------------------------------------------
     Total Assets                   $707,859      $161,078                       $868,937      $ 73,219                    $942,156
                                  --------------------------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------------------------

Liabilities:
Deposits                            $588,156      $132,339                       $720,495      $ 63,441                    $783,936
Repurchase agreements                 27,293         1,594                         28,887                                    28,887
Other short-term borrowings            6,682         1,808                          8,490                                     8,490
Federal Home Loan Bank advances        1,000         8,000                          9,000                                     9,000
Other liabilities                      4,255         1,596                          5,851         1,025                       6,876
                                  --------------------------------------------------------------------------------------------------
   Total Liabilities                 627,386       145,337                        772,723        64,466                     837,189
                                  --------------------------------------------------------------------------------------------------


                                                                                 (continued)

                                        15


                                       (a)           (b)                           (c)          (d)                         (e)
                                                                  Pro Forma   First Merchants/               Pro Forma
                                                                 Adjustments   Union National               Adjustments
                                      First         Union         Increase       Pro Forma     Randolph      Increase      Pro Forma
                                    Merchants      National      (Decrease)      Combined       County      (Decrease)     Combined
                                  --------------------------------------------------------------------------------------------------

Stockholders' equity:
Common stock                             632           970    (852) (1)               750       2,756      (2,686) (2)          820
Additional paid-in capital            15,852         1,957     852  (1)            18,661         709       2,686  (2)       22,056
Retained earnings                     62,836        12,119                         74,955       5,250                        80,205
Net unrealized gain on
 securities available for sale         1,153           695                          1,848          38                         1,886
                                  --------------------------------------------------------------------------------------------------
  Total Stockholders' Equity          80,473        15,741                         96,214       8,753                       104,967
                                  --------------------------------------------------------------------------------------------------

  Total Liabilities and
   Stockholders' Equity             $707,859      $161,078                       $868,937    $ 73,219                      $942,156
                                  --------------------------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------------------------



   See notes to pro forma combined condensed balance sheet.

    NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET (Unaudited)

The following pro forma adjustments are necessary to record the Merger and pending merger.

    [1] To reflect exchange of shares of Union National common stock for shares of First Merchants common stock, retaining the historical cost basis of assets, liabilities and equity through the treatment as a pooling of interest. A total of 942,685 shares of First Merchants common stock will be issued at the exchange ratio of 4.86 shares of First Merchants common stock for each of the 193,968 issued and outstanding shares of Union National common stock as of December 31, 1995, resulting in a transfer from common stock to additional paid-in capital of $852,000 to reflect the decrease in the aggregate par value of the issued and outstanding shares of First Merchants common stock relative to the aggregate par value of the currently outstanding shares of Union National common stock.

         Common stock                  $ (852)
         Additional paid-in capital    $  852

    [2] To reflect exchange of shares of Randolph County common stock for shares of First Merchants common stock, retaining the historical cost basis of assets, liabilities and equity through the treatment as a pooling of interest. A total of 565,704 shares of First Merchants common stock will be issued at the exchange ratio of 20.53 shares of First Merchants common stock for each of the 27,555 issued and outstanding shares of Randolph County common stock as of December 31, 1995, resulting in a transfer from common stock to additional paid-in capital of $2,686,000 to reflect the decrease in the aggregate par value of the issued and outstanding shares of First Merchants common stock relative to the aggregate par value of the currently outstanding shares of Randolph County common stock.

         Common stock                  $ (2,686)
         Additional paid-in capital    $  2,686

                   PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                             Year Ended December 31, 1995
                                     (Unaudited)
                   (In thousands, except share and per share data)


                                        (a)           (b)                           (c)          (d)                         (e)
                                                                   Pro Forma   First Merchants/               Pro Forma
                                                                  Adjustments   Union National               Adjustments
                                       First         Union         Increase       Pro Forma     Randolph      Increase     Pro Forma
                                     Merchants      National      (Decrease)      Combined       County      (Decrease)    Combined
                                    ------------------------------------------------------------------------------------------------

Interest income                     $  49,964       $11,332                      $  61,296      $5,152                   $  66,448

Interest expense                       22,083         6,770                         28,853       2,498                      31,351
                                    ------------------------------------------------------------------------------------------------

Net interest income                    27,881         4,562                         32,443       2,654                      35,097

Provision for loan losses                 640           340                            980         408                       1,388
                                    ------------------------------------------------------------------------------------------------

Net interest income after provision
for loan losses                        27,241         4,222                         31,463       2,246                      33,709

Total other income                      6,907           463                          7,370         223                       7,593

Total other expenses                   18,842         2,617                         21,459       1,535                      22,994
                                    ------------------------------------------------------------------------------------------------

Income before income taxes             15,306         2,068                         17,374         934                      18,308

Income taxes                            5,448           545                          5,993         267                       6,260
                                    ------------------------------------------------------------------------------------------------

Net income                          $   9,858       $ 1,523                      $  11,381      $  667                   $  12,048
                                    ------------------------------------------------------------------------------------------------
                                    ------------------------------------------------------------------------------------------------

Net income per common share         $    1.95                                    $    1.90                               $    1.84

Average Shares Outstanding          5,055,169                                    5,998,305                               6,564,214



                   PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                             Year Ended December 31, 1994
                                     (Unaudited)
                   (In thousands, except share and per share data)



                                  --------------------------------------------------------------------------------------------------
                                       (a)           (b)                           (c)           (d)                         (e)
                                                                  Pro Forma   First Merchants/               Pro Forma
                                                                 Adjustments   Union National               Adjustments
                                      First         Union         Increase       Pro Forma     Randolph      Increase      Pro Forma
                                    Merchants      National      (Decrease)      Combined       County      (Decrease)     Combined
                                  --------------------------------------------------------------------------------------------------

Interest income                    $  43,114     $   9,684                      $  52,798      $  4,968                   $  57,766
Interest expense                      16,131         5,327                         21,458         2,370                      23,828
                                  --------------------------------------------------------------------------------------------------

   Net interest income                26,983         4,357                         31,340         2,598                      33,938

Provision for loan losses                782           300                          1,082           120                       1,202
                                  --------------------------------------------------------------------------------------------------

Net interest income after provision
    for loan losses                   26,201         4,057                         30,258         2,478                      32,736

Total other income                     6,298           379                          6,677           241                       6,918
Total other expenses                  18,434         2,584                         21,018         1,614                      22,632
                                  --------------------------------------------------------------------------------------------------

Income before income taxes            14,065         1,852                         15,917         1,105                      17,022

Income taxes                           4,907           449                          5,356           303                       5,659
                                  --------------------------------------------------------------------------------------------------

Net income                         $   9,158     $   1,403                      $  10,561      $    802                   $  11,363
                                  --------------------------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------------------------

Net income per common share        $    1.80                                    $    1.75                                 $    1.72

Average Shares Outstanding         5,077,307                                    6,021,614                                 6,587,564



                   PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                             Year Ended December 31, 1993
                                     (Unaudited)
                   (In thousands, except share and per share data)



                                          (a)           (b)                           (c)          (d)                        (e)
                                                                    Pro Forma   First Merchants/               Pro Forma
                                                                   Adjustments   Union National               Adjustments
                                        First         Union         Increase       Pro Forma     Randolph      Increase    Pro Forma
                                      Merchants      National      (Decrease)      Combined       County      (Decrease)    Combined
                                    ------------------------------------------------------------------------------------------------
Interest income                     $   42,006     $   9,365                     $   51,371     $   5,210                 $   56,581
Interest expense                        16,498         5,022                         21,520         2,536                     24,056
                                    ------------------------------------------------------------------------------------------------

   Net interest income                  25,508         4,343                         29,851         2,674                     32,525

Provision for loan losses                1,014           400                          1,414           240                      1,654
                                    ------------------------------------------------------------------------------------------------

Net interest income after provision
   for loan losses                      24,494         3,943                         28,437         2,434                     30,871

Total other income                       6,589           343                          6,932           418                      7,350
Total other expenses                    18,215         2,490                         20,705         1,403                     22,108
                                    ------------------------------------------------------------------------------------------------

Income before income taxes              12,868         1,796                         14,664         1,449                     16,113

Income taxes                             4,396           444                          4,840           410                      5,250
                                    ------------------------------------------------------------------------------------------------

Net income(1)                       $    8,472     $   1,352                     $    9,824     $   1,039                 $   10,863
                                    ------------------------------------------------------------------------------------------------
                                    ------------------------------------------------------------------------------------------------

Net income per common share         $     1.65                                   $     1.62                              $     1.64

Average Shares Outstanding           5,124,626                                    6,068,195                               6,634,145

 (1) Net income excludes the cumulative effect of change in accounting for income taxes.



                      SUMMARY OF PRO FORMA COMBINED SELECTED FINANCIAL DATA  (1)

                                         Twelve Months Ended December 31,
                                    -----------------------------------------
                                        1995          1994          1993
                                    -----------------------------------------
                                  (Dollars in Thousands, Except Per Share Amounts
RESULTS OF OPERATIONS

    Interest Income               $   66,448    $   57,766    $   56,581

    Interest Expense                  31,351        23,828        24,056

    Net Interest Income               35,097        33,938        32,525

    Provision for Loan Losses          1,388         1,202         1,654

    Net Interest Income After
    Provision for Loan Losses         33,709        32,736        30,871

    Total Other Income                 7,593         6,918         7,350

    Total Other Expenses              22,994        22,632        22,108

    Net Income (2)                    12,048        11,363        10,863

PER SHARE DATA (3)
    Net Income (2)                $     1.84    $     1.72    $     1.64

    Cash Dividends Paid                  .77           .71           .63

    December 31 Book Value             16.00         12.68         12.14

YEAR-END BALANCES

    Total Assets                  $  942,156    $  868,153    $  842,681

    Total Loans                      553,074       528,641       495,703

    Total Deposits                   783,936       720,009       688,644

    Total Federal Home Loan Bank
    Advances                           9,000         8,000         6,000

    Total Stockholders' Equity       104,967        92,754        89,257

FINANCIAL RATIOS

    Return on Average Assets           1.35%         1.33%         1.30%

    Return on Average
    Stockholders' Equity               12.17         12.42         12.59

    Average Earning Assets to
    Average Total Assets               94.86         94.46         94.27


                                          21



                                      Twelve Months Ended December 31,
                            --------------------------------------------------
                                      1995          1994          1993
                            --------------------------------------------------
                             (Dollars in Thousands, Except Per Share Amounts

    Allowance for Loan Losses as
    % of Total Loans                   1.21          1.25          1.30

    Average Stockholders' Equity
    to Average Assets                 11.11         10.72         10.36

    Tax Equivalent Yield on
    Earnings Assets                    8.09          7.41          7.46

    Cost of Supporting Liabilities     3.71          2.95          3.06

    Net Interest Margin on
    Earning Assets                     4.38          4.46          4.40



    (1) The pro forma information set forth in this table gives effect to one additional separate transaction, the acquisition of Randolph County, that is presently pending and which is expected to be accounted for under the pooling of interest method (see "DESCRIPTION OF FIRST MERCHANTS -- Acquisition Policy and Pending Transactions.")

    (2) Net income excludes the cumulative effect of the change in accounting for income taxes.

    (3) Per share amounts have been adjusted to give retroactive effect to First Merchants' three-for-two stock splits on October, 1995 and January, 1993.

                            DESCRIPTION OF FIRST MERCHANTS

BUSINESS

       First Merchants was incorporated under Indiana law on September 20, 1982 as the bank holding company for First Merchants Bank, a national banking association incorporated on February 6, 1893. On November 30, 1988, First Merchants acquired Pendleton Banking Company ("Pendleton"), a state chartered commercial bank organized in 1872. On July 31, 1991, First Merchants acquired First United Bank ("First United"), a state charted commercial bank organized in 1882.

       First Merchants is headquartered in Muncie, Indiana and is presently conducting commercial banking business through the 21 offices of its three bank subsidiaries. These commercial banking activities include accepting demand, savings and time deposits; making agricultural, commercial, industrial, consumer and real estate loans; installment credit lending; collections; safe deposit operations; performing fiduciary and trust services; and providing other services relating to the general banking business.

       First Merchants bank subsidiaries make and service both secured and unsecured loans to individuals, firms and corporations. Their installment loan departments make direct loans to individuals and purchase installment obligations from retailers without recourse. In addition, First Merchants' subsidiaries make a variety of residential, industrial, commercial and agricultural loans.

ACQUISITION POLICY AND PENDING TRANSACTIONS

       First Merchants anticipates that it will continue its policy of geographic expansion through consideration of acquisitions of additional financial institutions. Management of First Merchants periodically engages in reviewing and analyzing potential acquisitions. As of the date of this Proxy Statement-Prospectus, First Merchants is a party to a definitive agreement to merge with Randolph County and thereby acquire its wholly-owned subsidiary, The Randolph County Bank. Randolph County's principal executive offices are located in Winchester, Indiana.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       Additional information concerning First Merchants is included in the First Merchants documents incorporated by reference in this Proxy Statement-Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                            DESCRIPTION OF UNION NATIONAL

BUSINESS

 Union National is an Indiana corporation which was incorporated in 1984 and which is a registered bank holding company owning all of the issued and outstanding common stock of the Bank. Union National's principal office is located in Liberty, Indiana and its business consists primarily of the ownership, supervision and control of the Bank. The common stock of the Bank is Union National's principal asset and dividends paid by the Bank are Union National's principal source of income.

 The Bank is a national bank which was originally organized in 1872 and which has been in continuous operation since that date. The Bank provides various commercial and consumer banking services to its customers located primarily in Union, Fayette and Wayne Counties, Indiana and Butler County, Ohio. These services include accepting demand, savings and time deposits; making commercial, consumer and real estate loans; administering trusts and estates; and providing other services relating to the general banking business, such as, for example, safe deposit facilities.

PROPERTIES

 The main office of Union National and the Bank is located at 107 West Union Street, Liberty, Indiana. The Bank also operates three branches located in Fayette and Wayne Counties of Indiana. The main office and two of the branches are owned by the Bank. The remaining branch is located in leased premises. In addition, the Bank owns a bank branch building in Oxford, Ohio, which is held for future expansion. Union National owns an operations center leased to the Bank.

LITIGATION

 There is no pending litigation of a material nature in which Union National or the Bank is a party or in which any of their respective property is subject, other than ordinary routine litigation incidental to the normal business of Union National or the Bank. Further, there is no material legal proceeding in which any director, executive officer, principal shareholder or associate of any such director, executive officer, principal shareholder or affiliate is a party or has a material interest adverse to Union National or the Bank. None of the ordinary routine litigation in which Union National or the Bank is involved is expected to have a material adverse impact upon the financial condition or results of operation of Union National or the Bank.

EMPLOYEES

 As of December 31, 1995, the Bank had 59 full-time equivalent employees to whom it provides a variety of benefits. Management of the Bank considers its relations with its employees to be good. As of the same date, Union National had three employees, one of whom is an executive officer of both Union National and the Bank and none of whom is separately compensated by Union National for his services to Union National.

MANAGEMENT

 The following table contains certain information about each director and executive officer of Union National as of the date of this Proxy
Statement-Prospectus:

 DIRECTORS:



     NAME              AGE     PRINCIPAL OCCUPATION       SERVED AS DIRECTOR
                               FOR LAST 5 YEARS           CONTINUOUSLY SINCE (1)

Robert C. Caldwell     71    Farm Management              1984 (1961)

Millard E. Hays        70    Retired Veterinarian         1984 (1981)

Norman M. Johnson      61    Executive Vice President,    1984 (1966)
                             Stein, Roe & Farnham,
                             Inc. until retirement
                             on June 30, 1994

Ted J. Montgomery      56    President and Chief          1984 (1981)
                             Executive Officer,
                             Union National and Bank

Gerald S. Paul         53    Chief Executive Officer      1995 (1995)
                             and Owner, Medreco, Inc.

Harold J. Reihman      67    Retired Plant Manager,       1991 (1991)
                             Ford Electronics &
                             Refrigeration Corp.

Lawrence E Sharp       73    Retired Banker               1984 (1961)

Dale S. Stevens        68    Retired Farmer               1984 (1984)

Jan S. Williams        51    Certified Public             1985 (1985)
                             Accountant

(1) Years in parenthesis relate to service as a director of the Bank. All of Union National's directors are also directors of the Bank.


 EXECUTIVE OFFICERS:


         NAME          AGE                OFFICE AND EXPERIENCE
         ----          ---                ---------------------

Ted J. Montgomery      56      President and Chief Executive Officer of Bank
                               since 1983, President and Chief Executive Officer of Union National since its formation in 1984.

Dale A. Cummins        48      Executive Vice President since 1987.

Carl M. Knupp          56      Senior Vice President, Senior Lending Officer
                               since 1986, Head of Consumer Services since 1996.

Diane M. Bolser        37      Senior Vice President and Head of Administration
                               since 1996, Head of Operations since 1993,
                               Auditor and operations consultant of the Bank since 1987.

Kurt A. Kinzler        45      Senior Vice President, Head of Commercial
                               Services since 1996, Commercial Lending Officer since 1987.

Lee M. Elzemeyer       34      Vice President and Farm Lending Officer since
                               1995, Commercial Lender and Assistant Trust
                               Officer since 1986.

Marilyn K. Williams    46      Vice President and Manager of Connersville
                               Operations since 1995, Branch Manager since 1990.


     All of Union National's directors hold office for staggered three-year terms or until their respective successors are duly elected and qualified. All of Union National's executive officers hold office for a term of one year or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the directors or executive officers and any other persons according to which any of Union National's or the Bank's directors or executive officers have been selected for their respective positions.

     In accordance with the Agreement and in connection with the first annual meeting of the shareholders of First Merchants after the Merger, First Merchants shall cause all necessary corporate action to be taken to cause two (2) of the current members of the Board of Directors of Union National to be nominated for election as members of First Merchants Board of Directors for three-year terms. See "PROPOSED MERGER -- Management After the Merger."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following is a summary of the amount and percent of Union National's common stock beneficially owned on March 31, 1996 by each beneficial owner of more than five percent of Union National's common stock, by each director of Union National, by each executive officer of Union National, and by all directors and executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and investment power.


                              AMOUNT AND NATURE           PERCENT
BENEFICIAL OWNER           OF BENEFICIAL OWNER (1)        OF CLASS
- ----------------           -----------------------        --------

Robert C. Caldwell                 10,240 (2)               5.28%

Millard E. Hays                       350                    *

Norman M. Johnson                  58,480 (3)              30.15%

Ted J. Montgomery                   5,531 (4)               2.85%

Gerald S. Paul                        300                    *

Harold J. Reihman                     200                    *

Lawrence E Sharp                    8,160 (5)               4.21%

Dale S. Stevens                       400 (6)                *

Jan S. Williams                       250 (7)                *


Diane M. Bolser                       356 (8)                *

Dale A. Cummins                     1,688 (9)                *

Lee M. Elzemeyer                      689 (10)               *

Kurt A. Kinzler                       567 (11)               *

Carl M. Knupp                       2,417 (12)              1.25%

Marilyn K. Williams                   340 (13)               *


Estate of Norman H. Johnson        20,000 (14)             10.31%

The Union County National
Bank of Liberty Employee
Stock Ownership Plan
 (the "Bank ESOP")                 12,356 (15)              6.37%

Directors and Executive
Officers as a Group
(15 individuals)                   89,968                  46.38%


(1) The information contained in this column is based upon information furnished to Union National by the persons and entities named above and shareholder records of Union National.

(2) Includes 2,000 shares held by Greenmeadow Farms, Inc. in which he has a controlling interest; 4,583 shares held by his spouse, Mary F. Caldwell, in which he disclaims any beneficial interest; and 834 shares held by Robert C. Caldwell Trust, in which he disclaims any beneficial interest.

(3) Includes 3,360 shares held by his spouse, Julia R. Johnson, in which he disclaims any beneficial interest; and 20,000 shares in the Norman H. Johnson Estate over which he exercises voting control.

(4)   Includes 2,531 shares allocated to the shareholder under the Bank ESOP.

(5) Includes 3,000 shares held by his spouse, Jane H. Sharp, in which he disclaims any beneficial interest.

(6) Includes 200 shares held by his spouse, Donna S. Stevens, in which he disclaims any beneficial interest.

(7) Includes 50 shares held by his spouse, Mary A. Williams, in which he disclaims any beneficial interest.

(8)   Includes 336 shares allocated to the shareholder under the Bank ESOP.

(9)   Includes 1,098 shares allocated to the shareholder under the Bank ESOP.

(10)  Includes 389 shares allocated to the shareholder under the Bank ESOP.

(11)  Represents 567 shares allocated to the shareholder under the Bank ESOP.

(12)  Includes 889 shares allocated to the shareholder under the Bank ESOP.

(13)  Includes 240 shares allocated to the shareholder under the Bank ESOP.

(14)  Norman M. Johnson and the Bank are co-executors of the Estate of Norman
      H. Johnson. Mary M. Johnson, spouse of Norman H. Johnson, is the beneficiary of the Estate. As of the date of this filing, Norman M. Johnson exercises voting control over the shares in his capacity as Co-Executor.

(15) ESOP participants retain individual voting rights for super-majority issues, including mergers. The indicated ownership of Union National shares by the above-referenced shareholders includes estimated allocated Bank ESOP share balances as of December 31, 1995.

*     Percentage beneficially owned is less than 1% of the outstanding shares.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Certain directors and executive officers of Union National and the Bank and their associates are customers of and have had transactions with Union National or the Bank from time to time in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.


                 UNION NATIONAL MANAGEMENT'S DISCUSSION AND ANALYSIS
                   OF FINANCIAL CONDITION AND RESULTS OF OPERATION


The following discussion and analysis reviews the consolidated operating results and financial condition of Union National and its subsidiary. This discussion should be read in conjunction with the consolidated financial statements, notes thereto and other financial information presented herein.

OVERVIEW AND PER SHARE INCOME

Net income for 1995 was $1,523,000, or 8.6% more than the $1,403,000 earned in 1994, which had decreased from 1993 net income of $1,421,000 by 1.3%. Net income per share was $7.85 for 1995, an increase of 8.7%, compared to $7.22 for 1994, which had decreased from $7.32, or 1.4% from 1993. The primary reason for the decrease in net income between 1994 and 1993 was the result of a cumulative change in method of accounting for income taxes of $68,848 recorded in 1993. Net income per share before the change in method of accounting for income taxes was up 3.7% from $6.96 for 1993 to $7.22 per share for 1994.

Return on average assets was 1.00% in 1995 compared with 1.00% and 1.04% in 1994 and 1993, respectively. Return on average stockholders' equity was 10.58%, 10.64% and $11.25% for 1995, 1994 and 1993, respectively.

ANALYSIS OF INCOME STATEMENT

NET INTEREST INCOME

Net interest income is Union National's largest component of income and represents the difference between interest and fees earned on loans, investments and other earning assets and the interest paid on interest bearing liabilities. The net interest margin is a percent computed by dividing net interest income on a fully taxable equivalent basis by average earning assets and represents a measure of basic earnings on interest bearing assets held by Union National. The net interest margin was 3.4% in 1995 compared to 3.6% in 1994 and 3.8% 1993.

NET INTEREST INCOME AND NET INTEREST MARGIN


                                        1995                     1994                     1993
                               ----------------------------------------------------------------------
                                 Amount      Rate         Amount      Rate         Amount      Rate
                               ----------------------------------------------------------------------
                                                         (Dollars in Thousands)

 Total Interest Income          $11,758      8.0%        $10,145      7.6%         $9,801      7.8%

 Total Interest Expense           6,770      4.6           5,327      4.0           5,022      4.0
                               ----------------------------------------------------------------------

 Net Interest Income/Margin     $ 4,988      3.4%        $ 4,818      3.6%         $4,779      3.8%
                               ----------------------------------------------------------------------
                               ----------------------------------------------------------------------


NOTE: PRESENTED ON A FULLY TAXABLE EQUIVALENT BASIS.

Net interest income of $4,988,000 in 1995 increased over the $4,818,000 recorded in 1994. In 1994, net interest income increased from the $4,779,000 recorded in 1993. The amount of net interest income is affected by changes in the volume and mix of earning assets and interest bearing liabilities, and the interest rates on these assets and liabilities. An analysis of how volume and rate changes have affected net interest income since 1993 is presented below.

ANALYSIS OF CHANGES IN NET INTEREST INCOME


                                       1995 Over 1994                1994 Over 1993
                               ------------------------------------------------------------
                                 Volume      Rate     Total    Volume      Rate     Total
                               ------------------------------------------------------------
                                                  (Dollars in Thousands)


 Interest Earning Assets           $991     $ 622    $1,613      $710     $(366)     $344

 Interest Bearing Liabilities       508       935     1,443       302         3       305
                               ------------------------------------------------------------


 Change in Net Interest
 Income                            $483     $(313)     $170      $408     $(369)     $ 39
                               ------------------------------------------------------------
                               ------------------------------------------------------------



NOTE: PRESENTED ON A FULLY TAXABLE EQUIVALENT BASIS.

Average earning assets, comprised of loans, investment securities and other earning assets increased 9.4% in 1995 while interest bearing liabilities grew 9.0%. Net interest margin decreased to 3.4% for 1995 compared to 3.6% for 1994. As the above analysis indicates, increased volume contributed to additional net interest income in 1995 and 1994 of $483,000 and $408,000, respectively. In addition, the decrease in margins during 1995 and 1994 resulted in a decrease in net interest income of $313,000 for 1995 and $369,000 for 1994.

Average earning assets increased 7.4% in 1994 while interest bearing liabilities increased 6.0% in 1994. Net interest margin decreased to 3.6% for 1994 from 3.8% for 1993. The decrease in net interest margin over the two year period was due to competitive factors related to de novo entry into the Richmond market, an aggressive deposit acquisition posture, and continued shift in assets to loans secured by real estate. Real estate loans require less ongoing maintenance expense and lower loss reserves compared to most commercial loans, but yield a lower net interest margin.

PROVISION FOR LOAN LOSSES

The provision for loan losses represents a charge against income and a corresponding increase in the allowance for loan losses. This provision was $340,000 in 1995 as compared to $300,000 and $400,000 in 1994 and 1993, respectively. For an analysis of loan losses and the allowance for loan losses (see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF UNION NATIONAL FINANCIAL CONDITION AND RESULTS OF OPERATIONS - LOANS").


NON-INTEREST INCOME

Non-interest income increased to $463,000 in 1995 compared to $379,000 in 1994, an increase of 22.2% after increasing 10.5% in 1994. A comparison of the components of non-interest income is presented in the following table.

NON-INTEREST INCOME


                                                                       Percentage of Change
                                        Year Ended December 31           Over Prior Years
                                      ----------------------------------------------------------
                                       1995      1994      1993       1995      1994      1993
                                      ----------------------------------------------------------
                                                        (Dollars in Thousands)

 Service Charges on Deposit             $307      $263      $203     16.7%     29.6%     31.8%
 Accounts

 Securities Gains                         37        13        38     84.6      (1.4)      (.3)

 Trading Account Securities Gains                             17                          1.6

 Other                                   119       103        85     15.5      21.2      21.4
                                      ----------------------------------------------------------

 Total Non-Interest Income              $463      $379      $343     22.2%     10.5%      7.2%
                                      ----------------------------------------------------------
                                      ----------------------------------------------------------



Service charges on deposit accounts increased by $44,000 in 1995 due to an increased volume of transaction accounts relating to first full year of operation at the Richmond branch and continued progress in the Fayette County Market.

Service charges on deposit accounts increased $60,000 in 1994 from 1993 levels due to the opening of the Richmond branch and increased penetration of the Fayette County Market which increased the number of accounts on the books on which charges could be earned.

Other non-interest income increased $16,000 in 1995 from 1994 and $ 18,000 in 1994 from 1993 levels due to increased customer fee charges assessed on a larger volume of transactions.


NON-INTEREST EXPENSE

Operating expenses, other than interest and the provision for loan losses, was $2,617,000 in 1995, an increase over 1994 of 1.3%. Operating expenses increased 3.8% to $2,584,000 in 1994 compared to $2,490,000 in 1993. A comparison of the components of non-interest expense is presented in the following table.


                                                                        Percentage of Change
                                         Year Ended December 31           Over Prior Years

                                        1995      1994      1993      1995      1994      1993
                                    ------------------------------------------------------------
                                                        (Dollars in Thousands)

 Salaries and Employee Benefits       $1,418    $1,313    $1,284      8.0%      2.3%     10.7%

 Premises and Equipment Expense          378       321       287     17.8      11.8       1.4

 Data Processing Fees                    169       169       155                9.0      17.4

 Deposit Insurance Expense               143       257       240    (44.4)      7.1       7.1

 Other                                   509       524       524    ( 2.9)                3.6
                                    ------------------------------------------------------------

 Total Non-Interest Expense           $2,617    $2,584    $2,490      1.3%      3.8%      7.6%
                                    ------------------------------------------------------------
                                    ------------------------------------------------------------



Salaries and employee benefits, the largest component of non-interest expense, was $1,418,000 and represented 54.2% of the 1995 total compared to 50.8% and 51.6% for 1994 and 1993. Personnel expense increased 8.0% in 1995 compared to 1994 due to additional staff for the downtown Connersville operation and the training and hiring of new staff for the Bank's new branch at 2200 Park Road in Connersville which opened in January 1996. These increases were in addition to merit and cost of living raises granted to the staff averaging about 4%. The number of full-time equivalent employees increased from 54 to 59 during the period December 31, 1994 to December 31, 1995

Premises and equipment expense increased 17.8% in 1995 to $378,000 after increasing 11.8% in 1994. The increases are due to increased depreciation charges and provision for real estate taxes for the Richmond branch which was put into service in July, 1994. Depreciation and provision for real estate taxes increased by $50,000 in 1995 and $30,000 in 1994.

Deposit insurance expense decreased 44.4% in 1995 after increasing 7.1% in both 1994 and 1993 due to a reduction in the rate of assessments by the FDIC in the final two quarters of 1995 from .23% per $1000 of deposits to .024% per $1000 of deposits. The Bank received the most favorable rate charged by the FDIC in all years under consideration because of its capital ratios and the FDIC's assessment that the Bank's potential risk to the insurance fund is low.


INCOME TAXES

Income tax expense for 1995 was $545,000, as compared to $449,000 recorded in 1994 and $444,000 in 1993. The increase in income taxes of $96,000 for 1995 was due primarily to an increase in pre-tax income of $216,000. Income taxes only increased $5,000 in 1994 compared to 1993 as tax free income increased $48,000 during 1994.


ANALYSIS OF FINANCIAL CONDITION

OVERVIEW

At year-end 1995, Union National's consolidated assets increased to $161,078,000 compared to $145,115,000 at December 31, 1994. Average assets were $153,042,000 during 1995, which represents an increase of 9.6% over 1994 averages. During 1995, the Bank pursued an aggressive deposit gathering posture in a effort to increase market share, particularly in Fayette and Wayne Counties.

The financial condition of Union National at December 31, 1995, is presented in the comparative balance sheet of the consolidated financial statements included in this Proxy Statement-Prospectus. The following discussion addresses investments, loans and other components of earning assets, sources of funds supporting these earning assets, capital resources, and liquidity.


INVESTMENT SECURITIES

The Bank maintains an investment portfolio to provide for liquidity, to correct asset-liability imbalances over time, and to provide income. The bond portfolio increased by 3% from December 31, 1993 to December 31, 1994 and increased 19% from December 31, 1994 to December 31, 1995. The change in portfolio size is determined by overall growth of the Bank and changes in the Bank's ratio of loans to deposits.

The portfolio consists of U.S. Treasury and Agency obligations, non-taxable and taxable obligations of states and municipalities, mortgage backed securities, including in some instances derivatives of mortgage backed assets, other securitized asset paper, and equity investments in quasi-or government-sponsored institutions as may be required by law or deemed appropriate by the Bank, including the investments in the Federal Reserve Bank of Chicago and the Federal Home Loan Bank of Indianapolis. About 4% of the portfolio is unrated by a major rating service. These bonds are primarily municipal credits which were issued unrated or have lost a previously assigned rating because of infrequent market presence and failure to keep their ratings current with the rating services. In each case, the Bank believes the unrated issues have investment quality characteristics.

In December 1995, pursuant to a one-time opportunity to do so, the Bank reclassified a significant percentage of its investment portfolio as "available for sale" from "held to maturity" as defined in FASB 115. The reclassifications were made to increase the liquidity of the portfolio and give the Bank greater flexibility in portfolio management. The regulatory agencies have announced that changes in a bank's capital account due to changes in the market value of "available for sale" securities would not in itself trigger certain regulatory action thus reducing regulatory risks previously associated with large holdings of "available for sale" securities.


LOANS

Loans increased 7.9% to $89,850,000 at December 31, 1995 compared to $83,258,000 at December 31, 1994. Growth remained particularly strong in residential real estate loans, which were 14.5% higher than the same period a year earlier. The Bank increased its residential and multi-family real estate portfolio because of the low-risk nature of the loans, competitive advantage in some of its markets, lack of demand for traditional commercial credits, and a decided regulatory emphasis toward real estate lending as a key element in CRA (Community Reinvestment Act) and other regulatory assessments of the Bank. The Bank also increased its market share in most markets for consumer installment loans.

Union National experienced a similar growth in loans at December 31, 1994 compared to December 31, 1993 as loans increased 6.1% to $83,250,000 from $78,480,000. As in 1995, growth in real estate loans during 1994 was strongest at 14.6%.

The loan portfolio at the dates indicated is presented below:


                                                                      1995           1994
                                                                 ---------------------------
                                                                     (Dollars in Thousands)

 Loans at December 31:

 Commercial and Industrial Loans                                   $ 9,960        $ 7,175

 Agricultural Production Financing and Other Loans to Farmers        5,344          6,264

 Real Estate Loans:

     Construction                                                       76          1,119

     Commercial and Farmland                                        21,675         22,985

     Residential                                                    42,965         37,537

 Individuals' Loans for Household and Other Personal Expenditures    9,281          7,508

 Tax Exempt Loans                                                      256            220

 Lease Financing                                                       293            450
                                                                 ---------------------------

     Total Loans                                                   $89,850        $83,258
                                                                 ---------------------------
                                                                 ---------------------------


LOAN QUALITY

The allowance for loan losses was $ 1,145,000 at December 31, 1995, representing 1.27% of total loans compared to $ 1,116,000 at December 31, 1994 which represented 1.34% of total loans. Net chargeoffs to average loans were .36% and
 .34% for the year ended December 31, 1995 and 1994, respectively. The ratio of provision for loan losses to average loans was .39% for year ended December 31, 1995 and .36% for the same period in 1994. The allowance for loan losses to non performing loans at December 31, 1995 and 1994 was 102.9% and 133.7%, respectively.

An allowance for loan losses is maintained at a level considered adequate by management to absorb potential loan losses as determined by evaluations of the loan portfolio on a continuing basis. This evaluation by management includes consideration of past loan loss experience, changes in the composition of the loan portfolio, the volume and condition of loans outstanding and current market and economic conditions.

The provision for loans losses charged to expense was $340,000 in 1995 and $300,000 in 1994. Loan losses, net of recoveries, charged against the allowance were $311,000 in 1995, compared to $284,000 in 1994. The allowance for loan losses exceeded total non-performing loans at December 31, 1995 and 1994.

A summary of loan loss experience and management's allocation of the allowance for loan losses to various loan categories for the years indicated follows.

SUMMARY OF LOAN LOSS EXPERIENCE


                                                   Year Ended December 31
                                           ----------------------------------
                                               1995                 1994
                                           ----------------------------------
                                                    (Dollars in Thousands)

 Allowance for Loan Losses:

 Balance at January 1                        $1,116                 $1,100

 Chargeoffs:

     Commercial                                 253                    320

     Real Estate Mortgage                         1

     Installment                                 94                     37
                                           ----------------------------------

 Total Chargeoffs                               348                    357
                                           ----------------------------------

 Recoveries:

     Commercial                                  14                     48

     Installment                                 23                     25
                                           ----------------------------------

 Total Recoveries                                37                     73
                                           ----------------------------------

 Net Chargeoffs                                 311                    284
                                           ----------------------------------

 Provisions for Loan Losses                     340                    300
                                           ----------------------------------

 Balance at December 31                      $1,145                 $1,116
                                           ----------------------------------
                                           ----------------------------------

 Ratio of Net Chargeoffs During the Period     .36%                   .34%
 to Average Loans Outstanding During the
 Period


LOAN LOSS CHARGEOFF PROCEDURES

The Bank has weekly meetings at which loan delinquencies, maturities and problems are reviewed. The Board of Directors receive and review reports on loans monthly.The Discount Committee of the Bank's Board meets monthly to approve or disapprove all new loans in excess of $200,000 and the Board reviews all commercial loans in excess of $100,000 which were made or renewed during the preceding month. The loan committee, consisting of all loan officers and the president, meet as required to approve or disapprove any loan which is in excess of an individual loan officer's lending limit.

All chargeoffs are approved by the senior loan officer and are reported to the Bank's Board. The Bank charges off loans when a determination is made that all or a portion of a loan is collectable or as a result of examinations by regulators and the independent auditors.

MANAGEMENT'S ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AT DECEMBER 31:

Presented below is an analysis of the composition of the allowance for loan losses and per cent of loans in each category total loans:


                                                           1995                              1994
                                         ----------------------------------------------------------
                                           Amount          Percent       Amount          Percent
                                         ----------------------------------------------------------
                                                           (Dollars in Thousands)

 Balance at December 31:

     Commercial, Financial and
     Agricultural                          $  858           41.9%        $  834           45.9%

     Real Estate Mortgage                     177           47.8            199           45.1

     Installment                              110           10.3             83            9.0
                                         ----------------------------------------------------------

 Totals                                    $1,145          100.0%        $1,116          100.0%
                                         ----------------------------------------------------------
                                         ----------------------------------------------------------


As indicated by the following table, on December 31, 1995 Union National's non-performing loans totaled $1,113,000 an increase of $278,000 from year-end 1994. Nonaccrual loans, which are included in nonperforming loans, increased $371,000 due to non-performance of a single agricultural credit.


                                                    December 31

                                                  1995      1994
                                              ----------------------
                                              (Dollars in Thousands)

 Nonaccruing Loans                              $  443    $   72

 Loans Contractually Past Due 90 Days or More      220       275
 Other Than Nonaccruing

 Restructured Loans                                450       488
                                              ----------------------
                                                $1,113    $  835
                                              ----------------------
                                              ----------------------


Nonaccruing loans are loans which are reclassified to a nonaccruing status when in management's judgment the collateral value and financial condition of the borrower do not justify accruing interest. Interest previously recorded but not deemed collectible is reversed and charged against current income. Interest income on these loans is then recognized when collected.

Restructured loans are loans for which the contractual interest rate has been reduced or other concessions are granted to the borrower because of a deterioration in the financial condition of the borrower resulting in the inability of the borrower to meet the original contractual terms of the loans.

Interest income of $30,874 for the year ended December 31, 1995, was recognized on the nonaccruing and restructured loans listed in the table above, whereas interest income of $72,261 would have been recognized under their original loan terms.

Management has identified certain other loans totaling $1,106,000 as of December 31, 1995, not included in the risk elements table, which are current as to principal and interest, about which there are doubts as to the borrowers' ability to comply with present repayment terms.


SOURCES OF FUNDS

Union National generally relies on customers' deposits, federal funds purchased, securities sold under repurchase agreements and Federal Home Loan Bank advances, along with shareholders' equity, to fund its earning assets.

Average total deposits were $118,000,000 in 1995, an increase of 9.5% from the prior year. As noted above, the Bank pursued an aggressive market strategy for deposits for most of the year in an effort to increase market share in Fayette and Wayne counties.

Securities sold under repurchase agreements generally are less costly to issue than certificates of deposit and are offered by Union National to its customer base as an alternative to short-term certificates of deposit. Repurchase agreements averaged $2,568,000 for 1995 and $2,327,000 for 1994.

Average Federal Home Loan Bank (FHLB) advances during 1995 and 1994 were $8,000,000 and $7,692,000, respectively. The Bank's use of Federal Home Loan Bank advances is hampered somewhat by the requirement to purchase additional shares in the FHLB in order take down more advances. The Bank considers the shares in the FHLB illiquid and the dividend income earned on the shares subject to the fortunes of the FHLB of Indianapolis and to an extent, the fortunes of the overall system. The amount of shares required of banks, on a relative basis, is more than the amount required of savings institutions; and therefore, the Bank is at a competitive disadvantage to savings institutions for this source of funds.


CAPITAL RESOURCES

Union National continues to maintain a strong capital position, to support its current needs and provide a sound foundation for further expansion.

During 1995, stockholders' equity increased to $15,741,000, as a result of net income after dividends of $1,251,000 and an increase in the net unrealized gain on securities available for sale of $1,108,000 (net of taxes of $740,000). The dividend payout ratio was 17.8% in 1995 compared to 16.6% in 1994 and was consistent with management' s policy of maintaining an appropriate balance between earnings returned to stockholders in the form of dividends and earnings retained to support future growth. Book value per share at year-end advanced to $81.16 from $69.01 one year earlier, an increase of 17.6% after increasing 6.0% in 1994. Union National continues to exceed all regulatory capital requirements.


LIQUIDITY

Liquidity is a measure of Union National's ability to meet its customers' present and future deposit withdrawals and/or increased loan demand. Union National manages its liquidity through a coordinated asset/liability management program.

Liquidity is provided by projecting credit demand and other financial needs and then maintaining sufficient cash and assets readily convertible into cash to meet these requirements. Union National has provided for its liquidity needs through growth in core deposits, maturing loans, investments in its securities portfolio and by maintaining adequate balances in money market assets. At December 31, 1995, Union National had $16.8 million or 10.4% of total assets, in investment and money market securities maturing within one year. In addition, the Bank maintains a portfolio of variable rate investments with repricing dates of one year or less which is considered to be highly liquid. At December 31, 1995, the variable rate portfolio stood at $7.5 million or 4.7% of total assets. Both liquidity portfolios amount to 15% of Bank assets. This is considered by management to be more than adequate in view of projected liquidity needs.

ACCOUNTING MATTERS

DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards ("SFAS") No. 119 ("SFAS 119") requires disclosures about derivative financial instruments - futures, forwards, swap and option contracts and other financial instruments with similar characteristics (e.g., interest rate caps or floors and loan commitments). The definition of derivatives excludes all on-balance sheet receivables and payables, including those that "derive" their values or cash flows from the price of another security or index, such as mortgage-backed securities and interest-only obligations.

SFAS 119 requires disclosures about amounts, nature and terms of derivatives that are not subject to SFAS 105 because they do not result in off-balance sheet risk of accounting loss. It requires that distinction be made between financial instruments held or issued for trading purposes and financial instruments held or issued for purposes other than trading. The required disclosures, either in the body of the financial statements or in the footnotes, include: (i) the face or contract amount (or notional principal amount) and (ii) the nature and terms, including at a minimum, a discussion of (I) the credit and market risk of those instruments, (2) the cash requirements of those instruments and (3) the related accounting policy.

SFAS 119 amends SFAS 105 and 107 to require disaggregation of information about financial instruments with off-balance sheet risk of accounting loss and to require that fair value information be presented without combining, aggregating or netting the fair values of derivatives with fair value of nonderivatives and be presented together with the related carrying amounts in the body of the financial statements, a single footnote or a summary table in a form that makes it clear whether the amounts represent assets or liabilities. SFAS 119 was effective for Union National's financial statements issued for the year ended December 31, 1995.

At December 31, Union National did not have any derivative financial instruments as defined in SFAS 119.


ACCOUNTING FOR MORTGAGE SERVICING RIGHTS

During 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 122 ("SFAS 122") ACCOUNTING FOR MORTGAGE SERVICING RIGHTS. SFAS 122 pertains to mortgage banking enterprises and financial institutions that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. SFAS 122 eliminates the accounting distinction between mortgage servicing rights that are acquired through loan origination activities and those acquired through purchase transactions. Under SFAS 122, if a mortgage banking enterprise sells or securitizes loans and retains the mortgage servicing rights, the enterprise must allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the rights based on their relative fair values if is practicable to estimate those fair values. If it is not practicable, the entire cost should be allocated to the mortgage loans and no cost should be allocated to the mortgage servicing rights. An entity would measure impairment of mortgage servicing rights and loans based on the excess of the carrying amount of the mortgage servicing rights portfolio over the fair value of that portfolio.

SFAS 122 is to be applied prospectively in fiscal years beginning after December 15, 1995, to transactions in which an entity acquires mortgage servicing rights and to impairment evaluations of all capitalized mortgage servicing rights. Union National has not yet determined the impact of SFAS 122 on its financial condition and results of operations.


ACCOUNTING FOR STOCK-BASED COMPENSATION

The FASB issued SFAS 123, STOCK-BASED COMPENSATION. In December, 1994, the FASB decided to require expanded disclosures rather than recognition of compensation cost for fixed, in the money, options rather than recognition of compensation expense as was originally proposed.

This statement establishes a fair value based method of accounting for stock-based compensation plans. The FASB encourages employers to recognize the related compensation expense; however, employers are permitted to continue to apply the provisions of APB Opinion No. 25. Employers that choose to continue to follow APB No. 25 are required to disclose in notes to the financial statements the pro forma effects on their net income and earnings per share of the new accounting method.

SFAS 123 is effective for Union National in 1996. Union National has not yet determined the impact of adopting SFAS 123 on net income or financial position in the year of adoption.


INFLATION

Changing prices of goods, services, and capital affect the financial position of every business enterprise. The level of market interest rates and the price of funds loaned or borrowed fluctuate due to changes in the rate of inflation and various other factors, including government monetary policy.

Fluctuating interest rates affect Union National's net interest income, loan volume, and other operating expenses, such as employees' salaries and benefits, reflecting the effects of escalating prices, as well as increased levels of operations and other factors. As the inflation rate increases, the purchasing power of the dollar decreases. Those holding fixed-rate monetary assets incur a loss, while those holding fixed rate monetary liabilities enjoy a gain. The nature of a bank holding company's operations is such that there will be an excess of monetary assets over monetary liabilities, and, thus, a bank holding company will tend to suffer from an increase in the rate of inflation and benefit from a decrease.



                              REGULATION AND SUPERVISION
                 OF FIRST MERCHANTS, UNION NATIONAL AND SUBSIDIARIES


BANK HOLDING COMPANY REGULATION

     First Merchants and Union National are registered as bank holding companies and are subject to the regulations of the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Bank holding companies are required to file periodic reports with and are subject to periodic examination by the Federal Reserve. The Federal Reserve has issued regulations under the BHC Act requiring a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. It is the policy of the Federal Reserve that, pursuant to this requirement, a bank holding company should stand ready to use its resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity. Additionally, under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that may become "undercapitalized" (as defined in the statute) with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of (i) an amount equal to 5% of the institution's total assets at the time the institution became undercapitalized, or (ii) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution fails to comply with such capital restoration plan. Under the BHC Act, the Federal Reserve has the authority to require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company.

     First Merchants and Union National are prohibited by the BHC Act from acquiring direct or indirect control of more than 5% of the outstanding shares of any class of voting stock or substantially all of the assets of any bank or savings association or merging or consolidating with another bank holding company without prior approval of the Federal Reserve. Additionally, First Merchants and Union National are prohibited by the BHC Act from engaging in or from acquiring ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a nonbanking business unless such business is determined by the Federal

Reserve to be so closely related to banking as to be a proper incident thereto. The BHC Act does not place territorial restrictions on the activities of such nonbanking-related activities.

CAPITAL ADEQUACY GUIDELINES FOR BANK HOLDING COMPANIES

     Bank holding companies are required to comply with the Federal Reserve's risk-based capital guidelines which require a minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities such as standby letters of credit) of 8%. At least half of the total required capital must be "Tier 1 capital," consisting principally of common shareholders' equity, noncumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock and minority interest in the equity accounts of consolidated subsidiaries, less certain goodwill items. The remainder ("Tier 2 capital") may consist of a limited amount of subordinated debt and intermediate-term preferred stock, certain hybrid capital instruments and other debt securities, cumulative perpetual preferred stock, and a limited amount of the general loan loss allowance. In addition to the risk-based capital guidelines, the Federal Reserve has adopted a Tier 1 (leverage) capital ratio under which the bank holding company must maintain a minimum level of Tier 1 capital to average total consolidated assets of 3% in the case of bank holding companies which have the highest regulatory examination ratings and are not contemplating significant growth or expansion. All other bank holding companies are expected to maintain a ratio of at least 1% to 2% above the stated minimum.

     The following are First Merchants' and Union National's regulatory capital ratios as of December 31, 1995:


                              FIRST MERCHANTS          UNION NATIONAL
                              ---------------          --------------

      Tier 1 Capital:                  16.99%              16.15%

      Total Capital:                   18.07               17.38

      Leverage Ratio:                  10.98                9.34


BANK REGULATION

      First Merchants Bank and the Bank are national banks and are supervised, regulated and examined by the Office of the Comptroller of the Currency (the "OCC"). First United and Pendleton are state banks chartered in Indiana and are supervised, regulated and examined by the Indiana Department of Financial Institutions. In addition, First United and Pendleton are supervised and regulated by the Federal Deposit Insurance Corporation (the "FDIC"). Each regulator has the authority to issue cease-and-desist orders if it determines that activities of the bank regularly represent an unsafe and unsound banking practice or a violation of law.

      Both federal and state law extensively regulate various aspects of the banking business such as reserve requirements, truth-in-lending and truth-in-savings disclosure, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking operations. Current federal law also requires banks, among other things, to make deposited funds available within specified time periods.

      Insured state-chartered banks are prohibited under FDICIA from engaging as principal in activities that are not permitted for national banks, unless (i) the FDIC determines that the activity would pose no significant risk to the appropriate deposit insurance fund and (ii) the bank is, and continues to be, in compliance with all applicable capital standards.

BANK CAPITAL REQUIREMENTS

      The FDIC and the OCC have adopted risk-based capital ratio guidelines to which state-chartered banks and national banks under their respective supervision are subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. Risk-based capital ratios are determined by allocating assets and specified off-balance sheet commitments to four risk weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

      Like the capital guidelines established by the Federal Reserve, these guidelines divide a bank's capital into two tiers. Banks are required to maintain a total risk-based capital ratio of 8%. The FDIC or OCC may, however, set higher capital requirements when a bank's particular circumstances warrant. Banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

      In addition, the FDIC and OCC established guidelines prescribing a minimum Tier 1 leverage ratio (Tier 1 capital to adjusted total assets as specified in the guidelines). These guidelines provide for a minimum Tier 1 leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest regulatory rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier 1 leverage ratio of 3% plus a additional 100 to 200 basis points.

      All of First Merchants' affiliate banks as well as the Bank exceed the risk-based capital guidelines of the FDIC and OCC as of December 31, 1995.

      FDICIA requires each federal banking agency to revise its risk-based capital standards within 18 months of their enactment to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risk of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multifamily mortgages. Banking regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. Neither First Merchants nor Union National is able to predict whether and when higher capital requirements would be imposed and, if so, to what levels and on what schedule.

BRANCHES AND AFFILIATES

      Branching by First Merchants' affiliate banks is subject to the jurisdiction, and requires the prior approval, of the bank's primary federal regulatory authority and, if the branching bank is a state bank, of the Indiana Department of Financial Institutions.

      First Merchants' affiliate banks and the Bank are subject to the Federal Reserve Act, which restricts financial transactions between banks and affiliated companies. The statute limits credit transactions between a bank and its executive officers and its affiliates, prescribes terms and conditions for bank affiliate transactions deemed to be consistent with safe and sound banking practices, and restricts the types of collateral security permitted in connection with a bank's extension of credit to an affiliate.

FDICIA

      FDICIA requires, among other things, federal bank regulatory authorities to take "prompt corrective action" with respect to banks which do not meet minimum capital requirements. For these purposes, FDICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.


      The FDIC has adopted regulations to implement the prompt corrective action provisions of FDICIA. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater, and generally a leverage ratio of 4% or greater. An institution is deemed to be "undercapitalized" if it has a total risk-based capital ratio of less than 8%, a Tier 1 risk-based capital ratio of less than 4%, or generally a leverage ratio of less than 4%, and "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%. An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

      "Undercapitalized" banks are subject to growth limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institution as described above. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. "Significantly undercapitalized" banks are subject to one or more of a number of requirements and restrictions, including an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks, and restrictions on compensation of executive officers. "Critically undercapitalized" institutions may not, beginning 60 days after become "critically undercapitalized," make any payment of principal or interest on certain subordinated debt or extend credit for a highly leveraged transaction or enter into any transaction outside the ordinary course of business. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator.

      FDICIA further directs that each federal banking agency prescribe standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, management compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value or publicly traded shares and such other standards as the agency deemed appropriate. The federal banking agencies have issued certain advance notices of proposed rulemakings, soliciting comments on the implementation of these FDICIA provisions. Neither First Merchants or Union National can predict on what form such rules will eventually be adopted or what effect such rules will have on First Merchants' affiliate banks or the Bank.

DEPOSIT INSURANCE

      The deposits of First Merchants' affiliate banks are insured up to $100,000 per insured account, by the Bank Insurance Fund ("BIF"). Accordingly, deposit insurance premiums are paid to BIF. The Bank's deposits are insured up to $100,000 per insured account by the BIF. If the FDIC believes that an increase in the insurance rates is necessary, it may increase the insurance premiums applicable to the BIF.

      FDICIA required the FDIC to issue regulations, effective January 1, 1994, which establish a system for setting deposit insurance premiums based upon the risks a particular bank or savings association poses to the deposit insurance funds. Effective January 1, 1993, the FDIC adopted a final rule that implements a transitional risk-based assessment system whereby a base insurance premium, yet unspecified, will be adjusted according to the capital category and subcategory of an institution to one of three capital categories consisting of
(1) well capitalized, (2) adequately capitalized, or (3) undercapitalized, and one of three subcategories consisting of (a) health, (b) supervisory concern, or
(c) substantial supervisory concern. An institution's assessment rate will depend upon the capital category and supervisory category to which it is assigned. Assessment rates will range from 0.23% for an institution in the highest category (i.e., well capitalized) to 0.31% for an institution in the lowest category (i.e. undercapitalized and substantial supervisory concern).
The supervisory subgroup to which an institution is assigned by the FDIC is confidential and may not be disclosed. Deposit insurance assessments may increase depending upon the category and subcategory, if any, to which the bank is assigned by the FDIC. Any increase in insurance assessments could have an adverse effect on the earnings of First Merchants' affiliate banks.

RECENT LEGISLATION

      The Riegle Community Development and Regulatory Improvement Act of 1994 ("Act") contains seven titles pertaining to community development and home ownership protection, small business capital formation, paperwork reduction and regulatory improvement, money laundering and flood insurance. The Act grants the authority to several agencies to promulgate regulations under the Act. No regulations have yet been promulgated. Neither First Merchants, Union National nor the Bank is able to predict the impact of the Act on the banking industry.

      The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal Act") allows for interstate banking and interstate branching without regard to whether such activity is permissible under state law. Since September 29, 1995, bank holding companies were allowed to acquire banks anywhere in the United States subject to certain state restrictions. Beginning on June 1, 1997, an insured bank may merge with an insured bank in another state without regard to whether such merger is prohibited by state law. Additionally, an out-of-state bank may acquire the branches of an insured bank in another state without acquiring the entire bank; provided, however, that the law of the state where the branch is located permits such an acquisition. States may permit interstate branching earlier than June 1, 1997, where both states involved with the bank merger expressly permit it by statute. Further, bank holding companies may merge existing bank subsidiaries located in different states into one bank.

      On March 14, 1996, the Governor of the State of Indiana signed comprehensive new interstate banking and branching legislation which implements the Riegle-Neal Act. This act carries an emergency clause which made it effective immediately on passage.

      The new legislation accelerates the date for interstate banking and branching within Indiana. The following activities are now permitted:

      (i) A merger of banks in different states, with the resulting bank operating the acquired bank as a branch. Any branch may then be used to open additional branches within that state.

      (ii) A branch by acquisition in another state by purchase of a single branch by an out of state bank.

      (iii) The establishment of a de novo branch in another state by an out of state bank.

      Provisions (ii) and (iii) above require reciprocity with the home state of the bank establishing the branch until June 1, 1997, when the provisions of the Riegle-Neal Act become effective irrespective of state law. Furthermore, these provisions permit an out of state bank to establish other branches through out Indiana once their initial branch is owned in Indiana. Additionally, the new Indiana statute expands the definition of "branch" to include a mobile branch.

      Since September 29, 1995, insured bank subsidiaries have been allowed to act as an agent for an affiliated bank or thrift in offering limited banking services (receive deposits, renew time deposits, close loans, service loans and receive payments on loan obligations) both within the same state and across state lines.

      Neither First Merchants, Union National nor the Bank is able to predict with certainty the impact of this legislation on the banking industry.

ADDITIONAL MATTERS

      In addition to the matters discussed above, First Merchants' affiliate banks and the Bank are subject to additional regulation of their activities, including a variety of consumer protection regulations affecting their lending, deposit and collection activities and regulations affecting secondary mortgage market activities.

      The earnings of financial institutions are also affected by general economic conditions and prevailing interest rates, both domestic and foreign, and by the monetary and fiscal policies of the United States Government and its various agencies, particularly the Federal Reserve.

      Additional legislation and administrative actions affecting the banking industry may be considered by the United States Congress, state legislatures and various regulatory agencies, including those referred to above. It cannot be predicted with certainty whether such legislation of administrative action will be enacted or the extent to which the banking industry in general or First Merchants and its affiliate banks in particular would be affected thereby.


                              COMPARISON OF COMMON STOCK

      The rights of holders of Union National common stock who receive First Merchants common stock in the Merger will be governed by the IBCL, the state in which First Merchants is incorporated, and by First Merchants' Articles of Incorporation ("First Merchants' Articles") and By-Laws. The rights of Union National shareholders are governed by the IBCL, the state in which Union National is incorporated, and by Union National's Articles of Incorporation ("Union National's Articles") and By-Laws. The rights of Union National shareholders differ in certain respects from the rights they would have as First Merchants shareholders, including certain anti-takeover measures and the vote percentage required for the amendment of certain significant provisions of the articles of incorporation and for the approval of certain significant corporate transactions. The following summary comparison of First Merchants common stock and Union National common stock includes all material features of such stocks but does not purport to be complete and is qualified in its entirety by reference to First Merchants' Articles and By-Laws and Union National's Articles and By-Laws.

AUTHORIZED BUT UNISSUED SHARES

      First Merchants' Articles authorize the issuance of 20,000,000 shares of common stock, of which 5,060,661 whole shares were outstanding as of March 31, 1996. The remaining authorized but unissued shares of common stock may be issued upon authorization of the Board of Directors without prior shareholder approval. First Merchants has 500,000 shares of preferred stock authorized. These shares are available to be issued, without prior shareholder approval, in classes with relative rights, privileges and preferences determined for each class by the Board of Directors of First Merchants. No shares of preferred stock have currently been issued.

      As of March 31, 1996, First Merchants had 151,988 shares of its common stock reserved and remaining available for issuance under its Employee Stock Purchase Plan and 203,775 shares of its common stock reserved and remaining available for issuance under its Stock Option Plans. See "DESCRIPTION OF FIRST MERCHANTS -- Compensation of Directors and -- Compensation of Executive Officers."

      The issuance of additional shares of First Merchants common stock to persons who were not holders of First Merchants common stock prior to such issuance or the issuance of First Merchants preferred stock may adversely affect the interests of First Merchants shareholders.

      Union National's Articles authorize the issuance of 200,000 shares of no par value common stock, 193,968 of which shares are issued and outstanding. Union National's Articles do not authorize the issuance of any other class of stock.

PREEMPTIVE RIGHTS

      As permitted by Indiana law, neither First Merchants' Articles nor Union National's Articles provide for preemptive rights to subscribe for any new or additional First Merchants or Union National shares of common stock. Preemptive rights may be granted to First Merchants or Union National shareholders if First Merchants' or Union National's Articles are amended accordingly.

DIVIDEND RIGHTS

      The holders of common stock of First Merchants and Union National are entitled to dividends and other distributions when, as and if declared by their respective Board of Directors out of funds legally available therefor. In general, with respect to First Merchants, a dividend may not be paid if, after giving it effect, (i) First Merchants would not be able to pay its debts as they become due in the usual course of business, or (ii) First Merchants' total assets would be less than the sum of its total liabilities plus, unless First Merchants' Articles permitted otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution, of shareholders whose preferential rights are superior to those receiving the dividend if First Merchants were to be dissolved at the time of the dividend. The same dividend limitations apply to Union National shareholders.

      The amount of dividends, if any, that may be declared by First Merchants in the future will necessarily depend upon many factors, including, without limitation, future earnings, capital requirements, business conditions and capital levels of subsidiaries (since First Merchants is primarily dependent upon dividends paid by its subsidiaries for revenues), the discretion of First Merchants' Board of Directors and other factors that may be appropriate in determining dividend policies.

      Dividends paid to First Merchants by its Indiana-chartered affiliate banks, or paid to Union National by the Bank are limited by Indiana law to the balance of the bank's undivided profits account adjusted for statutorily-defined bad debts. The First Merchants Bank may pay dividends to First Merchants in cash on its common stock only out of adjusted retained net profits for the year in which the dividend is paid and the two preceding years.

      Dividends paid by First Merchants' affiliate banks will ordinarily be restricted to a lesser amount than is legally permissible because of the need for the banks to maintain adequate capital consistent with the capital adequacy guidelines promulgated by the banks' principal federal regulatory authorities. See "REGULATION AND SUPERVISION OF FIRST MERCHANTS, UNION NATIONAL AND SUBSIDIARIES." If a bank's capital levels are deemed inadequate by the regulatory authorities, payment of dividends to its parent holding company may be prohibited without prior regulatory approval. Neither First Merchants' present affiliate banks nor the Bank is subject to such a restriction.

VOTING RIGHTS

      The holders of the outstanding shares of First Merchants and Union National common stock are entitled to one vote per share on all matters presented for shareholder vote. First Merchants shareholders do not have cumulative voting rights in the election of directors. Union National shareholders do have cumulative voting rights in the election of directors.

      Indiana law generally requires that mergers, consolidations, sales, leases, exchanges or other dispositions of all or substantially all of the assets of a corporation be approved by a shareholder vote of a majority of votes entitled to be cast at the shareholders meeting, subject to provisions in the corporations' articles of incorporation requiring a higher percentage vote. First Merchants' Articles provide that certain business combinations may, under certain circumstances, require approval of more than a majority of the outstanding voting shares of First Merchants common stock. Union National's Articles also contain provisions requiring approval of more than a majority of the outstanding voting shares of Union National's common stock in connection with business combinations and similar transactions. See "COMPARISON OF COMMON STOCK--Anti-Takeover Provisions."

      Indiana law requires shareholder approval for most amendments to a corporation's articles of incorporation by a majority of a quorum present at a shareholder's meeting (and, in certain cases, a majority of all shares held by any voting group entitled to vote). Indiana law permits a corporation in its articles of incorporation to prescribe a higher shareholder vote requirement for certain amendments. First Merchants' Articles require a super-majority shareholder vote of seventy-five percent of the outstanding shares of common stock for the amendment of certain significant provisions. Union National's Articles require the affirmative vote of not less than two-thirds (2/3) of the shares of common stock outstanding to amend any provisions.

DISSENTERS' RIGHTS

      The holders of First Merchants common stock possess dissenters' rights in connection with certain mergers and other significant corporate actions. Under Indiana law, a First Merchants shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the event of (i) consummation of a plan of merger to which First Merchants is a party, if shareholder approval is required and the shareholder is entitled to vote thereon; (ii) consummation of a plan of share exchange by which First Merchants' shares will be acquired, if the shareholder is entitled to vote thereon; (iii) consummation of a sale or exchange of all, or substantially all, the property of First Merchants other than in the usual course of business, if the shareholder is entitled to vote thereon; (iv) approval of a control share acquisition under Indiana law; and (v) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares. Union National shareholders have similar dissenters' rights.

      The dissenters' rights provisions described above do not apply, however, to the holders of shares of any class or series with respect to a merger, share exchange or sale or exchange of property if the shares of that class or series were registered on a United States securities exchange registered under the Exchange Act or traded on the NASDAQ National Market System or a similar market. As of the date of this Proxy Statement-Prospectus, shares of First Merchants common stock are traded on the NASDAQ National Market System, and shares of Union National common stock are not registered on a securities exchange nor traded on the NASDAQ National Market System or any similar market. With respect to dissenters' rights of Union National shareholders in connection with the Merger, see the discussion under "PROPOSED MERGER -- Rights of Dissenting Shareholders" and also Appendix B.

LIQUIDATION RIGHTS

      In the event of any liquidation or dissolution of First Merchants, the holders of shares of First Merchants common stock are entitled to receive pro rata with respect to the number of shares held by them any assets distributable to shareholders, subject to the payment of First Merchants' liabilities and any rights of creditors and holders of shares of First Merchants preferred stock then outstanding. In the event of any liquidation or dissolution of Union National, the holders of shares of Union National common stock are entitled to receive pro rata with respect to the number of shares held by them any assets distributable to shareholders, subject to the payment of Union National's liabilities and any rights of creditors.

ASSESSMENT AND REDEMPTION

      Under Indiana law, neither the shares of First Merchants common stock nor of Union National common stock are liable to further assessment.

      Under Indiana law, First Merchants may redeem or acquire shares of its common stock with funds legally available therefor, and shares so acquired constitute authorized but unissued shares. First Merchants may not redeem or acquire shares of common stock if, after giving such redemption or acquisition effect, First Merchants would not be able to pay its debts as they become due in the usual course of business, or First Merchants' total assets would be less than the sum of its total liabilities plus, unless First Merchants' Articles permitted otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those whose stock is being redeemed or acquired if First Merchants were to be dissolved at the time of the redemption or acquisition. Union National has similar redemption rights under Indiana law.

      First Merchants and Union National must give prior notice to the Federal Reserve if the consideration to be paid by them for any redemption or acquisition of their respective shares, when aggregated with the consideration paid for all redemptions or acquisitions for the preceding 12 months, equals or exceeds 10% of the consolidated net worth of the company involved.

ANTI-TAKEOVER PROVISIONS

      The anti-takeover measures applicable to First Merchants and Union National, as described below, may have the effect of discouraging or rendering it more difficult for a person or other entity to acquire control of First Merchants or Union National. These measures may have the effect of discouraging certain tender offers for shares of First Merchants common stock or Union National common stock which might otherwise be made at premium prices or certain other acquisition transactions which might be viewed favorably by a significant number of shareholders.

      INDIANA LAW. Under the business combinations provisions of the IBCL, any 10% shareholder of an Indiana corporation, with a class of voting shares registered under Section 12 of the Securities Exchange Act of 1934 or which has specifically adopted this provision in the corporation's articles of incorporation, is prohibited for a period of five (5) years from completing a business combination with the corporation unless, prior to the acquisition of such 10% interest, the board of directors of the corporation approved either the acquisition of such interest or the proposed business combination. Further, the corporation and a 10% shareholder may not consummate a business combination unless all provisions of the articles of incorporation of the corporation are complied with and a majority of disinterested shareholders approve the transaction or all shareholders receive a price per share determined in accordance with the business combinations provision of the IBCL.

      An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combinations provision, but such an election remains ineffective for eighteen (18) months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the effective time of the election. First Merchants is covered by the business combinations provisions of the IBCL and Union National is not covered. The constitutional validity of the business combinations provision of Indiana law has in the past been challenged and has been upheld by the United States Supreme Court.

      In addition to the business combinations provision, the IBCL also contains a "control share acquisition" provision which, although different in structure from the business combinations provision, may have a similar effect of discouraging or making more difficult a hostile takeover of an Indiana corporation. This provision, however, also may have the effect of discouraging premium bids for outstanding shares. The IBCL provides that, unless otherwise provided in the corporation's articles of incorporation or by-laws, certain acquisitions of shares of the corporation's common stock will be accorded voting rights only if a majority of the disinterested shareholders approves a resolution granting the potential acquiror the ability to vote such shares.
Upon disapproval of the resolution, the shares held by the acquiror shall be redeemed by the corporation at the fair value of the shares as determined by the control share acquisition provision.

      This provision does not apply to a plan of affiliation and merger if the corporation complies with the applicable merger provisions and is a party to the agreement of merger or plan of share exchange. First Merchants and Union National are each subject to the control share acquisition provision.

      FIRST MERCHANTS' ARTICLES. In addition to the protection afforded by the IBCL, First Merchants' Articles provide that the directors of First Merchants shall be divided into three classes, each serving three (3) year terms with one class to be elected at each annual meeting of shareholders. First Merchants' Articles provide that directors may be removed with or without cause by a two-thirds (2/3) vote of the shares entitled to vote; provided, however, that if the Board by a two-thirds (2/3) vote recommends removal of a director, that director may be removed by a majority of the shares entitled to vote.

      First Merchants' Articles also require the approval of the holders of three-fourths (3/4) of the voting stock as a condition of certain business combinations (which included but are not limited to mergers, consolidations, sales, leases, liquidations, dissolutions, certain reorganizations, and agreements relating to the foregoing) involving any shareholder who owns more than 10% of the voting stock, unless either the transaction is approved by a two-thirds (2/3) vote of the Board or the shareholders are to receive fair consideration (generally, an amount per share equal to the higher of (a) the highest per share price paid for the stock in the two (2) years preceding the business combination and (b) the per share book value for the stock) for their shares in the business combination. In the event two-thirds (2/3) Board approval is obtained or the fair consideration is to be paid, then approval of the business combination would only require the approval of the holders of two-thirds (2/3) of the voting stock.

      The above referred to provision of First Merchants' Articles can be amended only with the approval of three-fourths (3/4) of the voting stock.

      The existence of authorized but unissued common and preferred stocks of First Merchants may have an anti-takeover effect, as the issuance of additional First Merchants shares with sufficient voting power could have a dilutive effect on First Merchants stock and may result in the defeat of an attempt to acquire control of First Merchants. The Board may issue shares of common stock and/or preferred stock at any time without shareholder approval. The relative rights, preferences, limitations and restrictions attendant with the ownership of the preferred stock would be determined by the Board prior to the issuance thereof. The Board would determine whether any voting rights would attach to the preferred stock. The Board has no present plans to issue any preferred stock or common stock other than in connection with the Merger. The issuance of preferred or common stock in the future could result in the dilution of ownership and control of First Merchants by common shareholders because there is no guarantee that current shareholders will have an opportunity to purchase any of the preferred or common stock when and if it is issued since they do not have preemptive rights.

      UNION NATIONAL'S ARTICLES. In addition to the protection afforded by the IBCL, Union National's Articles provide that directors of Union National shall be divided into three classes, each serving three (3)-year terms with one class to be elected at each annual meeting of shareholders. Union National's Articles also require the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of common stock to approve certain business combinations (including the Merger) as well as the liquidation or dissolution of Union National.

      The existence of authorized but unissued shares of common stock of Union National may have an anti-takeover effect, as the issuance of additional Union National shares with sufficient voting power could have a dilutive effect on Union National's stock and may result in the defeat of an attempt to acquire control of Union National. The Board of Directors of Union National may issue shares of common stock at any time without shareholder approval. The Agreement prohibits the issuance by Union National of additional shares of common stock.

DIRECTOR LIABILITY

      Under the IBCL, a director of First Merchants or Union National will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless (i) the director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation and
(ii) such breach or failure to perform constitutes willful misconduct or recklessness.


                                    LEGAL OPINIONS

      Certain legal matters in connection with the Agreement will be passed upon for First Merchants by the law firm of Bingham Summers Welsh & Spilman, 2700 Market Tower, 10 West Market Street, Indianapolis, Indiana 46204 and for Union National by the law firm of Ice Miller Donadio & Ryan, One American Square, Box 82001, Indianapolis, IN 46282-0002. Frank A. Bracken is of counsel with Bingham Summers Welsh & Spilman and a director of First Merchants and First Merchants Bank.


                                       EXPERTS

      The consolidated financial statements of First Merchants incorporated by reference in this Proxy Statement-Prospectus have been audited by Geo. S. Olive & Co., LLC, independent public accountants, to the extent and for the periods indicated in their report thereon, and have been so incorporated by reference in this Proxy Statement-Prospectus in reliance upon such report of Geo. S. Olive & Co., LLC given on the authority of such firm as experts in auditing and accounting.

      The consolidated financial statements of Union National and Randolph County included in this Proxy Statement-Prospectus have been audited by Geo. S. Olive & Co., LLC, independent public accountants, to the extent and for the periods indicated in their reports thereon, and have been so included in this Proxy Statement-Prospectus in reliance on the reports of Geo. S. Olive & Co., LLC given on the authority of such firm as experts in auditing and accounting.

      Representatives of Geo. S. Olive & Co., LLC are not expected to be at the Special Meeting of Shareholders of Union National.


                                    OTHER MATTERS

      The Special Meeting of Shareholders is called for the purposes set forth in the Notice. The Board of Directors of Union National knows of no other matter for action by shareholders at such Special Meeting other than the matters described in the Notice. However, the enclosed proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing thereof and which may properly come before the Special Meeting. It is the intention of the persons named in the proxy to vote pursuant to the proxy with respect to such matters in accordance with the recommendation of management of Union National.

                             INDEX TO FINANCIAL STATEMENT

UNION NATIONAL BANCORP

    Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . .  F-3

    Consolidated Balance Sheet as of December 31, 1995 and 1994. . . . . .  F-4

    Consolidated Statement of Income for the Years Ended
    December 31, 1995, 1994 and 1993 . . . . . . . . . . . . . . . . . . .  F-5

    Consolidated Statement of Changes in Stockholders' Equity
    for the Years Ended December 31, 1995, 1994 and 1993 . . . . . . . . .  F-6

    Consolidated Statement of Cash Flows for the Years Ended
    December 31, 1995, 1994 and 1993 . . . . . . . . . . . . . . . . . . .  F-7

    Notes to Consolidated Financial Statements . . . . . . . . . . . . . .  F-8

RANDOLPH COUNTY BANCORP

    Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . F-24

    Consolidated Balance Sheet as of December 31, 1995 and 1994. . . . . . F-25

    Consolidated Statement of Income for the Years Ended
    December 31, 1995, 1994 and 1993 . . . . . . . . . . . . . . . . . . . F-26

    Consolidated Statement of Changes in Stockholders' Equity
    for the Years Ended December 31, 1995, 1994 and 1993 . . . . . . . . . F-28

    Consolidated Statement of Cash Flows for the Years Ended
    December 31, 1995, 1994 and 1993 . . . . . . . . . . . . . . . . . . . F-29

    Notes to Consolidated Financial Statements . . . . . . . . . . . . . . F-30

                        UNION NATIONAL BANCORP AND SUBSIDIARY

                          CONSOLIDATED FINANCIAL STATEMENTS
                              DECEMBER 31, 1995 AND 1994

                             INDEPENDENT AUDITOR'S REPORT



To the Stockholders and
Board of Directors
Union National Bancorp
Liberty, Indiana


We have audited the consolidated balance sheet of Union National Bancorp and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements described above present fairly, in all material respects, the consolidated financial position of Union National Bancorp and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company changed its method of accounting for investments in securities in 1994 and income taxes in 1993.


GEO. S. OLIVE & CO., LLC


Indianapolis, Indiana
February 2, 1996


                        UNION NATIONAL BANCORP AND SUBSIDIARY
                              CONSOLIDATED BALANCE SHEET

 DECEMBER 31                                1995                1994
- --------------------------------------------------------------------------------

 ASSETS
    Cash and due from banks               $  3,461,220         $  3,213,296
    Federal funds sold                                              450,000
                                         ---------------------------------------
          Cash and cash equivalents          3,461,220            3,663,296
    Investment securities
       Available for sale                   60,789,224           22,791,661
       Held to maturity                      2,464,191           30,339,708
                                         ---------------------------------------
          Total investment securities       63,253,415           53,131,369
    Loans                                   89,850,398           83,257,882
    Allowance for loan losses               (1,144,546)          (1,116,077)
                                         ---------------------------------------
          Net loans                         88,705,852           82,141,805
    Premises and equipment                   3,026,917            3,124,478
    Federal Reserve and Federal Home
    Loan Bank stock                            810,000              800,800
    Interest receivable                      1,729,585            1,566,387
    Other assets                                90,546              686,777
                                         ---------------------------------------

          Total assets                    $161,077,535         $145,114,912
                                         ---------------------------------------
                                         ---------------------------------------

 LIABILITIES
    Deposits
      Noninterest bearing                 $  7,805,936         $  7,795,091
      Interest bearing                     124,533,486          113,603,118
                                         ---------------------------------------
          Total deposits                   132,339,422          121,398,209
    Short-term borrowings                    3,401,997            1,442,177
    Federal Home Loan Bank advances          8,000,000            8,000,000
    Interest payable                         1,168,093              811,091
    Other liabilities                          426,739               54,330
                                         ---------------------------------------
          Total liabilities                145,336,251          131,705,807
                                         ---------------------------------------

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY
    Common stock, $5 stated value
      Authorized--200,000 shares
      Issued and outstanding--193,968
      and 194,302 shares                       969,840              971,510
    Paid-in capital                          1,957,192            1,982,242
    Retained earnings                       12,118,983           10,867,652
    Net unrealized gain (loss) on
    securities available for sale              695,269             (412,299)
                                         ---------------------------------------
         Total stockholders' equity         15,741,284           13,409,105
                                         ---------------------------------------

         Total liabilities and
         stockholders' equity             $161,077,535         $145,114,912
                                         ---------------------------------------
                                         ---------------------------------------

See notes to consolidated financial statements.

                        UNION NATIONAL BANCORP AND SUBSIDIARY
                           CONSOLIDATED STATEMENT OF INCOME


YEAR ENDED DECEMBER 31                           1995                 1994                 1993
- -----------------------------------------------------------------------------------------------------

 INTEREST INCOME
    Loans receivable                        $7,451,813           $6,509,161           $6,200,780
    Investment securities
       Taxable                               3,000,511            2,253,873            2,292,384
       Tax exempt                              827,269              894,628              846,576
    Trading account securities
       Taxable                                                                             7,879
       Tax exempt                                                                          4,100
    Federal funds sold                          52,622               26,462               12,964
                                            ---------------------------------------------------------
          Total interest income             11,332,215            9,684,124            9,364,683
                                            ---------------------------------------------------------

 INTEREST EXPENSE
    Deposits                                 6,172,877            4,782,135            4,566,096
    Short-term borrowings                      128,912               82,680               72,707
    Federal Home Loan Bank advances            468,584              462,184              383,209
                                            ---------------------------------------------------------
          Total interest expense             6,770,373            5,326,999            5,022,012
                                            ---------------------------------------------------------

 NET INTEREST INCOME                         4,561,842            4,357,125            4,342,671
    Provision for loan losses                  340,000              300,000              400,000
 NET INTEREST INCOME AFTER PROVISION        ---------------------------------------------------------
 FOR LOAN LOSSES                             4,221,842            4,057,125            3,942,671
                                            ---------------------------------------------------------

 OTHER INCOME
   Service charges on deposit accounts         307,454              263,573              203,378
   Net realized gains on sales of
   available-for-sale securities                36,683               12,931               38,281
   Trading account securities gains, net                                                  16,699
   Other income                                118,912              102,724               84,984
                                            ---------------------------------------------------------
         Total other income                    463,049              379,228              343,342
                                            ---------------------------------------------------------

 OTHER EXPENSES
   Salaries and employee benefits            1,418,349            1,313,166            1,283,705
   Premises and equipment expenses             377,682              321,105              286,638
   Data processing fees                        168,943              168,988              154,609
   Deposit insurance expense                   142,735              257,073              240,357
   Other expenses                              509,054              523,821              524,710
                                            ---------------------------------------------------------
         Total other expenses                2,616,763            2,584,153            2,490,019
                                            ---------------------------------------------------------

 INCOME BEFORE INCOME TAX AND CUMULATIVE
 EFFECT OF CHANGE IN ACCOUNTING METHOD       2,068,128            1,852,200            1,795,994
   Income tax expense                          545,125              449,425              444,253
                                            ---------------------------------------------------------

 INCOME BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING METHOD                 1,523,003            1,402,775            1,351,741

 CUMULATIVE EFFECT OF CHANGE IN METHOD
 OF ACCOUNTING FOR INCOME TAXES                                                           68,848
                                            ---------------------------------------------------------

 NET INCOME                                 $1,523,003           $1,402,775           $1,420,589
                                            ---------------------------------------------------------
                                            ---------------------------------------------------------

PER SHARE
   Income before cumulative effect of
   change in accounting method                   $7.85                $7.22                $6.96
   Net income                                    $7.85                $7.22                $7.32

WEIGHTED AVERAGE SHARES OUTSTANDING            194,061              194,302              194,150


See notes to consolidated financial statements.

                                           UNION NATIONAL BANCORP AND SUBSIDIARY
                       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                                          Net
                                                                                                      Unrealized
                                                   Common Stock                                       Gain (Loss)
                                           ----------------------------                              on Securities
                                              Shares                      Paid-in        Retained    Available for
                                           Outstanding       Amount       Capital        Earnings         Sale            Total
- ------------------------------------------------------------------------------------------------------------------------------------

 BALANCES, JANUARY 1, 1993                    193,552      $967,760     $1,940,992     $ 8,491,182                   $11,399,934

 Net income for 1993                                                                     1,420,589                     1,420,589
 Cash dividends ($1.10 per share)                                                         (213,732)                     (213,732)
 Sale of stock                                    750         3,750         41,250                                        45,000
                                           -----------------------------------------------------------------------------------------

 BALANCES, DECEMBER 31, 1993                  194,302       971,510      1,982,242       9,698,039                    12,651,791

 Net income for 1994                                                                     1,402,775                     1,402,775
 Cash dividends ($1.20 per share)                                                         (233,162)                     (233,162)
 Cumulative effect of change in method of
 accounting for securities,
   net of taxes of $182,000                                                                              $272,568       $272,568
 Net change in unrealized gain (loss) on
 securities available for sale,
    net of taxes of $470,000                                                                             (684,867)      (684,867)
                                           -----------------------------------------------------------------------------------------

 BALANCES, DECEMBER 31, 1994                  194,302      971,510      1,982,242       10,867,652       (412,299)    13,409,105

 Net income for 1995                                                                     1,523,003                     1,523,003
 Cash dividends ($1.40 per share)                                                         (271,672)                     (271,672)
 Net change in unrealized gain (loss) on
 securities available for sale,
    net of taxes of $740,000                                                                            1,107,568      1,107,568

Purchase of stock                                (334)      (1,670)       (25,050)                                       (26,720)
                                           -----------------------------------------------------------------------------------------

BALANCES, DECEMBER 31, 1995                   193,968     $969,840     $1,957,192      $12,118,983       $695,269    $15,741,284
                                           -----------------------------------------------------------------------------------------
                                           -----------------------------------------------------------------------------------------

See notes to consolidated financial statements.

                        UNION NATIONAL BANCORP AND SUBSIDIARY
                         CONSOLIDATED STATEMENT OF CASH FLOWS


 YEAR ENDED DECEMBER 31                                                1995                 1994                1993
- ---------------------------------------------------------------------------------------------------------------------------
 OPERATING ACTIVITIES
   Net income                                                       $1,523,003          $1,402,775          $1,420,589
   Adjustments to reconcile net income
      to net cash provided by operating
      activities
      Provision for loan losses                                        340,000             300,000             400,000
      Depreciation and amortization                                    205,716             260,650             136,966
      Deferred income tax (benefit)                                     52,432              35,503            (103,098)
      Investment securities amortization
      (accretion), net                                                     209             (26,110)           (125,962)
      Investment securities gains                                      (36,683)            (12,931)            (38,281)
      Net change in
         Trading account securities                                                                             74,812
         Interest receivable                                          (163,198)           (110,108)            236,168
         Interest payable                                              357,002             197,342             (94,293)
      Other adjustments                                                208,040              30,166            (143,509)
                                                                  ---------------------------------------------------------
         Net cash provided by operating activities                   2,486,521           2,077,287           1,763,392
                                                                  ---------------------------------------------------------


 INVESTING ACTIVITIES
    Purchases of securities available for sale                     (19,320,938)        (10,154,162)
    Proceeds from sales of securities available for sale             2,111,062           1,069,377
    Proceeds from maturities of securities available for sale        9,178,784           1,684,439
    Purchases of securities held to maturity                        (1,655,300)         (1,065,000)        (23,070,644)
    Proceeds from sales of securities held to maturity                 358,540
    Proceeds from maturities of securities held to maturity          1,089,426           6,444,010          18,708,311
    Proceeds from investment securities sales                                                                2,097,993
    Net change in loans                                             (6,935,457)         (5,353,131)         (9,495,633)
    Purchases of premises and equipment                               (108,155)         (1,078,980)           (267,876)
    Purchase of FHLB stock                                              (9,200)           (225,900)
    Other investing activities                                                             146,703              70,082
                                                                  ---------------------------------------------------------
         Net cash used by investing activities                     (15,291,238)         (8,532,644)        (11,957,767)
                                                                  ---------------------------------------------------------

 FINANCING ACTIVITIES
   Net change in
      Noninterest-bearing, interest-bearing and savings deposits      (742,089)            351,096           6,256,540
      Certificates of deposit                                       11,683,302          10,249,058            (123,997)
      Short-term borrowings                                          1,959,820          (4,389,165)          2,446,893
   FHLB advances                                                                         2,000,000           2,000,000
   Cash dividends                                                     (271,672)           (233,162)           (213,732)
   Stock sold (purchased)                                              (26,720)                                 45,000
                                                                  ---------------------------------------------------------
         Net cash provided by financing activities                  12,602,641           7,977,827          10,410,704
                                                                  ---------------------------------------------------------

 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 (202,076)          1,522,470             216,329

 CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                        3,663,296           2,140,826           1,924,497
                                                                  ---------------------------------------------------------

 CASH AND CASH EQUIVALENTS, END OF YEAR                             $3,461,220          $3,663,296          $2,140,826
                                                                  ---------------------------------------------------------
                                                                  ---------------------------------------------------------

 ADDITIONAL CASH FLOWS INFORMATION
   Interest paid                                                    $6,413,371          $5,129,657          $5,116,305
   Income tax paid                                                     326,235             459,372             595,480

See notes to consolidated financial statements.

                        UNION NATIONAL BANCORP AND SUBSIDIARY

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (TABLE DOLLAR AMOUNTS IN THOUSANDS)

- -  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Union National Bancorp ("Company"), and its wholly owned subsidiary, Union County National Bank ("Bank"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a national bank charter and provides full banking services, including trust services. As a national bank, the Bank is subject to the regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Union, Fayette and Wayne Counties, Indiana and Butler County, Ohio. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon economic conditions in the agricultural industry.

CONSOLIDATION--The consolidated financial statements include the accounts of the Company and the Bank after elimination of all material intercompany transactions and accounts.

INVESTMENT SECURITIES--The Company adopted SFAS 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, on January 1, 1994.

Trading account securities are held for resale in anticipation of short-term market movements and are valued at fair value. Gains and losses, both realized and unrealized, are included in other income.

Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost.

Debt securities not classified as held to maturity or included in the trading account and marketable equity securities not classified as trading are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately through stockholders' equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


At January 1, 1994, investment and trading account securities with an approximate carrying value of $15,948,000 and $117,000 were reclassified as available for sale. This reclassification resulted in an increase in total stockholders' equity, net of taxes, of $272,600.

Prior to the adoption of SFAS No. 115, investment securities were carried at cost, adjusted for amortization of premiums and discounts, and securities held for sale and marketable equity securities were carried at the lower of aggregate cost or market. Realized gains and losses on sales were included in other income. Unrealized losses on securities held for sale were included in other income. Unrealized losses on marketable equity securities were charged to stockholders' equity. Gains and losses on the sale of securities were determined on the specific-identification method.

LOANS are carried at the principal amount outstanding. Interest income is accrued on the principal balances of loans, except for installment loans with add-on interest, for which a method that approximates the level yield method is used. Loans are placed in a nonaccrual status when the collection of interest becomes doubtful. Interest income previously accrued but not deemed collectible is reversed and charged against current income. Interest on these loans is then recognized as income when collected. Loans are considered impaired when it becomes probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Interest income on these loans is recognized as described above depending on the accrual status of the loan. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans.

DIRECT LEASE FINANCING TRANSACTIONS are accounted for by the finance method. Under this method, lease income (total lease payments receivable plus the residual value less the cost of leased equipment) is recognized in decreasing amounts over the term of the lease, thus providing a level return on the unrecovered investment.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb potential loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the loan portfolio, the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that, as of December 31, 1995 the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Bank operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method for premises and the declining-balance method for equipment based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


FEDERAL RESERVE AND FEDERAL HOME LOAN BANK STOCK are required investments for institutions that are members of the Federal Reserve (FRB) and Federal Home Loan Bank (FHLB) system. The required investment in the common stock is based on a predetermined formula.

INCOME TAX in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

EARNINGS PER SHARE have been computed based upon the weighted average common shares outstanding during each year.


- -   RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 1995, was $559,000.


- -   INVESTMENT SECURITIES


                                                                                     1995
                                                ---------------------------------------------------------------------------
                                                                        Gross               Gross
                                                  Amortized          Unrealized          Unrealized              Fair
December 31                                          Cost               Gains               Losses               Value
- ---------------------------------------------------------------------------------------------------------------------------

 Available for sale
   U. S. Treasury                                   $ 7,999              $  135                                 $ 8,134
   Federal agencies                                  11,637                 202                $ 11              11,828
   State and municipal                               13,194                 809                  13              13,990
   Mortgage-backed securities                        23,422                 201                 162              23,461
   Marketable equity securities                         312                  31                                     343
   Corporate obligations                              3,057                                      24               3,033
                                                 --------------------------------------------------------------------------
      Total available for sale                       59,621               1,378                 210              60,789
                                                 --------------------------------------------------------------------------

 Held to maturity
    State and municipal                                 380                  91                                     471
    Other asset-backed securities                     2,084                   9                  21               2,072
                                                 ---------------------------------------------------------------------------
       Total held to maturity                         2,464                 100                  21               2,543
                                                 --------------------------------------------------------------------------

         Total investment securities                $62,085              $1,478                $231             $63,332
                                                 --------------------------------------------------------------------------
                                                 --------------------------------------------------------------------------

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


                                                                                    1994
                                                ---------------------------------------------------------------------------
                                                                        Gross               Gross
                                                  Amortized          Unrealized          Unrealized              Fair
 December 31                                         Cost               Gains               Losses               Value
- ---------------------------------------------------------------------------------------------------------------------------
 Available for sale
   U. S. Treasury                                   $ 9,998                                  $  128             $ 9,870
   Federal agencies                                   4,495                $  3                 239               4,259
   State and municipal                                3,174                  55                  89               3,140
   Mortgage-backed securities                         3,223                                     296               2,927
   Marketable equity securities                         354                   8                   2                 360
   Corporate obligations                              2,236                                                       2,236
                                                ---------------------------------------------------------------------------
      Total available for sale                       23,480                  66                 754              22,792
                                                ---------------------------------------------------------------------------

 Held to maturity
   State and municipal                               11,031                 294                 321              11,004
   Mortgage-backed securities                        17,569                  69                 905              16,733
   Other asset-backed securities                      1,740                                      33               1,707
                                                ---------------------------------------------------------------------------
      Total held to maturity                         30,340                 363               1,259              29,444
                                                ---------------------------------------------------------------------------

        Total investment securities                 $53,820                $429              $2,013             $52,236
                                                ---------------------------------------------------------------------------
                                                ---------------------------------------------------------------------------

The amortized cost and fair value of securities held to maturity and available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                    1995
                                                ---------------------------------------------------------------------------
                                                         Available for Sale                       Held to Maturity
                                                ---------------------------------------------------------------------------
                                                  Amortized              Fair             Amortized             Fair
 Maturity Distribution at December 31                Cost                Value               Cost               Value
- ---------------------------------------------------------------------------------------------------------------------------

 Within one year                                    $ 5,201             $ 5,223
 One to five years                                   21,590              22,096
 Five to ten years                                    3,089               3,305              $  187              $  212
 After ten years                                      6,007               6,360                 193                 259
                                                ---------------------------------------------------------------------------
                                                     35,887              36,984                 380                 471
 Mortgage-backed securities                          23,422              23,462
 Other asset-backed securities                                                                2,084               2,072
 Marketable equity securities                           312                 343
                                                ---------------------------------------------------------------------------

          Totals                                    $59,621             $60,789              $2,464              $2,543
                                                ---------------------------------------------------------------------------
                                                ---------------------------------------------------------------------------

Investment securities with a carrying value of $7,905,483 and $2,622,000 were pledged at December 31, 1995 and 1994 to secure certain deposits, Federal Home Loan Bank advances and for other purposes as permitted or required by law.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


Proceeds from the sales of investment securities available for sale during 1995 and 1994 were $2,111,000 and $1,069,400. Gross losses of $900 and gross gains of $10,800 were realized on the sales.

Proceeds from sales of investment securities held to maturity during 1993 were $2,098,000. Gross gains of $38,300 for 1993 were realized on those sales.

During 1995, management inadvertently sold a bond backed by automobile loans with an amortized cost of $353,568 from the held to maturity investment portfolio, believing such investment had been classified as a loan and not as a security. The realized gain on the sale was $4,972. There were no other sales or transfers from the held to maturity investment portfolio other than the transfer described below.

On December 12, 1995, the Bank transferred certain securities from held to maturity to available for sale in accordance with a transition reclassification allowed by the Financial Accounting Standards Board. Such securities had a carrying value of $25,732,000 and a fair value of $26,364,000.


   LOANS AND ALLOWANCE


    DECEMBER 31                                                                            1995                1994
    Commercial and industrial loans                                                        $ 9,960             $ 7,175
    Real estate loans (includes $8,896 and $9,288 secured by farmland)                      64,716              61,641
    Agricultural production financing and other loans to farmers                             5,344               6,264
    Individuals' loans for household and other personal expenditures                         9,332               7,636
    Tax-exempt loans                                                                           256                 220
    Lease financing(1)                                                                         293                 450
                                                                                         -----------------------------------
                                                                                            89,901              83,386
    Unearned interest on loans                                                                 (51)               (128)
                                                                                         -----------------------------------
             Total loans                                                                   $89,850             $83,258
                                                                                         -----------------------------------
                                                                                         -----------------------------------

    (1)Lease financing
       Lease contracts receivable at December 31                                              $284                $371
       Residual value of lease equipment                                                        55                 149
       Unearned lease income                                                                   (46)                (70)
                                                                                         -----------------------------------
    Net investment in direct lease financing                                                  $293                $450
                                                                                         -----------------------------------
                                                                                         -----------------------------------

At December 31, 1995, minimum lease payments receivable in succeeding years were as follows: $114,000 in 1996, $86,000 in 1997, $57,000 in 1998, $21,000 in 1999
and $6,000 in 2000.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


 December 31                              1995           1994           1993
- --------------------------------------------------------------------------------

 Allowance for loan losses

    Balance, January 1                    $1,116         $1,100         $1,078

    Provision for losses                     340            300            400

    Recoveries on loans                       37             73             19

    Loans charged off                       (348)          (357)          (397)
                                         ---------------------------------------


    Balance, December 31                  $1,145         $1,116         $1,100
                                         ---------------------------------------
                                         ---------------------------------------

The Company adopted SFAS No. 114 and No. 118 ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN and ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURES on January 1, 1995. Impaired loans totaled $1,059,000 at December 31, 1995. An allowance for losses at December 31, 1995, was not deemed necessary for impaired loans totaling $72,600, but an allowance of $545,000 was recorded for the remaining balance of impaired loans of $986,400. The average balance of impaired loans for 1995 was $1,219,000. Interest income and cash receipts of interest totaled $72,000 and $51,000 during the period in 1995 that the loans were impaired.

In addition, at December 31, 1995, the Company had other nonaccrual loans of approximately $107,000, for which impairment had not been recognized. If interest on these loans had been recognized at the original interest rates, interest income would have increased approximately $4,000 in 1995.

The Company has no commitments to loan additional funds to the borrowers of impaired or nonaccrual loans.

Nonaccruing and restructured loans totaled $560,000 and $1,719,000 at December 31, 1994 and 1993. Additional interest income of approximately $18,000 for 1994 and $145,000 for 1993 would have been recorded had income on those loans been considered collectible and accounted for on the accrual basis under the original terms of the loans.

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


- -  PREMISES AND EQUIPMENT

 DECEMBER 31                                        1995            1994
- --------------------------------------------------------------------------------
 Land                                               $  782          $  782
 Buildings                                           2,490           2,475
 Equipment                                           1,593           1,510
                                                 -------------------------------
         Total cost                                  4,865           4,767
 Accumulated depreciation                           (1,838)         (1,643)
                                                 -------------------------------

         Net                                        $3,027          $3,124
                                                 -------------------------------
                                                 -------------------------------


- -  DEPOSITS

 DECEMBER 31                                      1995            1994
- --------------------------------------------------------------------------------

 Noninterest bearing                              $  7,806        $  7,795
 Interest-bearing demand                            27,284          26,182
 Savings deposits                                   10,442          12,298
 Certificates and other time deposits of
 $100,000 or more                                   15,795          11,850
 Other certificates and time deposits               71,012          63,273
                                                 -------------------------------

           Total deposits                         $132,339        $121,398
                                                 -------------------------------
                                                 -------------------------------


Certificates, including other time deposits of $100,000 or more, maturing in years ending December 31:

- --------------------------------------------------------------------------------
 1996                                                               $46,633
 1997                                                                23,107
 1998                                                                 8,781
 1999                                                                 4,466
 2000                                                                 1,933
 Thereafter                                                           1,887
                                                            -------------------

                                                                    $86,807
                                                            -------------------
                                                            -------------------

UNION NATIONAL BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


- -  SHORT-TERM BORROWINGS

 December 31                                         1995            1994
- --------------------------------------------------------------------------------

 Federal funds purchased                             $1,600
 Securities sold under repurchase agreements          1,594          $1,234
 U. S. Treasury demand notes                            208             208
                                                  ------------------------------

          Total short-term borrowings                $3,402          $1,442
                                                  ------------------------------
                                                  ------------------------------

Securities sold under agreements to repurchase consist of obligations of the Bank to other parties. The obligations are secured by U. S. Treasury and Federal agency obligations and such collateral is held by the Federal Reserve Bank of Chicago. The following table summarizes certain information on these repurchase agreements.


 AS OF AND FOR THE YEAR ENDED DECEMBER 31            1995            1994
- --------------------------------------------------------------------------------

 Book value                                          $1,594          $1,234
 Collateral book value                                4,954           2,738
 Collateral market value                              4,954           2,738
 Average balance of agreements during year            1,804           1,307
 Highest month-end balance during year                3,427           1,634
 Interest payable at end of year                          4               3
 Weighted average interest rate at end of year         4.58%           3.58%


   FEDERAL HOME LOAN BANK ADVANCES

    Advances from FHLB at December 31.
                                                                 1995                                    1994
                                                  ---------------------------------------------------------------------------
                                                                       Interest                                Interest
     Maturities in Years Ending December 31          Amount              Rate                Amount              Rate
    -------------------------------------------------------------------------------------------------------------------------

     1996                                            $1,000               8.10%              $1,000               8.10%
     1996                                             1,000               8.40                1,000               8.40
     1996                                             1,000               5.33                1,000               5.33
     1996                                             1,000               4.70                1,000               4.70
     1997                                             2,000               4.76                2,000               4.76
     1998                                             2,000               5.29                2,000               5.29
                                                   -------------                          --------------

               Total advances                        $8,000                                  $8,000
                                                   -------------                          --------------
                                                   -------------                          --------------

   UNION NATIONAL BANCORP AND SUBSIDIARY
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (TABLE DOLLAR AMOUNTS IN THOUSANDS)


The terms of a security agreement with the FHLB require the Company to pledge as collateral for advances both qualifying first mortgage loans in an amount equal to at least 170 percent of these advances. Advances are subject to restrictions or penalties in the event of prepayment.


- - Income Tax


 YEAR ENDED DECEMBER 31                                        1995        1994         1993
- ------------------------------------------------------------------------------------------------
 Income tax expense
    Currently payable
       Federal                                                  $325        $277         $333
       State                                                     168         136          145
    Deferred
       Federal                                                    44          18          (41)
       State                                                       8          18            7
                                                             -----------------------------------

          Total income tax expense                              $545        $449         $444
                                                             -----------------------------------
                                                             -----------------------------------

 Reconciliation of federal statutory to actual tax expense
    Federal statutory income tax at 34%                         $703        $630         $611
    Tax exempt interest                                         (253)       (279)        (266)
    Effect of state income taxes                                 117         102          100
    Other                                                        (22)         (4)          (1)
                                                             -----------------------------------
          Actual tax expense                                    $545        $449         $444
                                                             -----------------------------------
                                                             -----------------------------------

Tax expense applicable to security gains for the years ended December 31, 1995, 1994, and 1993 was $14,700, $5,200, and $15,300, respectively.

   UNION NATIONAL BANCORP AND SUBSIDIARY
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (TABLE DOLLAR AMOUNTS IN THOUSANDS)


A cumulative deferred liability for 1995 and tax asset for 1994 is included in other liabilities for 1995 and other assets for 1994. The components of the (liability) asset are as follows:


 DECEMBER 31                                                    1995     1994
- -------------------------------------------------------------------------------
 Differences in depreciation methods                          $(190)    $(172)
 Accretion of investments discounts                              (5)      (13)
 Differences in accounting for loan fees                         (4)       25
 Differences in accounting for loan losses                      281       270
 State income tax                                               (18)      (21)
 Differences in accounting for leases                           (15)        2
 Alternative minimum tax credit carryover                       123       133
 Net unrealized (gain) loss on securities available for sale   (464)      276
                                                             -------------------

                                                              $(292)     $500
                                                             -------------------
                                                             -------------------

 Assets                                                        $404      $706
 Liabilities                                                   (696)     (206)
                                                             -------------------
                                                              $(292)     $500
                                                             -------------------
                                                             -------------------

No valuation allowance was considered necessary at December 31, 1995.

The alternative minimum tax credit carryover is available to offset future regular federal income tax liabilities and has an unlimited carryover period.

During 1993, the Company adopted Statement of Financial Standards No. 109, ACCOUNTING FOR INCOME TAXES. As a result, the beginning deferred tax asset was increased by $68,848, which is reported as the cumulative effect of a change in accounting method.


- - COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

   UNION NATIONAL BANCORP AND SUBSIDIARY
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (TABLE DOLLAR AMOUNTS IN THOUSANDS)


Financial instruments whose contract amount represents credit risk as of December 31 were as follows:


                                                               1995      1994
- --------------------------------------------------------------------------------
 Commitments to extend credit                                $5,545    $5,199
 Standby letters of credit                                      363       233

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.


- - RESTRICTION ON BANK DIVIDENDS

Without prior approval of the Comptroller of the Currency, the Bank is restricted by national banking laws as to the maximum amount of dividends it can pay to the parent in any calendar year to the Bank's retained net profits (as defined) for that year and the two preceding years. The amount at December 31, 1995 available for 1996 dividends to the Company was $2,375,000. As a practical matter, the Bank restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. Total equity capital of the Bank at December 31, 1995 was $15,445,000 of which $13,070,000 was restricted from dividend distribution to the Company.


- - EMPLOYEE BENEFIT PLANS


The Company has a retirement savings 401(k) plan in which substantially all employees may participate. The Company matches employees' contributions at the rate of 30 per cent for the first 6 per cent of base salary contributed by participants. The Company's expense for the plan was $13,100 for 1995, $13,400 for 1994 and $12,400 for 1993.

   UNION NATIONAL BANCORP AND SUBSIDIARY
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (TABLE DOLLAR AMOUNTS IN THOUSANDS)


The Company also has an Employee Stock Ownership Plan covering substantially all of its employees. The cost of the plan is borne by the Company through contributions to an Employee Stock Ownership Trust in amounts determined by the Board of Directors. The contributions to the plan in 1995, 1994 and 1993 were $79,000, $70,300 and $69,200, respectively.


- - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS--The fair value of cash and cash equivalents approximates carrying value.

SECURITIES AND MORTGAGE-BACKED SECURITIES--Fair values are based on quoted market prices.

LOANS--The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

INTEREST RECEIVABLE/PAYABLE--The fair values of interest receivable/payable approximate carrying values.

FRB AND FHLB STOCK--Fair value of FRB and FHLB stock is based on the price at which it may be resold to the FRB and FHLB.

DEPOSITS--The fair values of noninterest-bearing and interest-bearing demand accounts are equal to the amount payable on demand at the balance sheet date. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

FEDERAL HOME LOAN BANK ADVANCES--The fair value of these borrowings are estimated using a discounted cash flow calculation, based on current rates for similar debt.

SHORT-TERM BORROWINGS--Federal funds purchased, securities sold under repurchase agreements and U. S. Treasury demand notes are short-term borrowing arrangements. The rates at December 31, 1995, approximate market rates, thus the fair values approximate carrying values.

   UNION NATIONAL BANCORP AND SUBSIDIARY
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (TABLE DOLLAR AMOUNTS IN THOUSANDS)


The estimated fair values of the Company's financial instruments are as follows:


                                                                1995
                                                    ----------------------------
 DECEMBER 31                                           Carrying          Fair
                                                        Amount          Value
- --------------------------------------------------------------------------------
 ASSETS
    Cash and cash equivalents                            $3,461        $3,461
    Securities available for sale                        60,789        60,789
    Securities held to maturity                           2,464         2,543
    Loans                                                89,850        88,838
    Interest receivable                                   1,730         1,730
    Stock in FRB and FHLB                                   810           810

LIABILITIES
    Deposits                                            132,339       132,640
    Short-term borrowings                                 3,402         3,402
    Federal Home Loan Bank advances                       8,000         7,976
    Interest payable                                      1,168         1,168

- - Subsequent Event

On January 24, 1996, the Company signed a definitive agreement to merge with First Merchants Corporation of Muncie, Indiana (First Merchants). Under terms of the agreement, shareholders will receive 4.86 shares of First Merchants stock for each share of the Company's common stock owned. The transaction is subject to approval by the Company's stockholders and regulatory agencies. Although the Company anticipates that the merger will be consummated during the second quarter of 1996, there can be no assurance that the acquisition will be completed.

   UNION NATIONAL BANCORP AND SUBSIDIARY
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (TABLE DOLLAR AMOUNTS IN THOUSANDS)


- - CONDENSED FINANCIAL INFORMATION (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:


                               CONDENSED BALANCE SHEET


 DECEMBER 31                                               1995          1994
- --------------------------------------------------------------------------------
 ASSETS
    Cash on deposit                                   $      35     $      19
    Investment securities available for sale                 92           110
    Investment in subsidiary                             15,445        13,087
    Premises and equipment, net                             189           198
                                                         ----------------------
         Total assets                                 $  15,761     $  13,414
                                                         ----------------------
                                                         ----------------------
 LIABILITIES--income taxes                            $      20     $       4

 STOCKHOLDERS' EQUITY                                    15,741        13,410
                                                         ----------------------
    Total liabilities and stockholders' equity        $  15,761     $  13,414
                                                         ----------------------
                                                         ----------------------

                            CONDENSED STATEMENT OF INCOME


 YEAR ENDED DECEMBER 31                                         1995        1994         1993
- ------------------------------------------------------------------------------------------------
 Income
    Dividends from subsidiary                                 $  240      $  280      $   220
    Interest and dividend income on securities                     6           8           13
    Securities gains                                              20           9           17
    Other income                                                  25           6
                                                              ----------------------------------
         Total income                                            291         303          250

 Expenses                                                         18          12           10
                                                              ----------------------------------
 Income before income tax and equity in undistributed income
    of subsidiary                                                273         291          240
    Income tax expense                                            11           2            4
                                                              ----------------------------------
 Income before equity in undistributed income of subsidiary      262         289          236
    Equity in undistributed income of subsidiary               1,261       1,114        1,185
                                                              ----------------------------------
 NET INCOME                                                   $1,523      $1,403       $1,421
                                                              ----------------------------------
                                                              ----------------------------------

   UNION NATIONAL BANCORP AND SUBSIDIARY
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (TABLE DOLLAR AMOUNTS IN THOUSANDS)

                          CONDENSED STATEMENT OF CASH FLOWS


 YEAR ENDED DECEMBER 31                                         1995        1994         1993
- ------------------------------------------------------------------------------------------------

 OPERATING ACTIVITIES
    Net income                                                $1,523      $1,403       $1,421
    Adjustments to reconcile net income to net cash provided
    by operating activities
       Equity in undistributed income of subsidiary           (1,261)     (1,114)      (1,185)
       Depreciation                                                9           5
    Securities accretion, net                                                 (3)
    Securities gains                                             (20)         (9)
    Net change in other assets                                                              1
    Net change in trading account securities                                               75
    Net change in other liabilities                               10                        2
                                                              --------------------------------
       Net cash provided by operating activities                 261         282          314
                                                              --------------------------------
 INVESTING ACTIVITIES
    Purchase of securities available for sale                    (59)        (43)
    Proceeds from sales of securities available for sale         113          68
    Purchase of premises and equipment                                      (203)
                                                              --------------------------------

       Net cash provided (used) by investing activities           54        (178)
                                                              --------------------------------

 FINANCING ACTIVITIES
    Cash dividends                                              (272)       (233)        (214)
    Stock purchase                                               (27)                      45
                                                              --------------------------------
       Net cash used by financing activities                    (299)       (233)        (169)
                                                              --------------------------------
 NET INCREASE (DECREASE) IN CASH                                  16        (129)         145

 CASH AT BEGINNING OF YEAR                                        19         148            3
                                                              --------------------------------
 CASH AT END OF YEAR                                          $   35      $   19       $  148
                                                              --------------------------------
                                                              --------------------------------

                               RANDOLPH COUNTY BANCORP
                                    AND SUBSIDIARY

                          Consolidated Financial Statements
                              December 31, 1995 and 1994

                             INDEPENDENT AUDITOR'S REPORT


To the Stockholders and
Board of Directors
Randolph County Bancorp
Winchester, Indiana

We have audited the consolidated balance sheet of Randolph County Bancorp and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements described above present fairly, in all material respects, the consolidated financial position of Randolph County Bancorp and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993.

GEO. S. OLIVE & CO., LLC



Indianapolis, Indiana
January 17, 1996, except for the last
   paragraph of the note on Loans and
   Allowance as to which the date is
   March 19, 1996

                              CONSOLIDATED BALANCE SHEET


DECEMBER 31                                              1995          1994
- --------------------------------------------------------------------------------
 ASSETS
    Cash and due from banks                         $ 4,080,023   $ 2,503,628
    Federal funds sold                                1,400,000     1,050,000
                                                   ----------------------------
         Cash and cash equivalents                    5,480,023     3,553,628
    Interest-bearing deposits                           103,595
    Investment securities
      Available for sale                             22,029,295
      Held to maturity                                             28,776,202
                                                   ----------------------------
         Total investment securities                 22,029,295    28,776,202
    Loans                                            43,493,754    43,778,184
    Allowance for loan losses                          (593,580)     (489,409)
                                                   ----------------------------
         Net loans                                   42,900,174    43,288,775
    Premises and equipment                            1,331,159     1,459,800
    Interest receivable                               1,082,609     1,037,736
    Other assets                                        292,182       315,625
                                                   ----------------------------
          Total assets                              $73,219,037   $78,431,766
                                                   ----------------------------
                                                   ----------------------------
 LIABILITIES
    Deposits
      Noninterest bearing                           $ 7,333,464   $ 6,537,517
      Interest bearing                               56,107,793    62,243,689
                                                   ----------------------------
         Total deposits                              63,441,257    68,781,206
    Due to broker                                       387,591       795,000
    Interest payable                                    380,724       304,932
    Other liabilities                                   256,405       223,635
                                                   ----------------------------
         Total liabilities                           64,465,977    70,104,773
                                                   ----------------------------
 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY
    Common stock, $100 stated value
      Authorized--60,000 shares
      Issued and outstanding--27,555 and
       27,567 shares                                  2,755,500     2,756,700
    Paid-in capital                                     709,036       709,344
    Retained earnings                                 5,250,057     4,860,949
    Net unrealized gain on securities
     available for sale                                  38,467
                                                   ----------------------------
         Total stockholders' equity                   8,753,060     8,326,993
                                                   ----------------------------
         Total liabilities and stockholders'
          equity                                    $73,219,037   $78,431,766
                                                   ----------------------------
                                                   ----------------------------

See notes to consolidated financial statements.

                           CONSOLIDATED STATEMENT OF INCOME


 Year Ended December 31                                       1995        1994         1993
- ------------------------------------------------------------------------------------------------
 INTEREST INCOME
    Loans receivable
      Taxable                                             $3,857,471  $3,446,748   $3,358,934
      Tax exempt                                              26,112      34,340       34,793
    Investment securities
      Taxable                                                854,488   1,024,299    1,182,463
      Tax exempt                                             340,132     435,395      586,638
    Federal funds sold                                        68,798      27,523       46,706
    Deposits with financial institutions                       5,297                    1,055
                                                         ---------------------------------------
          Total interest income                            5,152,298   4,968,305    5,210,589
                                                         ---------------------------------------
 INTEREST EXPENSE
    Deposits                                               2,489,584   2,326,572    2,532,477
    Short-term borrowings                                      8,636      44,095        3,927
                                                         ---------------------------------------
         Total interest expense                            2,498,220   2,370,667    2,536,404
                                                         ---------------------------------------
 NET INTEREST INCOME                                       2,654,078   2,597,638    2,674,185
    Provision for loan losses                                408,000     120,000      240,000
                                                         ---------------------------------------
 NET INTEREST INCOME AFTER PROVISION FOR LOAN
     LOSSES                                                2,246,078   2,477,638    2,434,185
                                                         ---------------------------------------
 OTHER INCOME
    Fiduciary activities                                      35,680      59,705       45,635
    Service charges on deposit accounts                      143,992     119,292      112,264
    Other customer fees                                       28,425      36,184       27,246
    Security gain                                                                     220,000
    Other income                                              14,715      26,494       12,775
                                                         ---------------------------------------
         Total other income                                  222,812     241,675      417,920
                                                         ---------------------------------------
 OTHER EXPENSES
    Salaries and employee benefits                           812,950     822,890      773,491
    Net occupancy expenses                                   143,934     152,663       56,404
    Equipment expenses                                        77,953      62,107       45,691
    Data processing fees                                      71,209      70,211       66,583
    Deposit insurance expense                                 78,431     156,958      151,157
    Printing and office supplies                              45,087      53,839       48,686
    Advertising                                               46,250      44,650       39,500
    Legal and professional fees                               69,685      50,541       40,457
    Director and committee fees                               65,900      71,050       69,800
    Other expenses                                           123,128     129,372      111,848
                                                         ---------------------------------------
         Total other expenses                              1,534,527   1,614,281    1,403,617
                                                         ---------------------------------------


                                       F-26

                          CONSOLIDATED STATEMENT OF INCOME

 YEARS ENDED DECEMBER 31                                       1995        1994         1993
- ------------------------------------------------------------------------------------------------
                                    (continued)
 INCOME BEFORE INCOME TAX AND CUMULATIVE
    EFFECT OF CHANGE IN ACCOUNTING METHOD                 $  934,363  $1,105,032   $1,448,488
    Income tax expense                                       267,337     302,931      409,877
                                                         ---------------------------------------
 INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
    IN ACCOUNTING METHOD                                     667,026     802,101    1,038,611

 CUMULATIVE EFFECT OF CHANGE IN METHOD OF
    ACCOUNTING FOR INCOME TAXES                                                        33,500
                                                         ---------------------------------------
 NET INCOME                                               $  667,026  $  802,101   $1,072,111
                                                         ---------------------------------------
                                                         ---------------------------------------
 PER SHARE
    Income before cumulative effect of change
          in accounting method                                $24.20      $29.10       $37.68
    Net income                                                 24.20       29.10        38.89

 WEIGHTED AVERAGE SHARES OUTSTANDING                          27,565      27,567       27,567

See notes to consolidated financial statements.

              CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                          Common Stock                                                    Net
                                                                                                      Unrealized
                                     -----------------------                                           Gain On
                                        Shares                                                        Securities
                                       Outstand-                     Paid-in        Retained         Available For
                                          ing        Amount          Capital        Earnings              Sale        Total
- --------------------------------------------------------------------------------------------------------------------------------
 BALANCES, JANUARY 1, 1993             9,189       $  918,900       $709,344       $5,270,204                       $6,898,448

 Net income for 1993                                                                1,072,111                        1,072,111
 Cash dividends ($11.50 per                                                          (169,997)                        (169,997)
 share)
 200% stock dividend                  18,378        1,837,800                      (1,837,800)
                                     ------------------------------------------------------------------------------------------
 BALANCES, DECEMBER 31, 1993          27,567        2,756,700        709,344        4,334,518                        7,800,562

 Net income for 1994                                                                  802,101                          802,101
 Cash dividends ($10 per share)                                                      (275,670)                        (275,670)
                                     ------------------------------------------------------------------------------------------
 BALANCES, DECEMBER 31, 1994          27,567        2,756,700        709,344        4,860,949                        8,326,993

 Net income for 1995                                                                  667,026                          667,026
 Cash dividends ($10 per share)                                                      (275,586)                        (275,586)
 Unrealized gain on securities
 available for sale, net of taxes
 of $15,237                                                                                              $38,467        38,467
 Purchase of stock                       (12)          (1,200)          (308)          (2,332)                          (3,840)
                                     ------------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1995           27,555       $2,755,500       $709,036       $5,250,057            $38,467    $8,753,060
                                      ------------------------------------------------------------------------------------------
                                     ------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

                         CONSOLIDATED STATEMENT OF CASH FLOWS


 YEAR ENDED DECEMBER 31                                        1995          1994          1993
- --------------------------------------------------------------------------------------------------
                                    (continued)
 OPERATING ACTIVITIES
    Net income                                            $  667,026     $  802,101     $1,072,111
    Adjustments to reconcile net income to net cash
      provided by operating activities
      Provision for loan losses                              408,000        120,000        240,000
      Depreciation and amortization                          130,957        100,449         36,353
      Deferred income tax                                    (15,862)        27,159        (76,018)
      Investment securities amortization, net                 95,274        361,978        312,138
      Security gain                                                                       (220,000)
      Net change in
         Interest receivable                                 (44,873)        68,134        (60,642)
         Interest payable                                     75,792         47,644        (48,100)
         Other assets                                        111,231       (263,005)       110,380
      Other adjustments                                       48,578          3,474        (61,023)
                                                          -----------------------------------------
         Net cash provided by operating activities         1,476,123      1,267,934      1,305,199
                                                          -----------------------------------------
 INVESTING ACTIVITIES
    Net change in interest-bearing deposits                 (103,595)                      100,000
    Purchases of securities held to maturity              (8,133,079)   (11,802,796)   (19,940,074)
    Proceeds from maturities and payments of
         securities held to maturity                      14,441,000     16,055,577     17,880,875
    Net change in loans                                     (132,280)    (3,718,068)    (5,110,851)
    Purchases of premises and equipment                       (2,316)      (707,920)      (483,189)
    Premiums paid on life insurance                                                       (744,800)
    Refunds of life insurance premiums                                      744,800
      Other adjustments                                                      82,053         47,510
                                                          -----------------------------------------
         Net cash provided (used) by investing
            activities                                     6,069,730        653,646     (8,250,529)
                                                          -----------------------------------------
 FINANCING ACTIVITIES
    Net change in
      Noninterest-bearing, NOW, money market and
          savings deposits                                (3,256,441)    (8,282,200)     2,268,738
         Certificates of deposit                          (2,083,507)     5,519,650        799,827
    Cash dividends                                          (275,670)      (179,186)      (169,997)
    Purchase of stock                                         (3,840)
                                                          -----------------------------------------
         Net cash provided (used) by financing
            activities                                    (5,619,458)    (2,941,736)     2,898,568
                                                          -----------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       1,926,395     (1,020,156)    (4,046,762)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR               3,553,628      4,573,784      8,620,546
                                                          -----------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                    $5,480,023     $3,553,628     $4,573,784
                                                          -----------------------------------------
                                                          -----------------------------------------
ADDITIONAL CASH FLOWS INFORMATION

    Interest paid                                         $2,422,418     $2,429,994     $2,584,504
    Income tax paid                                          249,253        404,195        419,860

See notes to consolidated financial statements.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (TABLE DOLLAR AMOUNTS IN THOUSANDS)

 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Randolph County Bancorp("Company"), and its wholly owned subsidiary, The Randolph County Bank ("Bank"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to the regulation of the Department of Financial Institutions, State of Indiana and the Federal Deposit Insurance Corporation.

The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Randolph County, Indiana and surrounding counties. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon economic conditions in the agricultural industry.

CONSOLIDATION--The consolidated financial statements include the accounts of the Company and the Bank after elimination of all material intercompany transactions and accounts.

INVESTMENT SECURITIES--The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, on January 1, 1994.

Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in stockholders' equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

At January 1, 1994, the Bank determined there were no securities which should be reclassified as available for sale, and therefore there was no change in total stockholders' equity.

Prior to the adoption of SFAS No. 115, investment securities were carried at cost, adjusted for amortization of premiums and discounts. Realized gains and losses on sales were included in other income. Gains and losses on the sale of securities were determined on the specific-identification method.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


LOANS are carried at the principal amount outstanding. Interest income is accrued on the principal balances of loans, except for installment loans with add-on interest, for which a method that approximates the level yield method is used. Loans are placed in a nonaccrual status when the collection of interest becomes doubtful. Interest income previously accrued but not deemed collectible is reversed and charged against current income. Interest on nonaccrual loans is then recognized as income when collected.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb potential loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loss experience, changes in the composition of the portfolio, the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that, as of December 31, 1995, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method for bank premises and the declining-balance method for equipment based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

ADVERTISING COSTS are expensed as incurred.

INCOME TAX in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

EARNINGS PER SHARE have been computed based upon the weighted average common shares outstanding during each year.


- - ACQUISITION OF COMPANY

In January, 1996, the Company signed a definitive agreement to be acquired by First Merchants Corporation ("First"), Muncie, Indiana. The agreement provides that each stockholder of the Company would receive shares of First common stock for each common share of Company stock held. The proposed transaction is subject to the approval of the Company's stockholders and appropriate regulatory authorities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


- - RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 1995, was $586,000.

- - INVESTMENT SECURITIES


                                                   1995
                                 -----------------------------------------------
                                                  GROSS       GROSS
                                   AMORTIZED   UNREALIZED  UNREALIZED   FAIR
 DECEMBER 31                          COST        GAINS      LOSSES     VALUE
- --------------------------------------------------------------------------------
 Available for sale
    U.S. Treasury                   $ 3,709       $ 23        $ 8    $ 3,724
    Federal agencies                  4,892         28         10      4,910
    State and municipal               8,428         50         18      8,460
    Corporate obligations             4,937         25         27      4,935
                                 -----------------------------------------------

      Total investment securities   $21,966       $126        $63    $22,029
                                 -----------------------------------------------
                                 -----------------------------------------------



                                                   1994
                                 -----------------------------------------------
                                                  GROSS       GROSS
                                   AMORTIZED   UNREALIZED  UNREALIZED   FAIR
 DECEMBER 31                          COST        GAINS      LOSSES     VALUE
- --------------------------------------------------------------------------------
 Held to maturity
    U.S. Treasury                   $ 5,468                  $182    $ 5,286
    Federal agencies                  4,999                   120      4,879
    State and municipal               9,826        $20         84      9,762
    Corporate obligations             8,483          5        185      8,303
                                 -----------------------------------------------

     Total investment securities    $28,776        $25       $571    $28,230
                                 -----------------------------------------------
                                 -----------------------------------------------


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


The amortized cost and estimated market value of securities available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                1995
                                                       -------------------------
  MATURITY DISTRIBUTION AT DECEMBER 31                    AMORTIZED    FAIR
                                                             COST      VALUE
- --------------------------------------------------------------------------------
  Within one year                                         $ 9,073    $ 9,073
  One to five years                                        12,406     12,454
  Five to ten years                                           352        367
  After ten years                                             135        135
                                                       -------------------------

          Totals                                          $21,966    $22,029
                                                       -------------------------
                                                       -------------------------


Securities with a carrying value of $103,000 and $99,600 were pledged at December 31, 1995 and 1994 to secure certain deposits and for other purposes as permitted or required by law.

There were no sales of investment securities during 1995, 1994 or 1993. However, a gain of $220,000 was realized in 1993 from proceeds of an investment security previously written off in 1992. The tax expense on this gain was $87,000 in the year ended December 31, 1993.

On December 31, 1995, the Bank transferred all securities from held to maturity to available for sale in accordance with a transition reclassification allowed by the Financial Accounting Standards Board. Such securities had a carrying value of $21,966,000 and a fair value of $22,029,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

LOANS AND ALLOWANCE


    DECEMBER 31                                             1995       1994
- --------------------------------------------------------------------------------
    Commercial and industrial loans                      $ 3,230    $ 3,578
    Real estate loans (includes $10,111 and $9,687
      secured by farmland)                                22,590     18,848
    Agricultural production financing and other
      loans to farmers                                     6,063      5,681
    Individuals' loans for household and other
       personal expenditures                              12,988     17,016
    Tax-exempt loans                                          85         90
    Other loans                                                5         47
                                                       -------------------------
                                                          44,961     45,260
    Unearned interest on loans                            (1,467)    (1,482)
                                                       -------------------------

           Total loans                                   $43,494    $43,778
                                                       -------------------------
                                                       -------------------------



    DECEMBER 31                                   1995    1994    1993
- ----------------------------------------------------------------------------
    Allowance for loan losses
      Balances, January 1                        $489    $567     $382
      Provision for losses                        408     120      240
      Recoveries on loans                          21      20       16
      Loans charged off                          (324)   (218)     (71)
                                               -----------------------------

      Balances, December 31                      $594    $489     $567
                                               -----------------------------
                                               -----------------------------

    Nonperforming loans
      Nonaccruing loans                                                 $33
      Loans contractually past due 90 days or
        more other than nonaccruing               $36       $343         45


  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (TABLE DOLLAR AMOUNTS IN THOUSANDS)


The Company adopted SFAS No. 114 and No. 118 ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN and ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN - INCOME RECOGNITION AND DISCLOSURES on January 1, 1995. The adoption of SFAS No. 114 and 118 did not have a material impact on the Company's financial position or results of operations. Impaired loans totaled $631,000 at December 31, 1995. An allowance for losses at December 31, 1995, was not deemed necessary for impaired loans totaling $525,000, but an allowance of $73,000 was recorded for the remaining balance of impaired loans of $106,000. The average balance of impaired loans for 1995 was $572,000. Interest income and cash receipts of interest totaled $47,000 and $37,000 during the period in 1995 that the loans were impaired.

The Bank has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans, as defined, to such related parties were as follows:


                                                             1995       1994
  ------------------------------------------------------------------------------
    Balances, January 1                                     $963       $795
    Changes in composition of related parties               (442)
    New loans, including renewals                             84      1,167
    Payments, etc., including renewals                       (96)      (999)
                                                         -----------------------

    Balances, December 31                                   $509       $963
                                                         -----------------------
                                                         -----------------------


On March 19, 1996, the Company charged off $188,000 in loans to a single borrower. In conjucnction with the chargeoff, a provision for loan losses of $188,000 was also recorded. These transactions were the result of information related to the borrower which became available subsequent to December 31, 1995 and discussions with regulatory authorities. Both of these transactions are reflected in the December 31, 1995 consolidated financial statements.

- - PREMISES AND EQUIPMENT


    DECEMBER 31                                             1995       1994
  ------------------------------------------------------------------------------
    Land                                                  $  223     $  223
    Buildings                                              1,208      1,203
    Equipment                                                511        512
                                                       -------------------------
           Total cost                                      1,942      1,938
    Accumulated depreciation                                (611)      (478)
                                                       -------------------------

           Net                                            $1,331     $1,460
                                                       -------------------------
                                                       -------------------------


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)


DEPOSITS


 DECEMBER 31                                                 1995       1994
- --------------------------------------------------------------------------------
 Noninterest bearing                                      $ 7,333    $ 6,538
 Interest-bearing demand                                    9,446     10,464
 Savings deposits                                           9,949     12,981
 Certificates and other time deposits of $100,000 or more   5,476      4,279
 Other certificates and time deposits                      31,237     34,519
                                                       -------------------------

         Total deposits                                   $63,441    $68,781
                                                       -------------------------
                                                       -------------------------


Certificates maturing in years ending December 31:

 1996                                                                $25,555
 1997                                                                  6,109
 1998                                                                  4,154
 1999                                                                    642
 2000                                                                    253
                                                                   -------------

                                                                     $36,713
                                                                   -------------
                                                                   -------------


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

INCOME TAX


 Year Ended December 31                           1995       1994       1993
- --------------------------------------------------------------------------------
 Income tax expense
    Currently payable
      Federal                                    $196       $188       $339
      State                                        87         88        147
    Deferred
      Federal                                     (12)        19        (55)
      State                                        (4)         8        (21)
                                                --------------------------------

        Total income tax expense                 $267       $303       $410
                                                --------------------------------
                                                --------------------------------


 Reconciliation of federal statutory to
 actual tax expense
   Federal statutory income tax at 34%           $318       $376       $492
   Tax exempt interest                           (107)      (139)      (183)
   Effect of state income taxes                    55         63         83
   Other                                            1          3         18
                                                --------------------------------


         Actual tax expense                      $267       $303       $410
                                                --------------------------------
                                                --------------------------------



A cumulative net deferred tax asset is included in other assets. The components of the asset are as follows:


 DECEMBER 31                                                 1995       1994
- --------------------------------------------------------------------------------
 Differences in depreciation methods                       $ (32)     $ (17)
 Differences in accounting for loan losses                   187        143
 State income tax                                            (14)       (13)
 Differences in accounting for pensions                      (19)        (2)
 Differences in accounting for securities available for sale (25)
 Other                                                         5
                                                         -----------------------

                                                            $102      $ 111
                                                         -----------------------
                                                         -----------------------

 Assets                                                     $192      $ 151
 Liabilities                                                 (90)       (32)
                                                         -----------------------

                                                            $102      $ 119
                                                         -----------------------
                                                         -----------------------


   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (TABLE DOLLAR AMOUNTS IN THOUSANDS)

   COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk as of December 31 were as follows:


                                                             1995       1994
  ------------------------------------------------------------------------------
    Commitments to extend credit                           $2,746     $3,276
    Standby letters of credit                                  55         55


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

- - RESTRICTION ON DIVIDENDS

Without prior approval, the Bank is restricted by Indiana law and regulations of the Department of Financial Institutions, State of Indiana, and the Federal Deposit Insurance Corporation as to the maximum amount of dividends it can pay to its parent to the balance of the undivided profits account, adjusted for defined bad debts. As a practical matter, the Bank restricts dividends to a lesser amount because of the need to maintain an adequate capital structure.

At December 31, 1995, total stockholders' equity of the Bank was $8,756,000 of which $6,152,000 was restricted from dividend distribution to the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

PENSION PLAN

The Bank's defined-benefit pension plan covers substantially all of its employees. The benefits are based primarily on years of service and employees' pay near retirement. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Pension expense was $52,000 for 1995, $77,000 for 1994 and $50,000 for 1993.

The following tables set forth the plan's funded status and amounts recognized in the consolidated balance sheet:


   DECEMBER 31                                              1995       1994
  ------------------------------------------------------------------------------
   Actuarial present value of
     Accumulated benefit obligation including
      vested benefits of $1,481 and $1,287                $1,510     $1,309
                                                      --------------------------
                                                      --------------------------

     Projected benefit obligation for service
      rendered to date                                   $(1,890)   $(1,591)
   Plan assets at fair value, primarily time
    deposits in financial institutions                     1,678      1,411
                                                      --------------------------
   Projected benefit obligation in excess of plan
    assets                                                  (212)      (180)
   Unrecognized net loss from experience different
    than that assumed                                        211        149
   Unrecognized prior service cost                           153        158
   Unrecognized net asset at January 1, 1987 being
    recognized over 17 years                                (108)      (123)
                                                      --------------------------

   Prepaid pension cost included in other assets          $   44     $    4
                                                      --------------------------
                                                      --------------------------



   YEAR ENDED DECEMBER 31                         1995       1994       1993
  ------------------------------------------------------------------------------
   Pension expense includes the following
    components
     Service cost - benefits earned during
      the year                                    $57        $65        $52
     Interest cost on projected benefit
      obligation                                  105        100         98
     Actual return on plan assets                (246)        (6)       (21)
     Net amortization and deferral                136        (82)       (79)
                                                --------------------------------

                                                  $52        $77        $50
                                                --------------------------------
                                                --------------------------------
   Assumptions used in the accounting were:
     Discount rate                               6.25%      6.75%      6.00%
     Rate of increase in compensation            4.00%      4.00%      4.50%
     Expected long-term rate of return on assets 8.00%      7.00%      7.00%


   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (TABLE DOLLAR AMOUNTS IN THOUSANDS)


FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS--The fair value of cash and cash equivalents approximates carrying value.

INTEREST-BEARING DEPOSITS--The fair value of interest-bearing time deposits approximates carrying value.

INVESTMENT SECURITIES--Fair values are based on quoted market prices.

LOANS--For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value for other loans, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

INTEREST RECEIVABLE/PAYABLE--The fair values of interest receivable/payable approximate carrying values.

DEPOSITS--The fair values of noninterest-bearing and interest-bearing demand accounts are equal to the amount payable on demand at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

DUE TO BROKER--The fair value of due to broker approximates carrying value.

The estimated fair values of the Company's financial instruments are as follows:


                                                                 1995
                                                     ---------------------------
                                                           CARRYING     FAIR
   DECEMBER 31                                              AMOUNT      VALUE
  ------------------------------------------------------------------------------
   ASSETS
     Cash and cash equivalents                             $5,480     $5,480
     Interest-bearing deposits                                104        104
     Investment securities available for sale              22,029     22,029
     Loans, net                                            42,900     42,939
     Interest receivable                                    1,083      1,083

   LIABILITIES
     Deposits                                              63,441     63,409
     Interest payable                                         381        381
     Due to broker                                            388        388


   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (TABLE DOLLAR AMOUNTS IN THOUSANDS)


   CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

                               CONDENSED BALANCE SHEET


   DECEMBER 31                                               1995       1994
  ------------------------------------------------------------------------------
   ASSETS
     Cash                                                   $   7      $   2
     Investment in subsidiary                               8,756      8,321
     Other assets                                             200        197
                                                          ----------------------

          Total assets                                     $8,963     $8,520
                                                          ----------------------
                                                          ----------------------

   LIABILITIES
     Dividend payable                                       $ 193      $ 193
     Other liabilities                                         17
                                                          ----------------------
          Total liabilities                                   210        193

   STOCKHOLDERS' EQUITY                                     8,753      8,327
                                                          ----------------------

          Total liabilities and stockholders' equity       $8,963     $8,520
                                                          ----------------------
                                                          ----------------------


                            CONDENSED STATEMENT OF INCOME


   YEAR ENDED DECEMBER 31                          1995       1994       1993
  ------------------------------------------------------------------------------
   Income--dividends from subsidiary              $281       $279      $ 174

   Expense--other expense                           18          2          1
                                                 -------------------------------

   Income before income tax and equity in
     undistributed income of subsidiary            263        277        173
   Income tax benefit                                7          1
                                                 -------------------------------

   Income before equity in undistributed
     income of subsidiary                          270        278        173

   Equity in undistributed income of subsidiary    397        524        899
                                                 -------------------------------

   NET INCOME                                     $667       $802     $1,072
                                                 -------------------------------
                                                 -------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(TABLE DOLLAR AMOUNTS IN THOUSANDS)

                          CONDENSED STATEMENT OF CASH FLOWS


 YEAR ENDED DECEMBER 31                           1995       1994      1993
- --------------------------------------------------------------------------------
 OPERATING ACTIVITIES
   Net income                                    $667       $802     $1,072
   Adjustments to reconcile net income to
     net cash provided by operating activities
     Equity in undistributed income of
       subsidiary                                (397)      (524)      (899)
     Change in
       Other assets                                (3)      (101)        (4)
       Other liabilities                           18
                                                --------------------------------
       Net cash provided by operating
         activities                               285        177        169
                                                --------------------------------

 FINANCING ACTIVITIES
   Cash dividends                                (276)      (179)      (165)
   Purchase of stock                               (4)
                                                --------------------------------
       Net cash used by financing activities     (280)      (179)      (165)
                                                --------------------------------

 NET INCREASE (DECREASE) IN CASH                    5         (2)         4

 CASH AT BEGINNING OF YEAR                          2          4
                                                --------------------------------

 CASH AT END OF YEAR                             $  7       $  2     $    4
                                                --------------------------------
                                                --------------------------------

                                   APPENDIX A
                     AGREEMENT OF REORGANIZATION AND MERGER

                                     BETWEEN

                           FIRST MERCHANTS CORPORATION

                                       AND

                             UNION NATIONAL BANCORP



       THIS AGREEMENT OF REORGANIZATION AND MERGER ("Agreement"), is entered this 24th day of January, 1996, by and between FIRST MERCHANTS CORPORATION ("First Merchants") and UNION NATIONAL BANCORP ("Union National").

                              W I T N E S S E T H:

       WHEREAS, First Merchants is a corporation duly organized and existing under the laws of the State of Indiana and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Muncie, Delaware County, Indiana.

       WHEREAS, Union National is a corporation duly organized and existing under the laws of the State of Indiana and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Liberty, Union County, Indiana.

       WHEREAS, The Union County National Bank of Liberty (the "Bank") is a national bank duly organized and existing under the laws of the United States and a wholly-owned subsidiary of Union National with its principal banking office in Liberty, Union County, Indiana.

       WHEREAS, it is the desire of First Merchants and Union National to effect a transaction whereby the Bank will become a wholly-owned subsidiary of First Merchants through a statutory merger of Union National with and into First Merchants.

       WHEREAS, a majority of the entire Board of Directors of First Merchants and a majority of the entire Board of Directors of Union National have approved this Agreement, designated it as a plan of reorganization within the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and authorized its execution.

       NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, First Merchants and Union National hereby make this Agreement and prescribe the terms and conditions of the merger of Union National with and into First Merchants and the mode of carrying the transaction into effect as follows:


                                    SECTION 1

                                   THE MERGER

       Subject to the terms and conditions of this Agreement, on the Effective Date, as defined in Section 11 hereof, Union National shall be merged into and under the Articles of Incorporation of First Merchants, which shall be the "Continuing Company" and which shall continue its corporate existence under the laws of the State of Indiana, pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law and particularly Indiana Code chapter 23-1-40 (the "Merger").

                                    SECTION 2

                              EFFECT OF THE MERGER

       Upon the Merger becoming effective:

       2.01. GENERAL DESCRIPTION. The separate existence of Union National shall cease and the Continuing Company shall possess all of the assets of Union National including all of the issued and outstanding shares of capital stock of the Bank and all of its rights, privileges, immunities, powers, and franchises and shall be subject to and assume all of the duties and liabilities of Union National.

       2.02. NAME, OFFICES, AND MANAGEMENT. The name of the Continuing Company shall continue to be "First Merchants Corporation." Its principal banking office shall be located at 200 E. Jackson Street, Muncie, Indiana. The Board of Directors of the Continuing Company, until such time as their successors have been elected and qualified, shall consist of the current Board of Directors of First Merchants. The officers of First Merchants immediately prior to the Effective Date shall continue as the officers of the Continuing Company.

       2.03. CAPITAL STRUCTURE. The amount of capital stock of the Continuing Company shall not be less than the capital stock of First Merchants immediately prior to the Effective Date increased by the amount of capital stock issued in accordance with Section 3 hereof.

       2.04. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of the Continuing Company shall be those of First Merchants immediately prior to the Effective Date until the same shall be further amended as provided by law.

       2.05. ASSETS AND LIABILITIES. The title to all assets, real estate and other property owned by First Merchants and Union National shall vest in the Continuing Company without reversion or impairment. All liabilities of Union National shall be assumed by the Continuing Company.


                                    SECTION 3

                               CONSIDERATION TO BE
                  DISTRIBUTED TO SHAREHOLDERS OF UNION NATIONAL

       3.01. CONSIDERATION. Upon and by reason of the Merger becoming effective, shareholders of Union National of record on the Effective Date who have not dissented to the Merger in accordance with Indiana Code Chapter 23-1-44 shall be entitled to receive four and 86/100 (4.86) shares of First Merchants common stock for each share of Union National common stock held.

       3.02. NO FRACTIONAL FIRST MERCHANTS COMMON SHARES. Certificates for fractional shares of common stock of First Merchants shall not be issued in respect of fractional interests arising from the exchange ratio, aggregating all shares of First Merchants common stock to be received by each shareholder of Union National. Each Union National shareholder who would otherwise have been entitled to a fraction of a First Merchants share, upon surrender of all of his/her certificates representing Union National common shares, shall be paid in cash in an amount equal to the fraction of the average of the closing price of First Merchants common stock as quoted by NASDAQ for the five trading days preceding the Effective Date.

       3.03. RECAPITALIZATION. If, between the date of this Agreement and the Effective Date, First Merchants issues a stock dividend with respect to its shares of common stock, combines, subdivides, or splits up its outstanding shares or takes any similar recapitalization action, then the number of shares of First Merchants common stock into which each outstanding Union National share will be converted under Section 3.01 hereof shall be adjusted so that each Union National shareholder shall receive such number of First Merchants shares as represents the same percentage of outstanding shares of First Merchants common stock at the Effective Date as would have been represented by the number of shares such shareholder would have received if the recapitalization had not occurred.

       3.04.  DISTRIBUTION OF FIRST MERCHANTS COMMON STOCK AND CASH.

              (a) Following the Effective Date, distribution of stock certificates representing First Merchants common stock and cash payments for fractional shares shall be made by First Merchants to each former shareholder of Union National within ten (10) days of such shareholder's delivery of his/her certificates representing common stock of Union National to the conversion agent, First Merchants Bank (the "Conversion Agent"). Interest shall not accrue or be payable with respect to any cash payments.

              (b) Following the Effective Date, stock certificates representing Union National common stock shall be deemed to evidence only the right to receive ownership of First Merchants common stock (for all corporate purposes other than the payment of dividends) and cash for fractional shares, as applicable. No dividends or other distributions otherwise payable subsequent to the Effective Date on stock of First Merchants shall be paid to any shareholder entitled to receive the same until such shareholder has surrendered his/her certificates for Union National common stock to the Conversion Agent in exchange for certificates representing First Merchants common stock and cash. Upon surrender, there shall be paid to the recordholder of the new certificate(s) evidencing shares of First Merchants common stock, the amount of all dividends and other distributions, without interest thereon, withheld with respect to such common stock.

              (c) First Merchants shall be entitled to rely upon the stock transfer books of Union National to establish the persons entitled to receive cash and shares of common stock of First Merchants, which books, in the absence of actual knowledge by First Merchants of any adverse claim thereto, shall be conclusive with respect to the ownership of such stock.

              (d) With respect to any certificate for shares of Union National common stock which has been lost, stolen, or destroyed, First Merchants shall be authorized to issue common stock to the registered owner of such certificate upon receipt of an affidavit of lost stock certificate, in form and substance satisfactory to First Merchants, and upon compliance by the Union National shareholder with all procedures historically required by Union National in connection with lost, stolen, or destroyed certificates.

              (e) Stock certificates that name Bank as issuer but represent Union National common stock shall be deemed stock certificates representing Union National common stock in connection with the Merger and for the purposes of rights and obligations under this Agreement.


                                    SECTION 4

                             DISSENTING SHAREHOLDERS

       Shareholders of Union National shall have the rights accorded to dissenting shareholders under Indiana Code Chapter 23-1-44.


                                    SECTION 5

                               REPRESENTATIONS AND
                          WARRANTIES OF UNION NATIONAL

       Union National represents and warrants to First Merchants with respect to itself and the Bank as follows: (For the purposes of this Section, a "Disclosure Letter" is defined as a letter referencing Section 5 of this Agreement which shall be prepared and executed by an authorized executive officer of Union National and delivered to and initialed by an authorized executive officer of First Merchants contemporaneous with the execution of this Agreement.)

       5.01. ORGANIZATION AND AUTHORITY. Union National is a corporation duly organized and validly existing under the laws of the State of Indiana, and Bank is a national bank duly organized and validly existing under the laws of the United States. Union National and Bank have the power and authority (corporate and other) to conduct their respective businesses in the manner and by the means utilized as of the date hereof. Union National's only subsidiary is Bank, and Bank has no subsidiaries. Bank is subject to primary federal regulatory supervision and regulation by the Office of the Comptroller of the Currency.

       5.02.  AUTHORIZATION.

              (a) Union National has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of Union National, enforceable in accordance with its terms except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

              (b) Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under Union National's Articles of Incorporation or By-Laws; (ii) to the best of its knowledge, conflict with, result in a breach of, or constitute a default under any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order or decree, or any note, bond, indenture, mortgage, security agreement, contract, arrangement or commitment, to which Union National or Bank is subject or bound, which as a result of any of the foregoing in this subpart (ii) would materially adversely affect the business or financial condition of Union National or the Bank; (iii) result in the creation of or give any person, corporation or entity, the right to create any material lien, charge, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of Union National or Bank;
       (iv) terminate or give any person, corporation or entity, the right to terminate, amend, abandon, or refuse to perform any note, bond, indenture, mortgage, security agreement, contract, arrangement or commitment to which Union National or Bank is subject or bound and which in the aggregate are in excess of $50,000; or (v) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Union National or Bank is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, mortgage, security agreement, contract, arrangement or commitment in the aggregate in excess of $50,000.

              (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws and applicable Indiana banking and corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by Union National of the transactions contemplated by this Agreement.

       5.03.  CAPITALIZATION.

              (a) As of December 31, 1995, Union National had 200,000 shares of common stock authorized, no par value per share, 193,968 shares of which were issued and outstanding. Such issued and outstanding shares of Union National common stock have been duly and validly authorized by all necessary corporate action of Union National, are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholders. Union National has no intention or obligation to authorize or issue additional shares of its common stock. Union National has not authorized the issuance of any other class of stock. On a consolidated basis as of December 31, 1995, Union National had total capital of $15,741,000, which consisted of common stock of $970,000, capital surplus of $1,957,000, and retained earnings of $12,814,000.

              (b) As of December 31, 1995, Bank had 100,000 shares of common stock authorized, $10 par value per share, all of which shares were issued and outstanding to Union National. Such issued and outstanding shares of Bank common stock have been duly and validly authorized by all necessary corporate action of Bank, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Bank shareholders. All the issued and outstanding shares of Bank common stock are owned by Union National free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. As of December 31, 1995, Bank had total capital of $15,446,000, which consisted of common stock of $1,000,000, capital surplus of $2,000,000, and undivided profits of $12,446,000.

              (c) There are no options, commitments, calls, agreements, understandings, arrangements or subscription rights regarding the issuance, purchase or acquisition of capital stock, or any securities convertible into or representing the right to purchase or otherwise receive the capital stock or any debt securities, of Union National or Bank by which Union National or Bank is or may become bound. Neither Union National or Bank has any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of its respective outstanding shares of capital stock.

              (d) Except as set forth in the Disclosure Letter, no person or entity beneficially owns 5% or more of Union National's outstanding shares of common stock.

       5.04. ORGANIZATIONAL DOCUMENTS. The respective Articles of Incorporation or Association and By-Laws of Union National and Bank have been delivered to First Merchants and represent true, accurate and complete copies of such corporate documents of Union National and Bank in effect as of the date of this Agreement.

       5.05. COMPLIANCE WITH LAW. Neither Union National nor Bank has engaged in any activity nor taken or omitted to take any action which has resulted or, to the knowledge of Union National could result, in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body, the violation of which could materially adversely affect the business, prospects, condition (financial or otherwise) or results of operations of Union National or Bank. Union National and Bank possess all licenses, franchises, permits and other authorizations necessary for the continued conduct of their respective businesses without material interference or interruption and such licenses, franchises, permits and authorizations shall be transferred to First Merchants on the Effective Date without any restrictions or limitations thereon or the need to obtain any consents of third parties. All agreements and understandings with, and all orders and directives of, all regulatory agencies or government authorities with respect to the business or operations of Union National or Bank, including all correspondence, communications and commitments related thereto, are set forth in the Disclosure Letter. Bank has received no inquiries from any regulatory agency or government authority relating to its material noncompliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder.

       5.06. ACCURACY OF STATEMENTS. Neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by Union National or Bank to First Merchants in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied by Union National or Bank with respect to their businesses, operations and financial condition for inclusion in the proxy statement and registration statement relating to the Merger) contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed and for the registration statement at the time it becomes effective) any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein not misleading.

       5.07. LITIGATION AND PENDING PROCEEDINGS. Except as set forth in the Disclosure Letter, there are no material claims of any kind, nor any material action, suits, proceedings, arbitrations or investigations pending or, to the knowledge of Union National or Bank, threatened in any court or before any government agency or body, arbitration panel or otherwise (nor does Union National or Bank have any knowledge of a basis for any material claim, action, suit, proceeding, arbitration or investigation) against, by or materially adversely affecting Union National or Bank or their respective businesses, prospects, conditions (financial or otherwise), results of operations or assets, or which would prevent the performance of this Agreement or declare the same unlawful or cause the rescission hereof. There are no material uncured violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Union National or Bank as a result of an examination by any regulatory agency or body.

       5.08.  FINANCIAL STATEMENTS.

              (a) Union National's consolidated balance sheets as of the end of the three fiscal years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended (hereinafter collectively referred to as the "Financial Information") present fairly, in all material respects, the consolidated financial condition or position of Union National as of the respective dates thereof and the consolidated results of operations of Union National for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. All required regulatory reports have been filed by Union National and Bank with their respective primary federal regulators during 1995, 1994, 1993 and 1992, are true, accurate and complete, in all material respects, and were prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis.

              (b) Except to the extent that failure to comply with this subsection does not have a material adverse effect on Union National or the Bank, all loans reflected in the Financial Information and which have been made, extended or acquired since September 30, 1995, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) to the extent that Bank has a security interest in collateral or a mortgage securing such loans, are secured by perfected security interests or mortgages naming Bank as the secured party or mortgagee.

       5.09. ABSENCE OF CERTAIN CHANGES. Except for events and conditions relating to the business environment in general or as set forth in the Disclosure Letter, since September 30, 1995, there has not been any change or event of any character, actual or to Union National's or Bank's knowledge threatened, which in the aggregate materially adversely affects Union National's or Bank's business, prospects, conditions (financial or otherwise), assets or results of operations.

       5.10. ABSENCE OF UNDISCLOSED LIABILITIES. Neither Union National nor Bank is a party to any agreement, contract, obligation, commitment, arrangement, liability, lease or license which individually exceeds $10,000 per year or which may not be terminated within one year from the date of this Agreement, except as set forth in the Disclosure Letter or reflected in the Financial Information and except for unfunded loan commitments made in the ordinary course of Bank's business consistent with past practices, nor to the knowledge of Union National does there exist any circumstances resulting from transactions effected or to be effected or events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in any such agreement, contract, obligation, commitment, arrangement, liability, lease or license.

       5.11. TITLE TO ASSETS. Except as set forth in the Disclosure Letter or except to the extent that failure to comply with this Section 5.11 does not have a material adverse effect on Union National or the Bank, Union National and Bank have good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank holding company or bank premises and all other real estate owned) and personal property reflected in the Financial Information as of September 30, 1995, good and marketable title to all other properties and assets which Union National or Bank purport to own, good and marketable title to or right to use by terms of lease or contract all other property used in Union National's or Bank's business and good and marketable title to all property and assets acquired since
September 30, 1995, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges, claims or encumbrances of any nature. All real property owned by Union National or Bank is in compliance with all applicable laws, statutes, rules, regulations and ordinances relating to the environment, pollution and the treatment, storage, disposal, discharge or release of chemicals and hazardous or toxic substances or wastes and, in all material respects, with all applicable zoning law.

       5.12.  LOANS AND INVESTMENTS.

              (a) Except as set forth in the Disclosure Letter, there is no loan of Bank in excess of $10,000 that has been classified by bank regulatory examiners as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss," nor is there any loan of Bank in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectibility.
       Bank's loan watch list and all loans in excess of $10,000 that Bank's management has determined to be ninety (90) days or more past due with respect to principal or interest or has placed on nonaccrual status are set forth in the Disclosure Letter.

              (b) Each of the reserves and allowances for possible loan losses and the carrying value for real estate owned which are shown on the Financial Information is, in the opinion of Union National and Bank, adequate in all material respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such Financial Information.

              (c) Except as set forth in the Disclosure Letter, none of the investments reflected in the Financial Information and none of the investments made by Union National or Bank since September 30, 1995 is subject to any restrictions, whether contractual or statutory, which materially impairs the ability of Union National or Bank to dispose freely of such investment at any time. Except as set forth in the Disclosure Letter, neither Union National nor Bank are a party to any repurchase agreements with respect to securities.

       5.13.  EMPLOYEE BENEFIT PLANS.

              (a) The Disclosure Letter contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by Union National or Bank and covers any employee or former employee of Union National or Bank under which Union National or Bank has any liability. Copies of such plans (and, if applicable, related trust agreements or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to First Merchants together with the three most recent annual reports prepared in connection with any such plan and the current summary plan descriptions. Such plans are hereinafter referred to individually as an "Employee Plan" and collectively as the "Employee Plans." The Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified in the list referred to above.

              (b) The Employee Plans comply with and have been operated in accordance with all applicable laws, regulations, rulings and other requirements the breach or violation of which could materially affect Union National, Bank, or an Employee Plan. Each Employee Plan has been administered in substantial conformance with such requirements and all reports and information required with respect to each Employee Plan have been timely given.

              (c) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, for which no statutory or administrative exemption exists, and no "reportable event," as defined in
       Section 4043(b) of ERISA, has occurred with respect to any Employee Plan. Neither Union National or Bank has any liability to the Pension Benefit Guaranty Corporation ("PBGC"), to the Internal Revenue Service ("IRS"), to the Department of Labor ("DOL") or to an employee or Employee Plan beneficiary under Section 502 of ERISA.

              (d) No "fiduciary," as defined in Section (3)(21) of ERISA, of an Employee Plan has failed to comply with the requirements of Section 404 of ERISA.

              (e) Each of the Employee Plans which is intended to be qualified under Code Section 401(a) has been amended to comply in all material respects with the applicable requirements of the Code, including the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Revenue Reconciliation Act of 1990, the Tax Extension Act of 1991, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and the Retirement Protection Act of 1994 and any rules, regulations or other requirements promulgated thereunder (the "Acts"). In addition, each such Employee Plan has been and is being operated in substantial conformance with the applicable provisions of ERISA and the Code, as amended by the Acts. Except as set forth in the Disclosure Letter, Union National and/or Bank, as applicable, sought and received favorable determination letters from the IRS within the applicable remedial amendment periods under Code Section 401(b), and has furnished to First Merchants copies of the most recent IRS determination letters with respect to any such Employee Plan.

              (f) Except as set forth in the Disclosure Letter, no Employee Plan owns any security of Union National or Bank.

              (g) No Employee Plan has incurred an "accumulated funding deficiency," as determined under Code Section 412 and ERISA Section 302.

              (h) Except as set forth in the Disclosure Letter, no Employee Plan has been terminated or incurred a partial termination (either voluntarily or involuntarily).

              (i) No claims against an Employee Plan, Union National or Bank, with respect to an Employee Plan, (other than normal benefit claims) have been asserted or threatened.

              (j) There is no contract, agreement, plan or arrangement covering any employee or former employee of Union National or Bank that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G or Section 162(a)(1) of the Code.

              (k) No event has occurred that would cause the imposition of the tax described in Code Section 4980B. All requirements of ERISA Section 601 have been met.

              (l) The Disclosure Letter contains a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which
       (i) is not an Employee Plan, (ii) was entered into, maintained or contributed to, as the case may be, by Union National or Bank and (iii) covers any employee or former employee of Union National or Bank. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to First Merchants, are hereinafter referred to collectively as the "Benefit Arrangements." Each of the Benefit Arrangements has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangements.

              (m) Neither Union National nor Bank has any present or future liability in respect of post-retirement health and medical benefits for former employees of Union National or Bank.

              (n) Except as set forth in the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by Union National or Bank relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plans or Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1994.

              (o) For purposes of this Section 5.13, references to Union National or Bank are deemed to include (i) all predecessors of Union National or Bank, (ii) any subsidiary of Union National or Bank, (iii) all members of any controlled group (as determined under Code Section 414(b) or (c)) that includes Union National or Bank, and (iv) all members of any affiliated service group (as determined under Code Section 414(m) or (n)) that includes Union National or Bank.

       5.14. OBLIGATIONS TO EMPLOYEES. Except as set forth in the Disclosure Letter, all accrued obligations and liabilities of Union National and Bank, whether arising by operation of law, by contract or by past custom, for payments to trust or other funds, to any government agency or body or to any individual director, officer, employee or agent (or his heirs, legatees or legal representative) with respect to unemployment compensation or social security benefits and all pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation rights or profit sharing plan, any employment, deferred compensation, consultant, bonus or collective bargaining agreement or group insurance contract or other incentive, welfare or employee benefit plan or agreement maintained by Union National or Bank for their current or former directors, officers, employees and agents have been and are being paid to the extent required by law or by the plan or contract. All obligations and liabilities of Union National and Bank, whether arising by operation of law, by contract, or by past custom, for all forms of compensation which are or may be payable to their current or former directors, officers, employees or agents have been and are being paid. All accruals and reserves referred to in this Section 5.14 are correctly and accurately reflected and accounted for in the books, statements and records of Union National and Bank.

       5.15. TAXES, RETURNS AND REPORTS. Union National and Bank have (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed as of the date hereof, and each return is true, complete and accurate in all material respects; (b) paid in all materials respects all taxes, assessments and other governmental charges due or claimed to be due upon them or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes reflected in the Financial Information is adequate, in all material respects, to cover all of Union National's and Bank's tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years with respect to any transactions consummated prior to December 31, 1994. Neither Union National nor Bank has or will have, any material liability for taxes of any nature for or with respect to the operation of their business, including the assets of any subsidiary, from December 31, 1994 up to and including the Effective Date, except to the extent reflected on their Financial Information or on financial statements of Union National or Bank subsequent to such date and as set forth in the Disclosure Letter. Neither Union National nor Bank is currently under audit by any state or federal taxing authority. Except as set forth in the Disclosure Letter, neither the federal, state, or local tax returns of Union National or Bank have been audited by any taxing authority during the past five (5) years.

       5.16. DEPOSIT INSURANCE. The deposits of Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and Bank has paid all premiums and assessments with respect to such deposit insurance.

       5.17. BROKER'S OR FINDER'S FEES. Except as set forth in the Disclosure Letter, no agent, broker or other person acting on behalf of Union National or Bank or under any authority of Union National or Bank is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto, other than attorneys' or accountants' fees, in connection with any of the transactions contemplated by this Agreement.

       5.18. BRING DOWN OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Union National and Bank contained in this Section 5 shall be true, accurate and correct on and as of the Effective Date except as affected by the transactions contemplated by and specified within the terms of this Agreement.

       5.19. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Section 5 shall expire on the Effective Date, and thereafter Union National and Bank shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally caused either by action or inaction.


                                    SECTION 6

                               REPRESENTATIONS AND
                          WARRANTIES OF FIRST MERCHANTS

       First Merchants hereby represents and warrants to Union National as follows:

       6.01. ORGANIZATION AND QUALIFICATION. First Merchants is a corporation organized and existing under the laws of the State of Indiana and has the corporate power and authority to conduct its business in the manner and by the means utilized as of the date hereof.

       6.02.  AUTHORIZATION.

              (a) First Merchants has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. The Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of First Merchants, enforceable in accordance with its terms, except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt, or other laws of general application relating to or affecting the enforcement of creditor's rights.

              (b) Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under First Merchant's Articles of Incorporation or By-laws; (ii) to the best of its knowledge, conflict with, result in a breach of, or constitute a default under any federal, foreign, state, or local law, statute, ordinance, rule, regulation, or court or administrative order or decree, or any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment, to which First Merchants is subject or bound, which as a result of any of the foregoing in this subpart (ii) would materially adversely affect the business or financial condition of First Merchants;
       (iii) result in the creation of or give any person, corporation or entity, the right to create any material lien, charge, claim, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of First Merchants;
       (iv) terminate or give any person, corporation or entity, the right to terminate, amend, abandon, or refuse to perform any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment to which First Merchants is a party or by which First Merchant is subject or bound and which in the aggregate are in excess of $50,000; or (v) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, First Merchants is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment in the aggregate in excess of $50,000.

              (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws, and applicable Indiana banking and corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by First Merchants of the transactions contemplated by this Agreement.

       6.03.  CAPITALIZATION.

              (a) At December 31, 1995 First Merchants had 20,000,000 authorized, no par value, of which 5,053,901 shares were issued and outstanding. The 5,053,901 shares of common stock are validly issued, fully paid and nonassessable.

              (b) First Merchants has 500,000 shares of Preferred Stock authorized, no par value, no shares of which have been issued and no commitments exist to issue any of such shares.

              (c) Other than in connection with the proposed merger of Randolph County Bancorp, Inc. with and into First Merchants and pursuant to First Merchants Dividend Reinvestment and Stock Purchase Plan, Stock Option Plans and Employee Stock Purchase Plans, there are no options, commitments, calls or agreements outstanding regarding the issuance of capital stock or any securities representing the right to purchase or otherwise receive such stock, or any debt securities of First Merchants. First Merchants does not have any outstanding contractual obligation to repurchase, redeem, or otherwise acquire any of its outstanding shares of capital stock.

              (d) The shares of First Merchants' common stock to be issued pursuant to the Merger will be fully paid, validly issued and nonassessable.

       6.04. ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation and By-laws of First Merchants in force as of the date hereof, have been delivered to Union National. The documents delivered by it represent complete and accurate copies of the corporate documents of First Merchants in effect as of the date of this Agreement.

       6.05. ACCURACY OF STATEMENTS. Neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by First Merchants to Union National in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied by First Merchants with respect to its business, operations and financial condition for inclusion in the proxy statement and registration statement relating to the Merger) contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed and to the registration statement at the time it become effective) any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

       6.06. COMPLIANCE WITH LAW. First Merchants has not engaged in any activity nor taken or omitted to take any action which has resulted or, to the knowledge of First Merchants, could result in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body, the violation of which could materially adversely affect the business, prospects, condition (financial or otherwise) or results of operations of First Merchants. First Merchants possesses all licenses, franchises, permits and other authorizations necessary for the continued conduct of its business without material interference or interruption. There are no agreements or understandings with, nor any orders of directives of, any regulatory agencies or government authorities, which would have a material adverse effect on the consolidated financial position of First Merchants. First Merchants has received no written inquiries from any regulatory agency or government authority relating to its material noncompliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act.

       6.07. FINANCIAL STATEMENTS. First Merchants consolidated balance sheets as of the end of the three (3) fiscal years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended present fairly, in all material respects, the consolidated financial condition or position of First Merchants as of the respective dates thereof and the consolidated results of operations of First Merchants for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. All required regulatory reports have been filed by First Merchants with its primary federal regulator during 1995, 1994, 1993 and 1992, are true, accurate and complete, in all material respects, and have been prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis.

       6.08. ABSENCE OF CERTAIN CHANGES. Except for events and conditions relating to the business environment in general, since September 30, 1995, there has not been any change or event of any character, actual or to First Merchants knowledge threatened, which in the aggregate materially adversely affects First Merchants consolidated business, prospects, conditions (financial or otherwise), assets or results of operations.

       6.09. FIRST MERCHANTS SECURITIES AND EXCHANGE COMMISSION FILINGS. First Merchants has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including First Merchants' Annual Report on Form 10-K for the year ended December 31, 1994, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, copies of which have previously been delivered to Union National (the "Securities Law Filings"). The Securities Law Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

       6.10. BRING DOWN OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of First Merchants contained in this Section 6 shall be true, accurate and correct on and as of the Effective Date except as affected by the transactions contemplated by and specified within the terms of this Agreement.

       6.11. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Section 6 shall expire on the Effective Date, and thereafter First Merchants shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally caused either by action or inaction.


                                    SECTION 7

                           COVENANTS OF UNION NATIONAL

       Union National covenants and agrees with First Merchants, and covenants and agrees to cause Bank to act, as follows:

       7.01. SHAREHOLDER APPROVAL. Union National shall submit this Agreement to its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and By-Laws of Union National.

       7.02. OTHER APPROVALS. Union National and Bank shall proceed expeditiously, cooperate fully and use reasonable efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

       7.03.  CONDUCT OF BUSINESS.

              (a) On and after the date of this Agreement and until the Effective Date or until this Agreement shall be terminated as herein provided, neither Union National nor Bank shall, without the prior written consent of First Merchants, (i) make any material changes in their capital structure; (ii) authorize a class of stock or issue, or authorize the issuance of, stock other than or in addition to the outstanding stock as set forth in Section 5.03 hereof; (iii) declare, distribute or pay any dividends on their shares of common stock, or authorize a stock split, or make any other distribution to their shareholders, except for (a) the payment by Union National prior to the Effective Date of quarterly cash dividends on its common stock in March, June, September and December, 1996, which dividends shall not exceed thirty-five cents ($.35), thirty-five cents ($.35), forty cents ($.40), and forty cents ($.40) per share, respectively, provided that Union National shall not pay any such dividend during the fiscal quarter in which the Merger shall become effective and in which Union National shareholders will become entitled to receive dividends on the shares of First Merchants into which the shares of Union National have been converted or in any subsequent fiscal quarter (First Merchants shall advise Union National in writing at least 15 days prior to the Effective Date if it anticipates a change from its historical practice in establishing the record date for determining those shareholders entitled to receive a dividend for the fiscal quarter in which the Merger is to be consummated. Such written notice shall describe the anticipated change in the record date.), and (b) the payment by the Bank to Union National of dividends to pay Union National's expenses of operations and its business and payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement; (iv) merge, combine or consolidate with or, other than in the ordinary course of business, sell their assets or any of their securities to any other person, corporation or entity, effect a share exchange or enter into any other transaction not in the ordinary course of business; (v) incur any liability or obligation, make any commitment, payment or disbursement, enter into any contract, agreement, understanding or arrangement or engage in any transaction, or acquire or dispose of any property or asset having a fair market value in excess of $10,000.00 (except for personal or real property acquired or disposed of in connection with foreclosures on mortgages or enforcement of security interests and loans made or sold by Bank in the ordinary course of business); (vi) subject any of their properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance; (vii) promote or increase or decrease the rate of compensation (except for promotions and non-material increases in the ordinary course of business and in accordance with past practices) or enter into any agreement to promote or increase or decrease the rate of compensation of any director, officer or employee of Union National or Bank; (viii) execute, create, institute, modify or amend (except to allow a contribution to the Bank's defined contribution plan in connection with the period commencing January 1, 1996 and ending on the Effective Date in an amount based upon the participants' compensation during such period and the Bank's historical contribution percentage of participants' compensation as defined in the plan.), any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plan, any employment, deferred compensation, consultant, bonus or collective bargaining agreement, group insurance contract or other incentive, welfare or employee benefit plan or agreement for current or former directors, officers of employees of Union National or Bank, change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities; (ix) amend their Articles of Incorporation or By-Laws from those in effect on the date of this Agreement; (x) modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment or severance agreements with respect to any present or former Union National or Bank directors, officers or employees; (xi) give, dispose, sell, convey, assign, hypothecate, pledge, encumber or otherwise transfer or grant a security interest in any common stock of Bank; and (xii) fail to make additions to Bank's reserve for loan, losses, or any other reserve account, in the ordinary course of business and in accordance with sound banking practices.

              (b) Union National and Bank shall maintain, or cause to be maintained, in full force and effect insurance on its properties and operations and fidelity coverage on its directors, officers and employees in such amounts and with regard to such liabilities and hazards as have previously been maintained by Union National and Bank.

              (c) Union National and Bank shall continue to give to First Merchants and its employees, accountants, attorneys and other authorized representatives reasonable access during regular business hours and other reasonable times to all their premises, properties, statements, books and records.

       7.04. PRESERVATION OF BUSINESS. On and after the date of this Agreement and until the Effective Date or until this Agreement is terminated as herein provided. Union National and Bank each shall (a) carry on their business diligently, substantially in the same manner as heretofore conducted, and in the ordinary course of business; (b) use their reasonable efforts to preserve their business organizations intact, to keep their present officers and employees and to preserve their present relationship with customers and others having business dealings with them; and (c) not do or fail to do anything which will cause a material breach of, or material default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which they are a party or by which they are or may be subject or bound.

       7.05. OTHER NEGOTIATIONS. Except with the prior written approval of First Merchants, on and after the date of this Agreement and until the Effective Date, Union National and Bank shall not, and shall not permit or authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit, encourage, or engage in discussions or negotiations with, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock), tender offer, acquisition of control of Union National or Bank or similar transaction involving Union National or Bank (all such transactions hereinafter referred to as "Acquisition Transactions"). Union National and Bank shall promptly communicate to First Merchants the terms of any proposal, written or oral, which either may receive with respect to an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Transaction or discussion with respect thereto. The above provisions of this Section 7.05 notwithstanding, nothing contained in this Agreement shall prohibit (i) Union National from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that
(a) the Board of Directors of Union National, after consultation with and based upon the written advice of legal counsel, determines in good faith that such action is required for the directors of Union National to fulfill their fiduciary duties and obligations to the Union National shareholders and other constituencies under Indiana law, and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Union National provides immediate written notice to First Merchants to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, or (ii) the Board of Directors of Union National from failing to make, withdrawing or modifying its recommendation to shareholders regarding the Merger following receipt of a proposal for an Acquisition Transaction if the Board of Directors of Union National, after consultation with and based upon the written advice of legal counsel, determines in good faith that such action is required for the directors of Union National to fulfill their fiduciary duties and obligations to the Union National shareholders and other constituencies under Indiana law.

       7.06. RESTRICTIONS REGARDING AFFILIATES. Union National shall, within 30 days after the date of this Agreement and promptly thereafter until the Effective Date to reflect any changes, provide First Merchants with a list identifying each person who may be deemed to be an "affiliate" of Union National for purposes of Rule 145 under the Securities Act of 1933, as amended ("1933 Act"). Each director, executive officer and other person who is an "affiliate" of Union National for purposes of the 1933 Act shall deliver to First Merchants on or prior to the Effective Date hereunder a written agreement, in form and substance reasonably satisfactory to counsel to First Merchants, providing that such person will not sell, pledge, transfer, dispose of or otherwise reduce his market risk with respect to shares of First Merchants common stock to be received by such person pursuant to this Agreement (a) during the period 30 days prior to the Effective Date, (b) until such time as financial results covering at least 30 days of combined operations of First Merchants and Union National have been published within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies, except that any such affiliate may pledge the shares of First Merchants common stock received in connection with the Merger as collateral for other than non-recourse loans without compliance with this Section 7.06(b) and (c) unless such sales, pledges, transfers or dispositions are effected pursuant to an effective registration statement under the 1933 Act or pursuant to Rule 145 of the Securities and Exchange Commission or another exemption from the registration requirements set forth in the 1933 Act, or are otherwise not subject to the registration requirements set forth in the 1993 Act.

       7.07. PRESS RELEASE. Neither Union National or Bank shall issue any press releases or make any other public announcements or disclosures relating to the Merger without the prior approval of First Merchants.

       7.08. DISCLOSURE LETTER UPDATE. Union National shall promptly supplement, amend and update monthly and as of the Effective Date the Disclosure Letter with respect to any matters hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter.

       7.09. COOPERATION. Union National shall generally cooperate with First Merchants and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby. Prior to the Closing (as defined in Section 12), Union National agrees to disclose to First Merchants any fact or matter that comes to the attention of Union National that might indicate that any of the representations or warranties of Union National may be untrue, incorrect, or misleading in any material respect.


                                    SECTION 8
                          COVENANTS OF FIRST MERCHANTS

       First Merchants covenants and agrees with Union National as follows:

       8.01. APPROVALS. First Merchants shall proceed expeditiously, cooperate fully and use reasonable efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement. First Merchants shall provide Union National with copies of proposed regulatory filings in connection with the Merger and afford Union National the opportunity to offer comment on the filings before filing. The approval of First Merchants shareholders of the transactions contemplated by this Agreement is not required.

       8.02. EMPLOYEE BENEFIT PLANS. Within one (1) year following the Effective Date, First Merchants will permit Bank employees to participate in any tax-qualified retirement plan First Merchants maintains for its employees, provided that such an employee meets the applicable participation requirements, in lieu of the Bank's current tax-qualified retirement plan. Until that time, the Bank's current tax-qualified retirement plan will be maintained at the same level, with respect to benefit accruals, provided for on the Effective Date. Following the Effective Date, Bank employees will otherwise receive employee benefits that in the aggregate provide substantially equivalent economic value in comparison to the employee benefits provided to those employees by Union National or the Bank on the Effective Date. For purposes of determining a Union National or Bank employee's eligibility and vesting service under a First Merchants employee benefit plan that the employee is permitted to enter, service with Union National or Bank will be treated as service with First Merchants; provided, however, that service with Union National and Bank will not be treated as service with First Merchants for purposes of benefit accrual.

       8.03. FIRST MERCHANTS BOARD OF DIRECTORS. In connection with the first annual meeting of the shareholders of First Merchants following the Effective Date, First Merchants shall cause all necessary action to be taken to cause two
(2) of the current members of the Board of Directors of Union National to be nominated for election as members of the First Merchants' Board of Directors for three (3)-year terms.

       8.04. PRESS RELEASE. Except as required by law, First Merchants shall not issue any press release to any national wire service relating solely to the Merger without the prior approval of Union National.

       8.05. CONFIDENTIALITY. First Merchants shall, and shall use its best efforts to cause its officers, employees, and authorized representatives to, hold in strict confidence all confidential data and information obtained by it from Union National or Bank, unless such information (i) was already known to First Merchants, (ii) becomes available to First Merchants from other sources,
(iii) is independently developed by First Merchants, (iv) is disclosed outside of First Merchants with and in accordance with the terms of prior written approval of Union National or Bank , or (v) is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law or requested by a court or other governmental agency, commission, or regulatory body. First Merchants further agrees that in the event the Agreement is terminated, it will return to Union National all information obtained by First Merchants regarding Union National or Bank, including all copies made of such information by First Merchants.

       8.06. COVENANTS REGARDING THE BANK. Upon consummation of the Merger, the Bank shall be a bank organized under the laws of the State of Indiana and the officers and directors of the Bank in office immediately prior to the consummation of the Merger shall be the officers and directors of the Bank at the Effective Date subject to the provisions of the Bank's Articles of Incorporation and By-Laws. Thereafter, the Bank directors who desire to continue serve in that capacity shall do so for at least the remainder of the one (1) year terms to which they have been elected. The Bank directors will be subject to First Merchants' policy of mandatory retirement at age seventy (70); provided, however, the policy of mandatory retirement will not apply to any of the Bank's current directors until twelve (12) months after the Effective Date. First Merchants intends to continue to operate the Bank as an operating subsidiary of First Merchants under the name "The Union County National Bank of Liberty" with no changes in the number or locations of branches.

       8.07. REGISTRATION STATEMENT; NASDAQ LISTING. First Merchants shall use reasonable efforts to prepare and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-4 or other appropriate registration form to register the shares of common stock of First Merchants to be used in connection with the Merger (the "Registration Statement") and to cause the Registration Statement to be declared effective. First Merchants shall take all such action as is reasonably necessary to qualify the shares of common stock of First Merchants to be issued in connection with the Merger for quotation in the National Association of Securities Dealers Automated Quotation System - National Market System ("NASDAQ-NMS").

       8.08. COOPERATION. First Merchants shall generally cooperate with Union National and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby. Prior to the Closing (as defined in Section 12), First Merchants agrees to disclose to Union National any fact or matter that comes to the attention of First Merchants that might indicate that any of the representations or warranties of First Merchants may be untrue, incorrect, or misleading in any material respect.


                                    SECTION 9

                       CONDITIONS PRECEDENT TO THE MERGER

       The obligation of each of the parties hereto to consummate the transaction contemplated by this Agreement is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective
Date:

       9.01. SHAREHOLDER APPROVAL. The shareholders of Union National shall have approved, ratified and confirmed this Agreement as required by applicable law.

       9.02. REGISTRATION STATEMENT EFFECTIVE. First Merchants shall have registered its shares of common stock to be issued to shareholders of Union National in accordance with this Agreement with the Securities and Exchange Commission pursuant to the 1933 Act, and all state securities and "blue sky" approvals and authorizations required to offer and sell such shares shall have been received by First Merchants. The registration statement with respect thereto shall have been declared effective by the Securities and Exchange Commission and no stop order shall have been issued or threatened. The shares of common stock of First Merchants to be issued in connection with the Merger shall be eligible for quotation in NASDAQ-NMS upon notice of issuance.

       9.03. TAX OPINION. The parties shall have obtained an opinion of counsel which shall be in form and content reasonably satisfactory to counsel for all parties hereto, to the effect that the Merger effected pursuant to this Agreement shall constitute a tax-free transaction (except to the extent cash is received) to each party hereto and to the shareholders of each party. Such opinion shall be based upon factual representations received by such counsel from the parties, which representations may take the form of written certifications.

       9.04. AFFILIATE AGREEMENTS. First Merchants shall have obtained (a) from Union National, a list identifying each affiliate of Union National and (b) from each affiliate of Union National, the agreements contemplated by Section
7.06 hereof.

       9.05. REGULATORY APPROVALS. The Board of Governors of the Federal Reserve System and the Indiana Department of Financial Institutions shall have authorized and approved the Merger and the transactions related thereto. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the transactions contemplated by this Agreement shall have been obtained.

       9.06. OFFICER'S CERTIFICATE. First Merchants and Union National shall have delivered to each other a certificate signed by their Chairman or President and their Secretary, dated the Effective Date, certifying that (a) all the representations and warranties of their respective corporations are true, accurate and correct on and as of the Effective Date; (b) all the covenants of their respective corporations have been complied with from the date of the Agreement through and as of the Effective Date; and (c) their respective corporations have satisfied and fully complied with all conditions necessary to make this Agreement effective as to them.

       9.07. FAIRNESS OPINION. Union National shall have obtained an opinion from an investment banker of its choosing to the effect that the terms of the Merger are fair to the shareholders of Union National from a financial viewpoint. Such opinion shall be (a) in form and substance reasonably satisfactory to Union National, (b) dated as of a date not later than the mailing date of the Proxy Statement relating to the Merger and (c) included in the Proxy Statement.

       9.08. POOLING OF INTERESTS. First Merchants shall have obtained from its independent accountants, Geo. S. Olive & Co. LLC, or from a nationally recognized accounting firm, in First Merchants sole discretion, a letter to the effect that based upon their review of such documents and information as they deemed relevant, such firm is currently unaware of any reason why the Merger cannot be accounted for as a "pooling of interests."


                                   SECTION 10

                              TERMINATION OF MERGER

       10.01. MANNER OF TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Effective Date by written notice delivered by First Merchants to Union National or by Union National to First Merchants:

              (a) By Union National or First Merchants, if there has been a material misrepresentation, breach of warranty or failure to comply with any covenant on the part of any party in the representations, warranties, and covenants set forth herein; provided the party in default shall have no right to terminate for its own default;

              (b) By Union National or First Merchants, if it shall have reasonably determined that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of commencement or threat of material litigation or proceedings against any of the parties;

              (c) By Union National or First Merchants if there have been any changes or events of any character, actual or threatened, since September 30, 1995, which in the aggregate materially adversely affect First Merchant's (on the one hand) or Union National's or the Bank's (on the other hand) business, prospects, condition (financial or otherwise), assets or results of operations (excluding events and conditions relating to the business environment in general and those set forth in the Disclosure Letter);

              (d) By Union National or First Merchants, if the transaction contemplated herein has not been consummated by December 31, 1996;

              (e) By First Merchants if any of the items, events or information set forth in any update to the Disclosure Letter has had or, in the reasonable discretion of First Merchants, may have a material adverse effect on the financial condition, results of operations, business, or prospects of Union National or Bank;

              (f) By First Merchants or Union National if, in the opinion of counsel to First Merchants or Union National, the Merger will not constitute a tax-free reorganization under the Code;

              (g) By Union National if First Merchants or any of its subsidiary banks is acquired by a third party in a merger, consolidation, share exchange, stock transaction or asset transaction; if First Merchants enters into an agreement containing the terms and conditions of such a transaction; or if the terms and conditions of such a transaction are publicly disclosed;

              (h) By Union National if between the date of this Agreement and the Effective Date, (i) First Merchants issues, grants, sells or redeems any of its capital stock, or issues, grants, sells or redeems any security, option, warrant or other right that provides for the purchase of capital stock of First Merchants or that is convertible or exercisable into shares of the capital stock of First Merchants, or makes or sets a record date for a distribution of any kind to holders of the capital stock of First Merchants other than regular quarterly cash dividends (excluding shares of First Merchants capital stock and options therefor issued in connection with the proposed merger of Randolph County Bancorp, Inc. with and into First Merchants or pursuant to First Merchants Dividend Reinvestment and Stock Purchase Plan, Stock Option Plans or Employee Stock Purchase Plans (collectively, an "Equity Transaction"), or enters into an agreement, contract or arrangement of any kind relating to an Equity Transaction, and (ii) such Equity Transaction, after giving effect to the Merger, would decrease the projected earnings per share or book value per share attributable to the shares to be received by the shareholders of Union National in connection with the Merger;

              (i) By First Merchants if the Merger cannot be accounted for as a "pooling of interests;"

              (j) By Union National, if the appropriate discharge of the fiduciary duties of the Board of Directors of Union National consistent with Section 7.05 requires that Union National terminate this Agreement; or

              (k)  By First Merchants if it receives written notice under
       Section 7.05 that Union National intends to furnish information to or enter into discussions or negotiations with a third party in connection with a proposed Acquisition Transaction, if Union National fails to give any such written notice as required in Section 7.05 or if Union National's Board of Directors fails to make, withdraws or modifies its recommendation to Union National shareholders to vote in favor of the Merger.

       10.02. EFFECT OF TERMINATION. Except as set forth in this Section 10.02, upon termination by written notice, as provided in this Section, this Agreement shall be void and of no further force or effect and there shall be no obligation on the part of Union National or First Merchants or their respective officers, directors, employees, agents, or shareholders, except for payment of their respective expenses and First Merchants obligations under Section 8.05. Notwithstanding the foregoing, in the event of termination by First Merchants in accordance with Section 10.01(k) or by Union National in accordance with Section 10.01(j), Union National shall pay First Merchants the sum of Five Hundred Thousand Dollars ($500,000.00) as liquidated damages. Such payment shall be made within ten (10) days of the date of notice of termination. Union National acknowledges the reasonableness of such amount in light of the considerable time and expense invested and to be invested by First Merchants and its representatives in furtherance of the Merger. Such amount was agreed upon by First Merchants and Union National as compensation to First Merchants for its time and expense and not as a penalty to Union National, it being impossible to ascertain the exact value of the time and expense to be invested. First Merchants shall also be entitled to recover from Union National its reasonable attorney's fees incurred in the enforcement of this Section.


                                   SECTION 11

                            EFFECTIVE DATE OF MERGER

       Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, the Merger shall become effective at the close of business on the day specified in the Articles of Merger of Union National with and into First Merchants as filed with the Secretary of State of Indiana ("Effective Date"). The Effective Date shall occur no later than the last business day of the month in which that thirty (30) day period following the last approval of the Merger by a federal regulatory agency or governmental authority expires.

                                   SECTION 12

                                     CLOSING

       12.01. CLOSING DATE AND PLACE. The closing of the Merger ("Closing") shall take place at the main office of First Merchants on the Effective Date.

       12.02. ARTICLES OF MERGER. Subject to the provisions of this Agreement, on the Effective Date, the Articles of merger shall be duly filed with the Secretary of State of the State of Indiana.

       12.03. OPINIONS OF COUNSEL. At the Closing, Union National shall deliver an opinion of its counsel, Ice Miller Donadio & Ryan, to First Merchants, and First Merchants shall deliver an opinion of its counsel, Bingham Summers Welsh & Spilman, to Union National, dated as of the date of the Closing and in form reasonably satisfactory to the other party and their counsel.


                                   SECTION 13

                                  MISCELLANEOUS

       13.01. EFFECTIVE AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but none of the provisions thereof shall inure to the benefit of any other person, firm, or corporation whomsoever. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or transferred by either party hereto without the prior written consent of the other party.

       13.02.  WAIVER; AMENDMENT.

              (a) First Merchants and Union National may, by an instrument in writing executed in the same manner as this Agreement: (i) extend the time for the performance of any of the covenants or agreements of the other party under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition the non-satisfaction or nonfulfillment of which is a condition to the right of the party so waiving to terminate this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

              (b) Notwithstanding approval by the shareholders of Union National, this Agreement may be amended, modified, or supplemented by the written agreement of Union National and First Merchants without further approval of such shareholders, except that no such amendment, modification, or supplement shall result in a decrease in the consideration specified in Section 3 hereof or shall materially adversely affect the rights of shareholders of Union National without the further approval of such shareholders.

       13.03. NOTICES. Any notice required or permitted by this Agreement shall be deemed to have been duly given if delivered in person, receipted for or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to First Merchants:             With a copy to:

     200 E. Jackson Street              Bingham Summers Welsh & Spilman
     Box 792                            2700 Market Tower
     Muncie, IN  47305                  10 West Market Street
     Attn:  Stefan S. Anderson,         Indianapolis, Indiana  46204-2982
       President                        Attn:  David R. Prechtel, Esq.

     If to Union National:              With a copy to:

     107 West Union                     Ice Miller Donadio & Ryan
     P. O. Box 217                      One American Square, Box 82001
     Liberty, IN 47353                  Indianapolis, Indiana 46282-0002
     Attn:  Ted J. Montgomery,          Attn:  Thomas H. Ristine, Esq.
       President

or such substituted address as any of them have given to the other in writing.

       13.04. HEADINGS. The headings in this Agreement have been inserted solely for the ease of reference and should not be considered in the interpretation or construction of this Agreement.

       13.05. SEVERABILITY. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein.

       13.06. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

       13.07. GOVERNING LAW. This Agreement is executed in and shall be construed in accordance with the laws of the State of Indiana.

       13.08. ENTIRE AGREEMENT. This Agreement supersedes any other agreement, whether oral or written, between First Merchants and Union National relating to the matters contemplated hereby, and constitutes the entire agreement between the parties hereto.

       13.09. EXPENSES. First Merchants and Union National shall each pay their own expenses incidental to the transactions contemplated hereby. It is understood that the cost of the fairness opinion referenced in Section 9.07 shall be borne by Union National whether or not the Merger is consummated.

       IN WITNESS WHEREOF, First Merchants and Union National have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed and attested by their duly authorized officers.


                                        FIRST MERCHANTS CORPORATION

ATTEST:

/s/ Rodney A. Medler                    By/s/ Stefan S. Anderson
- ---------------------------               -----------------------------
Rodney A. Medler, Secretary               Stefan S. Anderson, President



                                        UNION NATIONAL BANCORP

ATTEST:

/s/ Millard E. Hays                     By/s/ Ted J. Montgomery
- ---------------------------               -----------------------------
Millard E. Hays, Secretary                Ted J. Montgomery, President

                                      APPENDIX B

                                      CHAPTER 44

                                  DISSENTERS' RIGHTS


    23-1-44.1. "CORPORATION" DEFINED. - As used in this chapter, "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer. [P.L. 149-1986, Section 28.]

    23-1-44-2. "DISSENTER" DEFINED. - As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 [IC 23-1-44-8] of this chapter and who exercises that right when and in the manner required by sections 10 through 18 [IC 23-1-44-10 through IC 23-1-44-18] of this chapter. [P.L. 149-1986, Section 28.]

    23-1-44-3. "FAIR VALUE" DEFINED. - As used in this chapter, "fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. [P.L 149-1986, Section 28.]

    23-1-44-4. "INTEREST" DEFINED. - As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances. [P.L. 149-1986, Section 28.]

    23-1-44-5.  "RECORD SHAREHOLDER" DEFINED. - As used in this chapter,
"record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4. [P.L. 149-1986, Section 28.]

    23-1-44-6. "BENEFICIAL SHAREHOLDER" DEFINED. - As used in this chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder. [P.L. 149-1986, Section 28.]

    23-1-44-7. "SHAREHOLDER" DEFINED. - As used in this chapter, "shareholder" means the record shareholder or the beneficial shareholder. [P.L. 149-1986,
Section 28.]

    23-1-44-8. SHAREHOLDER DISSENT. - (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party if:

              (A) Shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and

              (B)  The shareholder is entitled to vote on the merger.

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale.

         (4)  The approval of a control share acquisition under IC 23-1-42.

         (5) Any corporation action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

         (1) Registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or

         (2) Traded on the National Association of Securities Dealers, Inc. Automated Quotation System Over-the-Counter Markets - National Market Issues or a similar market.

    (c)  A shareholder:

         (1) Who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

         (2) Who would be so entitled to dissent and obtain payment but for the provisions of subsection (b);

    may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement. [P.L. 149-1986, Section 28; P.L. 107-1987, Section 19.]

    23-1-44-9. BENEFICIAL SHAREHOLDER DISSENT. - (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

    (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:

         (1) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and

         (2) The beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote. [P.L. 149-1986,
         Section 28.]

    23-1-44-10. NOTICE OF DISSENTERS' RIGHTS PRECEDING SHAREHOLDER VOTE. - (a) If proposed corporate action creating dissenters' rights under section 8
[IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.

    (b) If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 [IC 23-1-44-12] of this chapter. [P.L. 149-1986, Section 28; P.L. 107-1987,
Section 20.]

    23-1-44-11. NOTICE OF INTENT TO DISSENT. - (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

         (2) Must not vote the shareholder's shares in favor of the proposed action.

    (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter. [P.L. 149-1986, Section 28.]

    23-1-44-12.  NOTICE OF DISSENTERS' RIGHTS FOLLOWING ACTION CREATING RIGHTS.
- - (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 [IC 23-1-44-11] of this chapter.

    (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

         (5)  Be accompanied by a copy of this chapter.  [P.L. 149-1986,
         Section 28.]

    23-1-44-13. DEMAND FOR PAYMENT BY DISSENTER. - (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 [IC 23-1-44-12] of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice under section 12(b)(3) [IC 23-1-44-12(b)(3)] of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.

    (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

    (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action. [P.L. 149-1986,
Section 28.]

    23-1-44-14. TRANSFER OF SHARES RESTRICTED AFTER DEMAND FOR PAYMENT. - (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 [IC 23-1-44-16] of this chapter.

    (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. [P.L. 149-1986, Section 28.]

    23-1-44-15. PAYMENT TO DISSENTER. - (a) Except as provided in section 17 [IC 23-1-44-17] of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 [IC 23-1-44-13] of this chapter the amount the corporation estimates to be the fair value of the dissenters' shares.

    (b)  The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares; and

         (3)  A statement of the dissenters' right to demand payment under section 18 [IC 23-1-44-18] of this chapter. [P.L. 149-1986, Section 28; P.L. 107-1987, Section 21.]

    23-1-44-16. RETURN OF SHARES AND RELEASE OF RESTRICTIONS. - (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 [IC 23-1-44-12] of this chapter and repeat the payment demand procedure. [P.L. 149-1986, Section 28.]

    23-1-44-17. OFFER OF FAIR VALUE FOR SHARES OBTAINED AFTER FIRST ANNOUNCEMENT. - (a) A corporation may elect to withhold payment required by section 15 [IC 23-1-44-15] of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 [IC 23-1-44-18] of this chapter. [P.L. 149-1986, Section 28.]

    23-1-44-18.  DISSENTER DEMAND FOR FAIR VALUE UNDER CERTAIN CONDITIONS. -
(a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 [IC 23-1-44-15] of this chapter), or reject the corporation's offer under section 17 [IC 23-1-44-17] of this chapter and demand payment of the fair value of the dissenter's shares, if:

         (1) The dissenter believes that the amount paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;

         (2) The corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

    (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares. [P.L. 149-1986, Section 28.]

    23-1-44-19. EFFECT OF FAILURE TO PAY DEMAND - COMMENCEMENT OF JUDICIAL APPRAISAL PROCEEDING. - (a) If a demand for payment under IC 23-1-42-11 or under section 18 [IC 23-1-44-18] of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty
(60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding, in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (e)  Each dissenter made a party to the proceeding is entitled to judgment.

         (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

         (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 [IC 23-1-44-17] of this chapter.
         [P.L. 149-1986, Section 28.]

    23-1-44-20. JUDICIAL DETERMINATION AND ASSESSMENT OF COSTS. - (a) The court in an appraisal proceeding commenced under section 19 [IC 23-1-44-19] of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.

    (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 [IC 23-1-44-10 through IC 23-1-44-18] of this chapter; or

         (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

    (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. [P.L. 149-1986, Section 28.]

                                      APPENDIX C
                       ALEX SHESHUNOFF & CO. INVESTMENT BANKING


                                       February 29, 1996



Board of Directors
Union National Bancorp
107 West Union
P. O. Box 217
Liberty, Indiana  47353-0217

Members of the Board:

We understand that Union National Bancorp, Liberty, Indiana ("Union National") and First Merchants Corporation, Muncie, Indiana ("First Merchants") have entered into an Agreement of Reorganization and Merger, dated as of January 24, 1996 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Union National with and into First Merchants. Pursuant to the Merger, each share of common stock, stated value of $5.00 per share, of Union National (the "Union National Common Stock"), other than shares held by Union National or held by First Merchants or any of their affiliates (other than shares held in trust accounts or shares acquired in respect of debt previously contracted) shall be converted into the right to receive 4.86 shares (the "Exchange Ratio") of common stock, stated value $0.125, of First Merchants (the "First Merchants Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion, as an independent financial advisor, as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of Union National Common Stock, as of the date hereof.

In connection with our opinion, we have:  (i) reviewed the Merger Agreement;
(ii) reviewed certain publicly available financial statements and other information of Union National and First Merchants; (iii) reviewed certain internal financial statements and other financial and operating data concerning Union National and First Merchants; (iv) discussed the past and current operations and financial condition and the prospects of Union National and First Merchants with senior executives; (v) reviewed certain historical market prices and trading volumes of First Merchants and compared them to other publicly traded companies deemed relevant; (vi) compared Union National and First Merchants from a financial point of view with certain other companies which we deemed to be relevant; (vii) reviewed the results of certain regulatory examinations of Union National and First Merchants with the senior management of the respective companies; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions; and (ix) performed such other analyses and examinations as we have deemed appropriate.

Board of Directors
Union National Bancorp
February 29, 1996
Page 2

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. In addition, we have not made an independent evaluation of the assets or liabilities of Union National and First Merchants, nor have we been furnished with any such appraisals. In addition, we are not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and have assumed that such allowances for each of the companies are in the aggregate adequate to cover such losses. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.
With respect to financial forecasts, as well as projected cost savings, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of management of Union National and First Merchants, as to the future financial performance of Union National and First Merchants, respectively, and we have assumed such forecasts and projections will be realized in the amounts and at the times contemplated thereby.

Our opinion is limited to the fairness, from a financial point of view, to the holders of Union National Common Stock of the Exchange Ratio ad does not address Union National's underlying business decision to undertake the Merger.
Moreover, this letter, and the opinion expressed herein, does not constitute a recommendation to any stockholder as to any approval of the Merger or the Agreement. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Union National Common Stock from a financial point of view.

                                  Very truly yours,


                                    /s/  Alex Sheshunoff & Co.
                                         Investment Banking


                                  ALEX SHESHUNOFF & CO.
                                  INVESTMENT BANKING

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Articles of Incorporation provide that the Registrant will indemnify any person who is or was a director, officer, employee or agent of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with or resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer, employee or agent of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer, employee or agent will be indemnified only if the Board of Directors of the Registrant or independent legal counsel finds that he has met the standards of conduct set forth above.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following Exhibits are being filed as part of this Registration
    Statement:


Exhibit No.             Description Of Exhibit             Form S-4 Page
- ------- ---             ----------- -- -------             ---- --- ----
   1.      None

   2.      Agreement of Reorganization and Merger. . . . . . . .  .  (A)

   3.  a.  Articles of Incorporation, dated September 20, 1982, and the Articles of Amendment thereto dated
           March 13, 1985 and March 14, 1988. . . . . . . . . . . .  (B)

       b.  Bylaws and amendments thereto dated February 12, 1985,
           February 20, 1987, July 14, 1987, December 8, 1987,
           December 13, 1988, November 14, 1989, August 13, 1991,
           April 14, 1992, February 15, 1994, August 9, 1994, and
           June 13, 1995. . . . . . . . . . . . . . . . . . . . . .  (H)

   4.      None

   5.      Opinion of Bingham Summers Welsh & Spilman (legality). .  142

 6-7.      None

   8.      Opinion of Bingham Summers Welsh & Spilman
           (tax matters). . . . . . . . . . . . . . . . . . . . . .  143

   9.      None

  10.  a.  First Merchants Bank Management Incentive Plan . . . . .  (C)
       b.  Unfunded Deferred Compensation Plan, as Amended. . . . .  (D)
       c.  Employee Stock Purchase Plan (1989). . . . . . . . . . .  (E)
       d.  1989 Stock Option Plan . . . . . . . . . . . . . . . . .  (F)
       e.  Employee Stock Purchase Plan (1994). . . . . . . . . . .  (G)
       f.  1994 Stock Option Plan . . . . . . . . . . . . . . . . .  (G)

       g.  Agreement of Reorganization and Merger dated
           January 17, 1996 between First Merchants Corporation
           and Randolph County Bancorp. . . . . . . . . . . . . . .  (H)

11-20.     None

   21.     Subsidiaries of Registrant . . . . . . . . . . . . . . .  (H)

   22.     None

   23. a.  Consent of Geo. S. Olive & Co., LLC. . . . . . . . . . .  146
       b.  Consent of Bingham Summers Welsh & Spilman (legality). .  (I)
       c.  Consent of Bingham Summers Welsh & Spilman
           (tax matters). . . . . . . . . . . . . . . . . . . . . .  (I)
       d.  Consent of Alex Sheshunoff & Co. Investment Banking. . .  147

   24.     Power of Attorney included in "Signatures" section . . .  137

25-28.     None

   99.     Form of Proxy. . . . . . . . . . . . . . . . . . . . . .  148

   (b) All schedules are omitted because they are not applicable or not required or because the required information is included in the consolidated financial statements or related notes.

   (c)     Fairness opinion furnished as part of prospectus.
   ____________________________

   (A)     Included as Appendix A to the Prospectus.

   (B) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1994.

   (C)     Incorporated by reference to Registrant's Registration
           Statement on Form S-4 (SEC File No. 33-110) ordered effective on September 30, 1988.

   (D) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1990.


   (E)     Incorporated by reference to Registrant's Registration
           Statement on Form S-8 (SEC File No. 33-28900) effective on May 24, 1989.

   (F)     Incorporated by reference to Registrant's Registration
           Statement on Form S-8 (SEC File No. 33-28901) effective on May 24, 1989.

   (G) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1993.

   (H) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1995.

(I)      Included in opinion.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Muncie, State of Indiana, as of the 8th day of April, 1996.


                              FIRST MERCHANTS CORPORATION


                              By  /s/Stefan S. Anderson
                                 ---------------------------------
                                 Stefan S. Anderson, President



     Each person who signature appears below constitutes and appoints Stefan S. Anderson and Larry R. Helms and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of the 8th day of April, 1996 by the following persons in the capacities indicated.



/s/Stefan S. Anderson
- -------------------------------
Stefan S. Anderson                 Chairman of the Board, President and Director
                                   (Principal and Chief Executive Officer)

/s/James L. Thrash
- -------------------------------
James L. Thrash                    Senior Vice President and Chief Financial
                                   Officer   (Principal Financial and Accounting
                                   Officer)

/s/Frank A. Bracken
- -------------------------------
Frank A. Bracken                   Director


/s/Thomas B. Clark
- -------------------------------
Thomas B. Clark                    Director


/s/Michael L. Cox
- -------------------------------
Michael L. Cox                     Director


/s/David A. Galliher
- -------------------------------
David A. Galliher                  Director


/s/Thomas K. Gardiner
- -------------------------------
Thomas K. Gardiner                 Director

/s/Hurley C. Goodall
- -------------------------------
Hurley C. Goodall                  Director


/s/John W. Hartmeyer
- -------------------------------
John W. Hartmeyer                  Director


/s/Nelson W. Heinrichs
- -------------------------------
Nelson W. Heinrichs                Director


/s/Jon H. Moll
- -------------------------------
Jon H. Moll                        Director


/s/George A. Sissel
- -------------------------------
George A. Sissel                   Director


/s/Robert M. Smitson
- -------------------------------
Robert M. Smitson                  Director


/s/Joseph E. Wilson
- -------------------------------
Joseph E. Wilson                   Director


/s/ Robert F. Wisehart
- -------------------------------
Robert F. Wisehart                 Director


/s/John E. Worthen
- -------------------------------
John E. Worthen                    Director

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                               ------------------------


                                       EXHIBITS


                                          To


                                       FORM S-4


                                REGISTRATION STATEMENT


                                        Under


                              The Securities Act of 1933


                              --------------------------








                             FIRST MERCHANTS CORPORATION

                                    EXHIBIT INDEX


(a) The following Exhibits are being filed as part of this Registration
    Statement:


Exhibit No.        Description Of Exhibit                    Form S-4 Page
- -----------        ----------------------                    -------------

    1.      None

    2.      Agreement of Reorganization and Merger . . . . . . . . . . (A)

    3.  a.  Articles of Incorporation, dated September 20, 1982, and the Articles of Amendment thereto dated March 13, 1985
            and March 14, 1988 . . . . . . . . . . . . . . . . . . . . (B)

        b. Bylaws and amendments thereto dated February 12, 1985, February 20, 1987, July 14, 1987, December 8, 1987,
            December 13, 1988, November 14, 1989, August 13, 1991,
            April 14, 1992, February 15, 1994, August 9, 1994, and
            June 13, 1995. . . . . . . . . . . . . . . . . . . . . . . (H)

    4.      None

    5.      Opinion of Bingham Summers Welsh & Spilman (legality). . . 142

  6-7.      None

    8.      Opinion of Bingham Summers Welsh & Spilman
            (tax matters). . . . . . . . . . . . . . . . . . . . . . . 143

    9.      None

   10.  a.  First Merchants Bank Management Incentive Plan . . . . . . (C)
        b.  Unfunded Deferred Compensation Plan, as Amended. . . . . . (D)
        c.  Employee Stock Purchase Plan (1989). . . . . . . . . . . . (E)
        d.  1989 Stock Option Plan . . . . . . . . . . . . . . . . . . (F)
        e.  Employee Stock Purchase Plan (1994). . . . . . . . . . . . (G)
        f.  1994 Stock Option Plan . . . . . . . . . . . . . . . . . . (G)
        g.  Agreement of Reorganization and Merger dated
            January 17, 1996 between First Merchants Corporation
            and Randolph County Bancorp. . . . . . . . . . . . . . . . (H)

11-20.      None

   21.      Subsidiaries of Registrant . . . . . . . . . . . . . . . . (H)

   22.      None

   23.  a.  Consent of Geo. S. Olive & Co., LLC. . . . . . . . . . . . 146
        b.  Consent of Bingham Summers Welsh & Spilman (legality). . . (I)
        c.  Consent of Bingham Summers Welsh & Spilman
            (tax matters). . . . . . . . . . . . . . . . . . . . . . . (I)
        d.  Consent of Alex Sheshunoff & Co. Investment Banking. . . . 147

   24.      Power of Attorney included in "Signatures" section . . . . 137

25-28.      None

   99.      Form of Proxy. . . . . . . . . . . . . . . . . . . . . . . 148

(b) All schedules are omitted because they are not applicable or not required or because the required information is included in the consolidated financial statements or related notes.

(c)          Fairness opinion furnished as part of prospectus.

- ----------------------------

(A)          Included as Appendix A to the Prospectus.

(B) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1994.

(C) Incorporated by reference to Registrant's Registration Statement on Form S-4 (SEC File No. 33-110) ordered effective on September 30, 1988.

(D) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1990.

(E) Incorporated by reference to Registrant's Registration Statement on Form S-8 (SEC File No. 33-28900) effective on May 24, 1989.

(F) Incorporated by reference to Registrant's Registration Statement on Form S-8 (SEC File No. 33-28901) effective on May 24, 1989.

(G) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1993.

(H) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1995.

(I)          Included in opinion.